As filed with the Securities and Exchange Commission on July 17, 2026

File No. 000-56808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CIFC Direct Lending Evergreen Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-2143049
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 SE 3rd Avenue, Suite 1660 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 212-624-1200 with copies to:

Asha Richards

CIFC Private Credit Management LLC

1 SE 3rd Avenue, Suite 1660

Miami, Florida 33131

Richard Horowitz, Esq.

Alexander Karampatsos, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest

Class I Shares

Class Y Shares

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

CIFC Direct Lending Evergreen Fund (the “Fund”) is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•
“Fund,” “we,” “us” or “our” refers to CIFC Direct Lending Evergreen Fund, a Delaware limited partnership for periods prior to consummation of the BDC Conversion (as defined below), and refers to CIFC Direct Lending Evergreen Fund, a Delaware statutory trust for periods following the BDC Conversion.
•
“BDC Conversion” refers to the conversion by operation of law of CIFC Direct Lending Evergreen Fund to CIFC Direct Lending Evergreen Fund by the filing of a Certificate of Conversion to a statutory trust on May 29, 2026, and the Fund’s subsequent election to be regulated as a BDC. After the BDC Conversion, all existing limited partners of the Fund prior to the BDC Conversion became Shareholders (as defined below) of the Fund and the value of each such limited partner’s limited partnership interests in the Fund was converted to a corresponding number of the Fund’s common shares of beneficial interest (“Shares”).
•
“Adviser” refers to CIFC Private Credit Management LLC.
•
“CIFC” or the “Firm” refers to the Adviser together with its affiliates, as applicable.
•
“Shareholder” refers to a holder of the Fund’s Shares.
•
“Fund Assets” refers to loans that are acquired by the Fund or by any Subsidiary (as defined herein) thereof, and the Fund’s other investments, as well as any other assets owned or acquired thereby. References to the Fund acquiring, holding or disposing of Fund Assets shall also be interpreted to mean the acquisition, holding and disposition of such Fund Assets by a Subsidiary, unless the context requires otherwise.

The Fund is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Fund is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”).

The Fund is subject to the proxy rules in Section 14 of the Exchange Act, and the Fund and its trustees, officers and principal Shareholders are subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. Additionally, the Fund is subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Fund will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Shareholder reports and other information about the Fund are available on the EDGAR Database on the Securities and Exchange Commission’s (“SEC”) Internet site at http://www.sec.gov.

In connection with the BDC Conversion, the Fund filed an election with the SEC to be regulated as a BDC under the 1940 Act and is subject to the 1940 Act requirements applicable to BDCs. The Fund is classified as a non-diversified investment company under the 1940 Act, which means that the Fund may invest a higher portion of the Fund’s assets in the securities of a single issuer or a few issuers.

Investing in our Shares may be considered speculative and involves a high degree of risk, including the following:

•
An investment in our Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.
•
You should not expect to be able to sell your Shares regardless of how we perform.
•
If you are unable to sell your Shares, you will be unable to reduce your exposure on any market downturn.
•
You may not transfer your Shares of the Fund without registration of the transfer on the Fund’s books, and unless the transferee satisfies applicable eligibility and/or suitability requirements and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and in compliance with the terms of your subscription agreement with the Fund. Investors should be aware that registration of any transfer on the Fund’s books may be withheld if, in the opinion of counsel (who may be counsel for the Fund), such transfer would violate the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or the Shares to be transferred, or any other laws.
•
Our Shares are not currently listed on an exchange and given that we have no current intention of listing our Shares on a national securities exchange, it is unlikely that a secondary trading market will develop for our Shares. The purchase of our Shares is intended to be a long-term investment. We do not intend to complete a Liquidity Event (as defined herein) within any specific time period, if at all.
•
The amount of distributions that we may pay, if any, is uncertain. Our distributions may be derived in significant part from sources that may not be available in the future and that are unrelated to our performance. Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.
•
We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.
•
Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.
•
We expect to use leverage, which will magnify the potential for loss on amounts invested in the Fund. See “Item 1A. Risk Factors—Leverage” for more information.
•
We pay the Adviser an incentive fee that is based on the performance of our portfolio and a management fee that is based on the value of our gross assets. Because the incentive fee is based on the performance of our portfolio, the Adviser may be incentivized to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. Because the management fee is based on the value of our gross assets, the Adviser may be incentivized to use leverage and/or incur indebtedness, which may have the effect of increasing the Adviser’s compensation. See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Conflicts of Interest” for more information.
•
We intend to invest primarily in privately held companies for which very little public information exists. Such companies also could be more vulnerable to economic downturns and could experience substantial variations in operating results.

•
We intend to elect to be regulated as a BDC under the 1940 Act, which election would impose numerous restrictions on our activities, including restrictions on leverage and on the nature of our investments.
•
Our Board of Trustees will have the authority to modify or waive certain of our operating policies and strategies without prior notice (except as required by the 1940 Act) and without Shareholder approval. However, absent Shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our Shares. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.
•
Repurchases of the Shares by the Fund, if any, are expected to be limited and to be no more than 5% of outstanding Shares as of the end of any given quarter.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and you should not place undue reliance on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions and our assumptions. We are externally managed by the Adviser, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•
our future operating results;
•
our business prospects and the prospects of our portfolio companies;
•
risk associated with possible disruptions in our operations or the economy generally;
•
changes in the general interest rate environment;
•
general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;
•
our contractual arrangements and relationships with third parties;
•
actual and potential conflicts of interest with our Adviser and its affiliates;
•
the dependence of our future success on the general economy and its effect on the industries in which we invest;
•
the ability of our portfolio companies to achieve their objectives;
•
the use of borrowed money to finance a portion of our investments;
•
the adequacy of our financing sources and working capital;
•
the timing and amount of cash flows, if any, from the operations of our portfolio companies;
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the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;
•
the ability of our Adviser and its affiliates to attract and retain highly talented professionals;
•
our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);
•
the impact on our business of U.S. and international financial reform legislation, rules and regulations;
•
the effect of changes in tax laws and regulations and interpretations thereof; and
•
the risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. This Registration Statement contains forward-looking statements, which may relate to future events or our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. You are advised to consult any additional disclosures that we make directly to you or through reports that we may file with the SEC in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Item 1. Business

The Fund was formed on November 25, 2024 as a Delaware limited partnership and expects to convert by operation of law to a Delaware statutory trust effective on the date of the BDC Conversion. The Fund commenced operations on February 4, 2025. The Fund had no operating activity between its formation on November 25, 2024 and the commencement of operations. The audited consolidated financial statements as of and for the period from February 4, 2025 (commencement) to December 31, 2025 are included as part of this Registration Statement.

The investment objective of the Fund is to seek to maximize current return while preserving Shareholders’ capital by originating and managing a diversified portfolio of primarily senior loans to U.S. companies. In pursuing its investment objective, the Fund intends to employ a strategy to provide capital to companies, typically private equity sponsor-controlled, with a focus on direct originations of senior loans (each, a “Loan” and collectively, “Loans”). The Loans are expected to be corporate loans possessing a senior lien on all or specific assets of a borrower or a junior lien on all assets of the borrower. The primary types of these Loans are cash flow senior, unitranche, traditional revolving loans, bifurcated term, second lien and secured and unsecured mezzanine. The Loans and other investments held by the Fund (collectively, the “Investments”) generally will be unrated and not actively traded in any secondary market. The Fund intends to invest in securities and other instruments that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated (commonly referred to as “junk bonds”).

We are externally managed by the Adviser, which is an indirect subsidiary of CIFC LLC. We intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a RIC under the Code. Prior to the date of the BDC Conversion, we conducted our investment activities and operations pursuant to the exclusion from the definition of an “investment company” in Section 3(c)(7) of the 1940 Act. As a BDC and a RIC, the Fund is required to comply with certain regulatory requirements. See “Item 1. Business—Regulation as a Business Development Company” and “Item 1. Business—Certain U.S. Federal Income Tax Consequences.”

We are a non-exchange traded, perpetual-life BDC, which is a BDC whose Shares of beneficial interest are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose Shares of beneficial interest are intended to be sold across multiple closings on an ongoing basis. In our perpetual-life structure, we may offer investors an opportunity to repurchase their Shares on a quarterly basis at net asset value (“NAV”), but we are not obligated to offer to repurchase any Shares in any particular quarter in our discretion. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a Liquidity Event (as defined herein) at any time in the future, we currently do not intend to undertake a Liquidity Event, and we are not obligated by our organizational documents or otherwise to effect a Liquidity Event at any time.

Prior to the BDC Conversion, the Fund entered into separate subscription agreements (each, a “Subscription Agreement”) with investors who were admitted as limited partners and subject to an amended and restated limited partnership agreement (as amended, restated or supplemented from time to time). Following the BDC Conversion, the Fund will continue to enter into separate Subscription Agreements with investors who, in connection with their subscription for Shares pursuant to a Subscription Agreement, will become Shareholders and be subject to the Fund’s Declaration of Trust and Bylaws, as well as the terms and conditions set forth in their Subscription Agreement. Investors will be required to contribute 100% of their capital contributions (each a “Capital Contribution”) pursuant to their Subscription Agreement and any supporting documentation required by the Adviser (the “Subscription Documents”). The Fund will offer its Shares on a monthly basis and conduct monthly closings on the first business day of each calendar month (each such closing, a “Closing” and the date of each such Closing, a “Closing Date”). Following the BDC Conversion, all former limited partners of the Fund will be subject to the Fund’s Declaration of Trust and Bylaws, as well as the terms and conditions set forth in their Subscription Agreement. Shares of the Fund will be offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made. Shares are being offered solely to investors that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. We intend to issue our Shares at a price that we believe reflects the NAV per Share as determined in accordance with the Adviser’s valuation policy. The Fund’s Board of Trustees (the “Board” or the “Board of Trustees”) has approved the Adviser’s valuation policy, is responsible for overseeing its application and has designated the Adviser as the Fund’s valuation designee under Rule 2a-5 under the 1940 Act.

The Fund has been granted exemptive relief from the SEC to permit it to offer multiple classes of shares and currently offers for sale any combination of Class I shares of beneficial interest (“Class I Shares”) and Class Y shares of beneficial interest (“Class Y Shares”). The differences among the Share classes relate to ongoing shareholder servicing and/or distribution fees. Class I Shares are not subject to a shareholder servicing and/or distribution fee; however, Class I Shares are subject to certain shareholder administration fees. Class Y Shares are subject to ongoing shareholder servicing and/or distribution fees of up to 0.30% per annum of the aggregate NAV as of the beginning of the first calendar day of the month, payable monthly in arrears. Class Y Shares are also subject to shareholder administration fees. To the extent that both shareholder administration fees and shareholder servicing fees are assessed in connection with the provision of identical services to holders of Class Y Shares, the duplicative shareholder administration or shareholder servicing fees will be waived, as applicable.

Each issuance of Shares will be subject to the limitations of Section 23(b) under the 1940 Act, which generally prohibits us from issuing Shares at a price below the then-current NAV of the Shares. We reserve the right, in our sole discretion and at any time, to issue Shares to investors subscribing after the BDC Conversion and in connection with this continuous private offering (the “Private Offering”) of Shares at a price set above the NAV per share based on a variety of factors in order to fairly allocate initial offering, organizational and other expenses to such investors.

To purchase Class I Shares or Class Y Shares, a Shareholder must make a minimum initial investment of $25,000. All subsequent purchases of Class I Shares and Class Y Shares, except for those made under the Fund’s dividend reinvestment plan (“DRIP”), are subject to a minimum investment amount of $10,000 per subsequent investment, although the Adviser, in its sole discretion, may accept subscriptions in lesser amounts subject to applicable law.

The Adviser

The Fund’s investment adviser is CIFC Private Credit Management LLC, an indirect subsidiary of CIFC LLC and an affiliate of CIFC Asset Management LLC (together with its affiliates, “CIFC” or the “Firm”), a global credit manager with over $47 billion in assets under management as of December 31, 2025. Each of the Adviser and CIFC is an SEC-registered investment adviser headquartered in Miami, Florida.

Founded in 2005, CIFC is a global credit specialist offering investment solutions across CLOs, corporate, structured, and opportunistic credit as well as direct lending strategies designed with the goal to deliver consistently attractive risk-adjusted returns to investors and clients. The Firm leverages its fundamentals-based research and deep experience investing across a wide variety of credit cycles and interest rate environments to target investment opportunities that generate alpha while preserving investor and client principal.

In December 2021, CIFC acquired LBC Credit Management, L.P. (“LBC” or the “Direct Lending Team”) expanding its alternative global credit platform into the private credit market. LBC was formed in 2005 and provides middle market financing solutions supporting sponsored and non-sponsored transactions throughout the U.S. across a broad range of industries. As of December 31, 2025 CIFC had over $3.7 billion in assets under management focused on its direct lending strategy.

Subject to the supervision of the Board, a majority of which consists of trustees who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”), the Adviser manages the Fund’s day-to-day operations and provides the Fund with investment advisory services pursuant to the terms of an investment advisory agreement (the “Advisory Agreement”). Trustees who are “interested persons” as defined in Section 2(a)(19) of the 1940 Act are referred to herein as “Interested Trustees.”

The Administrator

CIFC Private Credit Management LLC (the “Administrator”) performs, or oversees the performance of, the Fund’s corporate operations and required administrative services pursuant to an administration agreement (the “Administration Agreement”), including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services. The Administrator will also perform, or oversee the performance of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our Shareholders and reports filed with the SEC. Some of these functions have been outsourced to a third-party sub-administrator, Citco Retail Alternative Fund Services (USA) Inc. (the “Sub-Administrator”). The

personnel of the Administrator and/or its affiliate, CIFC Asset Management LLC, have years of experience in providing these and other administrative services, namely to other direct lending-focused investment vehicles sponsored or advised by affiliates of the Adviser.

The Placement Agent

The placement agent for the offering is Foreside Financial Services LLC (the “Placement Agent”). The Fund has entered into a private placement agent agreement with the Placement Agent, pursuant to which the Placement Agent will engage sub-placement agents to solicit investors for the Fund and may receive fees, commissions, expense reimbursements and indemnification from the Fund. In addition, although neither the Fund nor the Placement Agent will charge upfront sales loads with respect to Class I or Class Y Shares, if a Shareholder purchases Class Y Shares through certain third-party financial intermediaries, such financial intermediaries may directly charge Shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as the financial intermediaries may determine, provided that they limit such charges to a 3.0% cap on NAV for Class Y Shares.

The Custodian

The Bank of New York Mellon Trust Company, National Association serves as the Fund’s custodian pursuant to a custody agreement.

The Management Team

CIFC has assembled a management team with extensive experience in all aspects of direct lending consistent with the Fund’s strategy, which will be leveraged by the Adviser. From the vice president level and higher, as of December 31, 2025, the average years of experience exceeds twenty and average tenure with the Direct Lending Team is more than nine years. The Direct Lending Team employs over 61 individuals dedicated to the strategy. CIFC’s Direct Lending Team’s investment philosophy encompasses the following core tenets:

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Enterprise Value – Seek investments with identifiable enterprise value based on an understanding of the drivers of such value. Enterprise value or monetizable assets provide a collateral cushion for loans by the Fund.
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Loan Structures – Seek to structure investments based on the risk factors, enterprise value, and cash flow profile of a borrower. Targeting secured debt with the typical rights of a secured creditor may improve outcomes in a restructuring scenario.
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Deal Partners – Seek to understand the objectives and philosophies of deal constituents prior to closing. An alignment of interests among constituents may facilitate restructuring efforts if a borrower underperforms.

For more than 20 years, the Direct Lending Team has demonstrated the ability to deploy capital on a consistent basis through selective portfolio growth by lending to companies in the U.S. middle market. The Firm has built a platform to execute a direct lending strategy with the following attributes:

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20+ year track record
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Strategy tested across multiple economic cycles
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Diversified portfolio with research-driven strategic overweighting
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Seasoned originations team with average 22 years industry experience
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Rigorous credit analysis and credit selectivity
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Active borrower engagement

See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Conflicts of Interests” for more information about risks related to the activities of the Adviser and its affiliates.

Investment Objective and Strategy

The Fund’s investment objective is to seek to maximize current return while preserving Shareholders’ capital by originating and managing a diversified portfolio of primarily senior loans to U.S. companies.

The Fund intends to manage risk and minimize volatility by primarily making investments in private transactions across a broad range of industry sectors based on a comprehensive credit evaluation. The Direct Lending Team believes that its ability to offer a variety of debt capital structures tailored to the needs and risk profile of borrowers should allow the Fund to expand its base of deal flow, limit the effect of business cyclicality, address borrower-specific risks, provide portfolio diversification and result in superior risk-adjusted returns.

The Fund intends to employ a strategy to provide capital to companies, typically private equity sponsor-controlled, with a focus on direct originations of Loans. The Loans are expected to be corporate loans possessing a senior lien on all or specific assets of a borrower or a junior lien on all assets of the borrower. The primary types of these Loans are cash flow senior, unitranche, traditional revolving loans, bifurcated term, second lien and secured and unsecured mezzanine. The Fund’s Investments generally will be unrated and not actively traded in any secondary market. The Fund intends to invest in securities and other instruments that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated (commonly referred to as “junk bonds”).

To a lesser extent, the Fund may also invest in more liquid credit investments such as broadly syndicated loans, structured credit and corporate bonds. The Fund may use these investments to maintain liquidity for the Fund’s share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns.

Loans generally will be structured with floating-rate coupons linked to short-term market base rates (typically Secured Overnight Financing Rate (“SOFR”) or the Prime Rate), with interest rate floors, thereby minimizing interest rate risk. CIFC expects that yields will be enhanced through up-front fees, ancillary fees including annual monitoring fees and amendment fees, and the Fund’s receipt of its pro rata portion of loan agency fees collected by any CIFC affiliate with respect to certain loans administered or serviced by such CIFC affiliate(s). Opportunistically, structures may also include payment-in-kind (“PIK”) interest, equity participations and other types of equity return enhancements, which could further increase returns on those investments.

The Fund is expected to acquire Loans that primarily have been directly originated by CIFC, through its relationships with private equity firms, or other loan originators in the secondary market. Such Loans may be acquired directly by the Fund or indirectly through Subsidiaries. The Fund does not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly owned by the Fund. The term “Subsidiary” means any direct or indirect subsidiary of the Fund formed for the purpose of acquiring or holding Loans or other assets, and/or entering into credit facilities, including, but not limited to any holding vehicle, special purpose vehicle or securitization vehicle, including a collateralized loan obligation (a “CLO”) or warehouse vehicle related to any securitization, non-recourse credit insured vehicle, or CLO. A Subsidiary also includes entities that invest in securities and entities that engage in investment activities in securities or other assets that are primarily controlled by the Fund. The Fund’s investments in such Loans and other Investments are expected to be of an amount and type that are consistent with the Fund’s investment objective and investment strategies discussed herein. Such assets would be valued in accordance with the Adviser’s valuation policies and procedures with any purchase price adjustments as deemed necessary.

The Fund may, but is not required to, engage in interest rate or currency hedging to the extent the Adviser deems advisable in connection with the Fund Assets held by the Fund, subject to certain limitations.

The Fund intends to use leverage for investment purposes, which may be originated on an asset-by-asset basis or on a fund-level basis. The Fund will use leverage and incur indebtedness in acquiring and holding Fund Assets, including indebtedness incurred by or through a Subsidiary (or secured by the Fund’s equity interest in a Subsidiary). The Fund’s indebtedness, when incurred, may be secured, including, without limitation, by (a) Fund Assets (including Fund Assets to be purchased with the proceeds of the related borrowing) and cash flows thereon and (b) bank accounts of the Fund or Subsidiary (collectively, a “Portfolio Credit Facility”). The Fund may enter into other Portfolio Credit Facilities with other lenders in the future in the Adviser’s sole discretion. Any Portfolio Credit Facility or any other type of leverage facility entered into by the Fund and any Subsidiary thereof, as applicable, are collectively referred to herein as the “Credit Facilities” with respect thereto.

There can be no assurance that the Fund’s investment objective will be achieved or that investors will receive a return of their capital. The Fund seeks to mitigate downside risk by investing in companies that generate consistent free cash flow.

Loan Selection Process

The Fund may originate Loans without limitation. In connection with Loan origination, the Fund leverages the personnel of the Adviser to employ a multi-stage, disciplined loan selection process designed to identify and evaluate credit opportunities. The process consists of the following principal stages and the origination of any Loan is subject to the ultimate approval of the Adviser:

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Deal Sourcing. The Fund sources investment opportunities through an established referral network comprising private equity sponsors, banks, finance companies, investment banks, intermediaries, entrepreneurs, and family-owned businesses.
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Preliminary Evaluation. The Fund’s investment professionals conduct an initial evaluation of the proposed capital structure, leverage, enterprise value, business profile, industry dynamics, and other borrower-specific factors relevant to the credit opportunity.
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Prescreen Memorandum. Based on the preliminary evaluation, the underwriting team prepares a prescreen memorandum that is submitted to and reviewed prior to the commencement of full due diligence.
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Due Diligence and Underwriting. Upon completion of the preliminary review, the Fund conducts detailed due diligence and underwriting. Key diligence areas include:
o
management and sponsors;
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capital structure;
o
operations;
o
customers and suppliers;
o
industry trends;
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historical and projected financial performance;
o
legal and regulatory matters; and
o
other material diligence topics

Underwriting Standards

The personnel of the Adviser employ a disciplined, credit-centered underwriting process in connection with Loans originated by the Fund. Each investment undergoes detailed due diligence and standardized underwriting conducted by teams of at least three investment professionals. Key underwriting considerations include:

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enterprise value analysis and collateral protection;
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evaluation of borrower cash flow and liquidity;
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assessment of sponsor quality and management capability;
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analysis of leverage levels and capital structure;
•
industry and competitive landscape review;

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financial modeling and sensitivity analysis; and
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covenant structuring and testing.

In evaluating potential Loan investments, the Adviser generally seeks opportunities that present: identifiable enterprise value; strong cash flow generation; sufficient liquidity; secured structures; risk-based pricing; and clearly defined exit strategies.

Loan Servicing and Security

The Fund does not generally intend to perform primary loan servicing directly. Loan administration, agency, and servicing functions may be performed by affiliates of the Adviser or by third-party agents. The Fund and the Adviser will actively monitor portfolio companies and exercise lender rights as necessary. CIFC affiliates may serve as administrative agent, collateral agent, or in other agency and servicing capacities with respect to Loans originated by the Fund. The Fund receives a pro rata share of certain agency fees and bears its allocable share of Loan administration costs.

Collateral securing the Fund’s Loans may consist of all or substantially all of the borrower’s assets or may be limited to specific identified assets, depending on the structure of the applicable transaction. The Fund may also originate mezzanine loans on a secured or unsecured basis. Unsecured mezzanine lending is expected to represent a smaller portion of the Fund’s portfolio relative to secured strategies.

The Private Offering

Prior to the BDC Conversion, the Fund entered into Subscription Agreements with investors who were admitted as limited partners. In connection with the BDC Conversion, each such investor who was a limited partner received Shares of the Fund in exchange for such investors’ limited partnership interests in proportion to the relative fair market value of such limited partner’s limited partnership interests in the Fund prior to the BDC Conversion. Prior to the BDC Conversion, the Fund held closings in connection with which it accepted Capital Contributions from certain investors to purchase limited partnership interests, for a total of $107,259,765 in aggregate Capital Contributions. In addition, the Firm, together with its employees, has made or will make an aggregate investment of $10,000,000, directly or indirectly, in the Fund and/or in one or more entities established for the purpose of investing their assets in the Fund. As of March 31, 2026, $10,000,000 of this commitment had been funded.

The Fund is conducting a continuous private offering (the “Private Offering”) of its Shares in reliance on exemptions from the registration requirements of the Securities Act, including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and/or other exemptions from the registration requirements of the Securities Act. In connection with the Private Offering, we have entered into, and expect to continue to enter into, Subscription Agreements with investors. The Fund may conduct additional closings from time to time as it may determine in its sole discretion, although the Fund currently intends to offer Shares on a monthly basis and conduct monthly Closings. Investors will be required to contribute 100% of their Capital Contributions pursuant to their Subscription Documents at each Closing Date and will become a common Shareholder in the Fund bound by the terms of the Fund’s organizational documents (i.e., the Declaration of Trust and Bylaws), as well as bound by the terms of the investor’s Subscription Agreement.

To purchase Class I Shares or Class Y Shares, a Shareholder must make a minimum initial investment of $25,000. All subsequent purchases of Class I Shares and Class Y Shares, except for those made under the DRIP, are subject to a minimum investment amount of $10,000 per subsequent investment, although the Adviser, in its sole discretion, may accept subscriptions in lesser amounts subject to applicable law.

Each prospective investor in the Private Offering will be required to represent that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D (an “accredited investor”) under the Securities Act or, in the case of offers and sales outside of the United States to a prospective investor that is not an accredited investor, is not a “U.S. person” in accordance with Regulation S under the Securities Act, and (ii) is acquiring the Shares purchased by it for investment and not with a view to resale or distribution. Prior to the BDC Conversion, subscriptions were accepted only from persons who were also “qualified purchasers” under the 1940 Act.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous Private Offering. Although the Shares in the Private Offering are being sold under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and/or other exemptions from the registration requirements of the Securities Act.

Shareholders may not sell, assign, transfer or pledge (each, a “Transfer”) any Shares, rights or obligations unless (i) the Fund gives consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. While the Fund does not intend to list the Shares on any securities exchange, if any class of its Shares is listed on a national securities exchange, Shareholders may be restricted from selling or transferring their Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the initial public offering. Each transferee must agree to be bound by the restrictions set forth in the Subscription Agreement and all other obligations as an investor in the Fund.

Purchase Price and Fees

We intend to issue our Shares at an offering price that we believe reflects the NAV per Share as determined in accordance with the Adviser’s valuation policy. The Board has approved the Adviser’s valuation policy, is responsible for overseeing its application and has designated the Adviser as the Fund’s valuation designee under Rule 2a-5 under the 1940 Act.

The Fund has been granted exemptive relief from the SEC to permit it to offer multiple classes of shares and currently offers for sale any combination of Class I Shares and Class Y Shares. The differences among the Share classes relate to ongoing shareholder servicing and/or distribution fees. Class I Shares are not subject to a shareholder servicing and/or distribution fee; however, Class I Shares are subject to certain shareholder administration fees. Class Y Shares are subject to ongoing shareholder servicing and/or distribution fees of up to 0.30% per annum of the aggregate NAV as of the beginning of the first calendar day of the month, payable monthly in arrears. Class Y Shares are also subject to shareholder administration fees. To the extent that both shareholder administration fees and shareholder servicing fees are assessed in connection with the provision of identical services to holders of Class Y Shares, the duplicative shareholder administration or shareholder servicing fees will be waived, as applicable.

Each issuance of Shares will be subject to the limitations of Section 23(b) under the 1940 Act, which generally prohibits us from issuing Shares at a price below the then-current NAV of the Shares. We reserve the right, in our sole discretion and at any time, to issue Shares to investors subscribing after the BDC Conversion and in connection with this continuous private offering (the “Private Offering”) of Shares at a price set above the NAV per share based on a variety of factors in order to fairly allocate initial offering, organizational and other expenses to such investors. The NAV per share of a class of the Fund’s Shares is determined by dividing the NAV of that share class by the total number of Shares outstanding in that class as of the relevant determination date.

To purchase Class I Shares or Class Y Shares, a Shareholder must make a minimum initial investment of $25,000. All subsequent purchases of Class I Shares and Class Y Shares, except for those made under the DRIP, are subject to a minimum investment amount of $10,000 per subsequent investment, although the Adviser, in its sole discretion, may accept subscriptions in lesser amounts subject to applicable law.

Advisory Agreement

Pursuant to the Advisory Agreement, the Adviser has been delegated broad authority to manage the investments, business, operations, administration and other aspects of the Fund and any Subsidiary thereof, including evaluating and executing, on behalf of the Fund or such Subsidiary, as applicable, investments and sales of, and monitoring the performance of, the Fund Assets. For its services under the Advisory Agreement, the Fund pays the Adviser a quarterly management fee, payable in arrears as of the first business day of the calendar quarter immediately following the calendar quarter for which the management fee is calculated, at an annual rate of 0.75% of the average of the Fund’s total gross assets at the end of the two most recently completed quarters (the “Base Management Fee”).

The Fund also pays the Adviser an incentive fee consisting of two components: an income-based incentive fee (the “Income-Based Incentive Fee”) and a capital gains-based incentive fee (the “Capital Gains-Based Incentive Fee” and, together with the Income-Based Incentive Fee, the “Incentive Fee”) that are independent of each other, with the result that one component may be payable even if the other is not.

Income-Based Incentive Fee

The portion of the Incentive Fee that is based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns (as defined herein) of the Fund, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding quarter, and is subject to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized) as further described below.

The Fund will pay the Adviser the Income-Based Incentive Fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•
no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50%;
•
100% of the dollar amount of the Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.7143% (6.8571% annualized). This portion of the Fund’s Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.7143%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of the Fund’s Pre- Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.7143% in any calendar quarter; and
•
12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.7143% (6.8571% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

“Pre-Incentive Fee Net Investment Income Returns” shall mean interest income, dividend income and any other income accrued or earned by the Fund during the calendar quarter, minus the Fund’s operating expenses for the quarter (including Base Management Fee, expenses payable under any Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee as well as any distribution and/or shareholder servicing fee attributable to a class of shares of the Fund (to the extent the Fund offers multiple classes of shares)). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses and unrealized capital appreciation or depreciation. For purposes of computing the Fund’s Pre-Incentive Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, the Fund’s Pre-Incentive Fee Net Investment Income includes net interest, if any, associated with a derivative or swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the derivative or swap counterparty.

Capital Gains-Based Incentive Fee

The second part of the Incentive Fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

The Fund will accrue, but not pay, a portion of the Capital Gains-Based Incentive Fee with respect to net unrealized appreciation. The Fund accrues a Capital Gains-Based Incentive Fee that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period for which the NAV of the Fund is calculated. In calculating the accrual for the Capital Gains-Based Incentive Fee, the Fund considers the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Advisory Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Fund records a Capital Gains Based Incentive Fee equal to 12.5% of such amount, minus the aggregate amount of the actual capital gains incentive fee paid in all prior periods. If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.

Administration Agreement

Under the Administration Agreement, the Administrator is obligated to perform (or oversee, or arrange for, the performance of) administrative services necessary for the operation of the Fund. Pursuant to the Administration Agreement, the Fund reimburses the Administrator for the Fund’s allocable portion of compensation (including salaries, bonuses and benefits) of the Administrator’s personnel and the Administrator’s overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including the costs and expenses charged by any sub-administrator that may be retained by the Administrator to provide services to the Fund or on the Administrator’s behalf. There is no fee paid to the Administrator under the Administration Agreement and the Fund shall reimburse the Administrator for the Fund’s allocable portion of certain expenses incurred by the Administrator in performing its obligations under the Administration Agreement.

The Fund will bear all fees, costs, and expenses incurred that are not specifically assumed by the Adviser under the Administration Agreement.

Certain Terms of the Advisory Agreement and Administration Agreement

Each of the Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated as described below, each of the Advisory Agreement and the Administration Agreement will remain in effect for an initial two-year period and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. We may terminate the Advisory Agreement upon 60 days’ written notice, and the Administration Agreement upon 120 days’ written notice, without payment of any penalty. The decision to terminate either agreement may be made by a majority of the Board, and the decision to terminate the Advisory Agreement may also be made by the Shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 120 days’ written notice. The Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment.

Each of the Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Advisory Agreement and Administration Agreement, respectively, relate, provided that each of the Adviser and the Administrator shall not be protected against any liability to the Fund or its Shareholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent disabling conduct, the Adviser and the Administrator, as applicable, and their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with either of them will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement and the Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. Each of the Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser or the Administrator in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Adviser or the Administrator had reasonable cause to believe its conduct was unlawful. In addition, we will not provide for indemnification of an indemnified party for any liability or loss suffered by such indemnified party, nor will we provide that an indemnified party be held harmless for any loss or liability suffered by us, unless: (1) we have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (2) the indemnified party was acting on our behalf or performing services for us; (3) such liability or loss was not the result of negligence or misconduct, in the case that the indemnified party is the Adviser, the Administrator, an affiliate of the Adviser or Administrator, or one of our officers; and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our Shareholders.

Payment of Our Expenses Under the Advisory and Administration Agreements

The Fund reimburses the Adviser or its affiliates, as applicable, for all costs and expenses incurred in connection with administering the Fund’s business including out of pocket expenses (including travel, lodging and meals), the Fund’s allocable portion of the Adviser’s or the Administrator’s overhead expenses in performing its obligations under the Advisory Agreement or the Administration Agreement, as applicable, including rent and the allocable portion of the compensation paid by the Adviser or its affiliates, as applicable, to the Fund’s officers and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the business affairs of the Fund), third-party software licensing, implementation, data management and recovery services and custom development costs.

The Fund bears all expenses relating to the Fund’s operations, including, but not limited to (with respect to the Fund and any Subsidiary, as applicable):

i.
the Base Management Fee and Incentive Fee;
ii.
expenses related to the evaluation, acquisition, financing, holding, restructuring, hedging or recapitalization and disposition of the Fund’s assets and other assets (including temporary investments and investments that are not consummated), including custodial fees and/or expenses, appraisal fees, legal and regulatory compliance and consulting fees, administrative appraisal and third-party valuation expenses, and investment banking, consulting, information services, and bank service fees;
iii.
costs related to borrowings or other indebtedness incurred by the Fund or any such Subsidiary;
iv.
loan administration costs;
v.
external legal expenses relating to the Fund’s activities and operations;
vi.
the organizational costs of any Subsidiary; expenses incurred in connection with any amendments to offering documents; third-party professional fees (including, without limitation, expenses of consultants and experts);
vii.
research expenses (including, without limitation, systems, software, hardware and other services used in connection with the investment activities of the Fund, including market related data, subscriptions and related travel), and pricing and valuation services;
viii.
any costs of software licenses and any accounting software packages;
ix.
external accounting and investor reporting expenses;
x.
auditing, accounting and tax preparation expenses, including any expenses related to the Fund’s tax reporting compliance obligations;
xi.
tax expenses, including taxes imposed on the Fund;
xii.
fees and expenses incurred in connection with any tax audit, investigation, settlement or review by any taxing authority, including any related administrative settlement and judicial review;

xiii.
administrative and regulatory costs and expenses including, without limitation, the cost of the Administrator, pursuant to the Administration Agreement, and the cost of a chief compliance officer, a chief financial officer, an anti-money laundering compliance officer, a money laundering reporting officer and a deputy money laundering reporting officer;
xiv.
insurance expenses (including those relating to directors and officers insurance, employment practices liability insurance and errors and omissions insurance which provide insurance coverage to the employees of the Adviser);
xv.
the costs of Shareholder meetings;
xvi.
extraordinary expenses (i.e., litigation costs or damages, workout and restructuring expenses, and indemnification obligations, etc.); and
xvii.
any other fee, cost, expense or liability to be related to the affairs of the Fund. Notwithstanding the foregoing, if any of the foregoing costs and expenses are incurred by the Fund, any related Subsidiary, and/or one or more other clients of the Adviser (“Other Accounts”), such costs and expenses shall be allocated among the Fund, such Subsidiary, and such Other Accounts as the case may be, in a fair and equitable manner, as determined by the Adviser in its discretion.

The Fund is also responsible for the costs of the offering of the Shares and other securities, including, but not limited to, all expenses incurred in connection with a BDC IPO (as defined below), if any; costs and expenses relating to distributions paid to investors; costs of effecting sales and repurchases of the Fund’s securities; marketing related expenses (including travel, lodging, meals and entertainment); allocated costs incurred by the Adviser or its affiliate in providing managerial assistance to those companies in which the Fund has invested who request it; transfer agent fees; fees and expenses paid to the Fund’s Independent Trustees (including expenses and costs related to meetings of the Independent Trustees); costs of preparing and filing reports with the SEC and other Fund reporting and compliance costs, including registration and listing fees; the Fund’s allocable portion of the fidelity bond; the costs of reports, proxy statements or other notices to investors, including printing and mailing costs; the costs of any Shareholders’ meetings and communications; expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations; and all other expenses incurred by the Fund in connection with maintaining its status as a BDC.

Generally, expenses incurred directly in connection with a particular investment (or proposed investment) of the Fund and Other Accounts will be allocated among the Fund and Other Accounts pro rata based upon capital invested (or proposed to be invested) in such investment; provided that expenses specifically attributable to the Fund or any Other Account may be allocated to the Fund or any such Other Account, as applicable. The Adviser will allocate other expenses among the Fund and Other Accounts in a fair and equitable manner taking into account such factors as it deems appropriate.

Notwithstanding the foregoing, in light of the Fund’s investment mandate, which may include investments in small loans, niche credits and other similar securities, it may not be practical to specifically allocate certain investment-related expenses to the particular loans to which they relate. The Adviser, in its absolute and sole discretion, may instead allocate such expenses (along with expenses that relate to transactions that are not consummated) pro rata across one or more investments.

Liquidity Events

An investment in the Fund is illiquid. No public market for the Shares exists, and none is expected to develop in the future. Consequently, Shareholders may not be able to liquidate their investment other than as a result of a Liquidity Event or pursuant to the Repurchase Program (each, as defined below).

The Fund intends to initiate a repurchase program pursuant to which the Fund will repurchase Shares on a quarterly basis pursuant to written tenders by Shareholders, subject to market conditions and the approval of the Board (the “Repurchase Program”), as described below.

Following the BDC Conversion, the Fund’s Board may in its sole discretion determine to cause the Fund to conduct a liquidity event (each, a “Liquidity Event”), which may include (i) an initial public offering and listing on a nationally recognized stock exchange (a “BDC IPO”), (ii) a merger, (iii) an asset sale, (iv) liquidation of the Fund, or (v) another extraordinary corporate transaction; however, there is no present intention to conduct such Liquidity Events.

Each Shareholder will be required to agree to cooperate with the Fund and take all actions, execute all documents and provide all consents as may be reasonably necessary or appropriate to consummate a BDC IPO, if elected by the Board, it being understood that the Fund may, without obtaining the consent of any Shareholders, make modifications to the Fund’s constitutive documents, capital structure and governance arrangements so long as, in the reasonable opinion of the Board, (x) the economic interests of the Shareholders are not materially diminished or materially impaired, (y) such modifications are consistent with the requirements applicable to BDCs under the 1940 Act and (z) such modifications are not inconsistent with the provisions set forth in this Form 10. Upon completion of a BDC IPO, Shareholders admitted to the Fund prior to the IPO may also be required to enter into a lock-up agreement with the underwriters of the BDC IPO for a period not to exceed one hundred and eighty (180) days (or such longer period as may be required or determined to be advisable by the underwriters of the BDC IPO based on prevailing market conditions and practice at the time), and to take any other actions requested by the Adviser that are reasonably determined by the Adviser to be necessary or advisable in connection with any such BDC IPO.

Repurchase Program

Beginning no later than the first full calendar quarter of 2027, and at the discretion of our Board, we intend to commence a Repurchase Program in which we intend to repurchase, in each quarter, up to 5% of our Shares outstanding (by number of Shares) as of the close of the previous calendar quarter. Our Board may amend, suspend or terminate the Repurchase Program if it deems such action to be in our best interest and the best interest of our Shareholders. As a result, share repurchases may not be available each quarter. Upon a suspension of our Repurchase Program, our Board will consider at least quarterly whether the continued suspension of our Repurchase Program remains in our best interest and the best interest of our Shareholders. However, our Board is not required to authorize the recommencement of our Repurchase Program within any specified period of time. Our Board may also determine to terminate our Repurchase Program if required by applicable law or in connection with a transaction in which our Shareholders receive liquidity for their Shares, such as a sale or merger of the Fund or listing of our Shares on a national securities exchange.

You may tender all of the Shares that you own.

In the event the amount of Shares tendered exceeds the repurchase offer amount, Shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the Repurchase Program, as applicable. We will have no obligation to repurchase Shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our Repurchase Program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

We will offer to repurchase Shares on such terms as may be determined by our Board in its complete and absolute discretion unless, in the judgment of our Independent Trustees, such repurchases would not be in the best interests of our Shareholders or would violate applicable law. There is no assurance that our Board will exercise its discretion to offer to repurchase Shares or that there will be sufficient funds available to accommodate all of our Shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of Shares that you request to have repurchased. If we do not repurchase the full amount of your Shares that you have requested to be repurchased, or we determine not to make repurchases of our Shares, you will likely not be able to dispose of your Shares, even if we underperform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act. Shareholders will not pay a fee to us in connection with our repurchase of Shares under the Repurchase Program.

The Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders deciding whether to tender their Shares during the period that a repurchase offer is open may obtain the Fund’s most recent NAV per share by viewing the documents we file with the SEC.

Repurchases of Shares from Shareholders by the Fund will be paid in cash after the expiration of any tender offer as required by federal securities laws governing tender offers. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from Shareholders by the applicable repurchase offer deadline. The Fund does not impose any charges in connection with repurchases of Shares. All Shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.

Most of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to broadly syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our Shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer Shares than described above, or none at all.

In the event that any Shareholder fails to maintain the relevant minimum balance of their respective Share class, we may, at the time of such failure or any time subsequent to such failure, repurchase all of the Shares held by that Shareholder at the repurchase price in effect on the date we determine that the Shareholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Payment for repurchased Shares may require us to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Adviser intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

Distributions

The Fund has adopted an “opt out” DRIP, which will become effective prior to the filing of the election to be regulated as a BDC. As a result of adopting the plan, if the Board authorizes, and the Fund declares, a cash dividend or distribution, Shareholders will have their cash dividends or distributions automatically reinvested in additional Shares of the same class of Shares to which the distribution relates, rather than receiving cash, unless they “opt out.” Shareholders who make an affirmative election to “opt out” will receive their distributions in cash. Shares issued pursuant to the DRIP will not reduce minimum investment amounts described herein.

The per Share amount of distributions on Class I and Class Y Shares will generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each Share class. There are no shareholder servicing and/or distribution fees with respect to Class I Shares; however, Class I Shares are subject to certain shareholder administration fees. For example, distributions on Class Y Shares will be lower than Class I Shares because the Fund is required to pay a higher ongoing shareholder servicing and/or distribution fees with respect to the Class Y Shares (compared to Class I Shares). Shareholders will not pay transaction related charges when purchasing Shares under the DRIP, but all outstanding Class Y Shares, including those purchased under the DRIP, will be subject to ongoing shareholder servicing and/or distribution fees. Class Y Shares are also subject to certain shareholder administration fees.

A registered Shareholder may elect to “opt out” of the DRIP by notifying the plan administrator and the transfer agent and registrar in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to Shareholders. The plan administrator will set up an account for each Shareholder to acquire Shares in non-certificated form through the plan if such Shareholders have elected to receive their distributions in

Shares. Those Shareholders who hold Shares through a broker or other financial intermediary may opt not to receive distributions in Shares by notifying their broker or other financial intermediary of their election.

The Fund will use newly issued Shares to implement the DRIP, with such Shares to be issued at the relevant Share class’s NAV. The number of Shares to be issued to a Shareholder is determined by dividing the total dollar amount of the distribution payable to such Shareholder by the price per Share of the applicable Share class. The number of Shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per Share at which additional Shares will be issued has been determined and the elections of the Shareholders have been tabulated.

There will be no brokerage or other charges to Shareholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by the Fund.

Shareholders who receive distributions in the form of Shares are generally subject to the same U.S. federal, state and local tax consequences as are Shareholders who receive their distributions in cash. However, since a participating Shareholder’s cash dividends would be reinvested in Shares, such Shareholder will not receive cash with which to pay applicable taxes on reinvested dividends. A Shareholder’s basis for determining gain or loss upon the sale of Shares received in a distribution from the Fund will generally be equal to the cash that would have been received if the Shareholder had received the distribution in cash. Any Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such Shares are credited to the U.S. holder’s account.

The Fund may terminate the DRIP upon 10 business days’ written notice to the participants.

Valuation

The Fund values its investments in accordance with Rule 2a-5 under the 1940 Act, which sets forth requirements for determining fair value in good faith. Pursuant to Rule 2a-5, the Board has designated the Fund’s Adviser as the valuation designee responsible for valuing all of the Fund’s investments, including making fair value determinations as needed. The Board oversees the Adviser’s performance of its responsibilities, and in support of this oversight, the Adviser provides periodic reports to the Fund’s Board regarding the fair valuation process and related material matters. The Adviser has established a valuation committee (the “Valuation Committee”) to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern the activities of the Valuation Committee and the performance of functions required to determine the fair value of the fund’s investments in good faith. The objective of the Valuation Committee is to obtain independent valuations, using commercially reasonable efforts and to review and conclude valuations in a timely manner to reflect market conditions and significant events. These functions include identifying, measuring and managing material risks associated with fair value determinations; reviewing and approving fair value methodologies, independent third-party pricing sources and final valuations; monitoring and reviewing the implementation of valuation procedures and process; and evaluating the effectiveness and adequacy of the valuation policies and recommending any proposed changes as deemed necessary. The Valuation Committee is assisted by a variety of individuals and entities including, but not limited to, independent pricing services, administrative personnel, and other service providers, as appropriate. The Board may determine to modify its designation of the Adviser as valuation designee, relating to any or all Fund investments, at any time. The Fund further values its investments in accordance with FASB ASC 820, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. FASB ASC 820 prioritizes the use of observable market prices or values derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Valuation of Investments” below.

Co-Investment Exemptive Relief

The Fund has been granted an exemptive order from the SEC in order to permit the Fund to co-invest with the Adviser and other affiliates of the Adviser in accordance with the terms and conditions of the exemptive order.

Regulation as a Business Development Company

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

The Fund is subject to the reporting requirements of the Exchange Act, which includes annual and periodic reporting requirements.

Governance

The Fund is a statutory trust governed by a board of trustees. The Board is subject to removal only for cause by action taken by a majority of the remaining Trustees (or in the case of the removal of an Independent Trustee, a majority of the remaining Independent Trustees). The 1940 Act requires that a majority of the Fund’s trustees be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Fund may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

1940 Act Ownership Restrictions

The Fund does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting interests of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate. Subject to certain exemptive rules, including Rule 12d1-4, the Fund may, subject to certain conditions, invest in other investment companies in excess of such thresholds.

Qualifying Assets

The Fund may invest up to 100% of its assets in securities acquired directly from, and/or loans originated directly to, issuers in privately-negotiated transactions.

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Fund’s business are the following:

•
Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:
•
is organized under the laws of, and has its principal place of business in, the United States;
•
is not an investment company (other than a small business investment company wholly owned by the Fund) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
•
satisfies any of the following:
•
has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;
•
is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or
•
is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.
•
Securities of any eligible portfolio company that the Fund controls.
•
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
•
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the eligible portfolio company.
•
Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.
•
Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act to mean any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing) or high-quality debt securities maturing in one year or less from the time of investment.

Limitations on Leverage

As a BDC, the Fund generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that for every $100 of net assets the Fund holds, the Fund may raise $200 from borrowing and issuing senior securities. On May 29, 2026, the adoption of the 150% threshold was approved pursuant to Section 61(a)(2) of the 1940 Act and such election became effective on the following day.

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, the Fund’s investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of the Fund’s assets are qualifying assets. Typically, the Fund will invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by a Shareholder, such as the Fund, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Fund’s assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require the Fund to limit the amount it invests with any one counterparty.

Senior Securities

The Fund will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to its common shares if the Fund’s asset coverage, as defined in the 1940 Act, is at least equal to 150% for indebtedness and preferred equity immediately after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, the Fund may be prohibited from making distributions to its shareholders or the repurchasing of such securities or shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Fund may also borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors.” The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common shareholders (one share one vote); and (ii) preferred shareholders must have the right, as a class, to appoint trustees to the board of trustees.

Code of Ethics

As a BDC, the Fund and the Adviser will adopt a Code of Ethics pursuant to the requirements of the 1940 Act and the Advisers Act. These Codes of Ethics permit personnel to invest in securities, including securities that may be purchased or held by the Fund, and such personnel may, from time to time, invest in securities held by the Fund subject to the requirements established in the Codes of Ethics.

Compliance Policies and Procedures and Other Considerations

As a BDC, the Fund will not generally be able to issue and sell its Shares at a price below net asset value per Share. It may, however, issue and sell its Shares, at a price below the current net asset value of the Shares, or issue and sell warrants, options or rights to acquire such Shares, at a price below the current net asset value of the Shares if the Fund’s Board determines that such sale is in the Fund’s best interest and in the best interests of its Shareholders, and its Shareholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities.

As a BDC, the Fund may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Fund’s officers, trustees, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of the Board who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). The Fund and certain of its affiliates have been granted an exemptive order from the SEC that permits the Fund to co-invest with certain other persons in negotiated transactions, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to the terms and conditions specified in the exemptive order.

As a BDC, the Fund expects to be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, the Fund will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Fund against larceny and embezzlement.

The Adviser intends to claim relief from registration with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator (a “CPO”) with respect to the Fund, and the Adviser is exempt from registration with the CFTC as a commodity trading advisor (a “CTA”) with respect to the Fund.

The Fund and the Adviser will adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws. As a BDC, the Fund will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Fund. For example:

•
pursuant to Rule 13a-14 of the Exchange Act, the President and Chief Financial Officer must certify the accuracy of the financial statements contained in the Fund’s periodic reports;
•
pursuant to Item 307 of Regulation S-K, the Fund’s periodic reports must disclose the Fund’s conclusions about the effectiveness of the Fund’s disclosure controls and procedures;
•
pursuant to Item 308(a) of Regulation S-K and Rule 13a-15(c) of the Exchange Act, the Fund’s management must include in the Fund’s annual reports a report on management’s assessment of the effectiveness of the Fund’s internal control over financial reporting; provided that, consistent with the transition accommodation available to newly public companies, management’s first such report will not be required until the Fund’s second annual report filed with the SEC;
•
pursuant to Item 308(b) of Regulation S-K and Section 404(b) of the Sarbanes-Oxley Act, the Fund’s independent registered public accounting firm must attest to, and report on, the effectiveness of the Fund’s internal control over financial reporting; provided that the Fund is not subject to this auditor attestation requirement for so long as it remains an emerging growth company under the JOBS Act and, in any event, is not subject to it unless and until the Fund ceases to qualify as a non-accelerated filer and becomes an accelerated filer or large accelerated filer; and

•
pursuant to Item 308(c) of Regulation S-K and Rule 13a-15 of the Exchange Act, the Fund’s periodic reports must disclose whether there were significant changes in the Fund’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Fund to review the Fund’s current policies and procedures to determine whether the Fund will comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Fund will continue to monitor the Fund’s compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Fund is in compliance therewith.

Emerging Growth Company

The Fund is an emerging growth company as defined in the JOBS Act and is eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public reporting companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of Section 404 of the Sarbanes-Oxley Act (“Section 404”). The Fund could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the consummation of an initial public offering, if any, or until the earliest of (i) the last day of the first fiscal year in which the Fund has total annual gross revenue of $1,235,000,000 or more, (ii) December 31 of the fiscal year in which the Fund become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of Shares held by non-affiliates exceeds $700 million, measured as of the last Business Day of the most recently completed second fiscal quarter, and the Fund has been publicly reporting for at least 12 months), or (iii) the date on which the Fund has issued more than $1 billion in non-convertible debt during the preceding three-year period. In addition, as an emerging growth company, the Fund intends to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Proxy Voting Policies and Procedures

The Fund will delegate proxy voting responsibility to the Adviser. The Adviser has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act.

Policy Statement: The Proxy Policy is intended to foster the Adviser’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which the Adviser has discretionary voting authority. The Proxy Policy is designed to ensure that proxies are voted in accordance with the best interests of the Adviser’s clients (to the extent authorized by clients).

Proxy Policy Overview: In evaluating proxies, the Adviser considers factors that are financially material to individual companies and the Fund’s investment objective and strategies in support of maximizing long-term Shareholder value. This includes considering the company’s approach to financial and operational, human, and natural capital and the impact of that approach on the potential future value of the business. The Adviser will vote on proposals not specifically addressed by the Proxy Policy based on an evaluation of a proposal’s likelihood to enhance the long-term economic returns or profitability of the company or to maximize long-term Shareholder value. While the Adviser has a uniform Proxy Policy, there is flexibility to vote individual proxies based on an assessment of each situation. This flexibility encourages an active dialogue within the investment teams. In certain non-U.S. jurisdictions and in limited circumstances, the Adviser may determine not to vote proxies where certain restrictions apply.

The Adviser will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. The Adviser’s Proxy Policy, and information about how the Adviser voted a client’s proxies, is available upon request.

Reporting Obligations

The Fund will be required to comply with periodic reporting requirements under the Exchange Act, and, will make available to Shareholders annual reports containing audited consolidated financial statements, quarterly reports on Form 10-Q, current reports on Form 8-K, and such other reports as the Fund determines to be appropriate or as may be required by law. The Fund is filing this Registration Statement with the SEC voluntarily with the intention of establishing the Fund as a reporting company under the Exchange Act. The Fund is required to comply with all reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Shareholder reports and other information about the Fund are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov.

Certain U.S. Federal Income Tax Consequences

The following discussion is a brief summary of some of the U.S. federal income tax considerations relevant to an investment in the Fund as a Shareholder, including U.S. federal income tax considerations relevant to a BDC. It is based upon the Code, the regulations promulgated thereunder, published rulings of the IRS and court decisions, all as in effect on the date of this Registration Statement. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action.

For purposes of this discussion, a “U.S. Holder” is a Shareholder, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a Shareholder who is not a U.S. Holder.

THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUND.

Taxation of RIC Operations Generally. The Fund intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Fund will be able to deduct qualifying distributions to its Shareholders, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Fund’s Shareholders may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.

In order to qualify as a RIC, the Fund must, among other things,

(a)
at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;
(b)
derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and
(c)
diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year,
(i)
at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and
(ii)
no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Fund (at a 20% voting control threshold) and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Fund distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to Shareholders.

If the Fund fails to distribute its income on a timely basis, it will be subject to a nondeductible 4% excise tax. To avoid this tax, the Fund must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

(1)
at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;
(2)
at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and
(3)
any undistributed amounts from previous years on which the Fund paid no U.S. federal income tax.

While the Fund is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Adviser may, in its sole discretion, determine that it is in the interests of the Fund to retain rather than distribute some amount of income and capital gains, and accordingly cause the Fund to bear the excise tax burden associated therewith.

The Fund is generally expected to distribute substantially all of its earnings on at least a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:

(1)
The Fund may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Fund’s ability to claim the benefit of deductions or losses. For example, if the Fund holds securities issued with original issue discount, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.
(2)
In cases where the Fund’s taxable income exceeds its available cash flow, the Fund will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where the Fund is required to recognize income before or without receiving cash representing such income), the Fund may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Fund may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Although the Fund does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its Shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1. Business—Regulation as a Business Development Company—Senior Securities” above.

Moreover, the Fund’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Fund disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.

While the Fund is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Adviser may, in its sole discretion, determine that it is in the interests of the Fund to retain rather than distribute some amount of income and capital gains, and accordingly cause the Fund to bear the excise tax burden associated therewith.

If in any particular taxable year, the Fund does not qualify as a RIC, all of the Fund’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and distributions will be taxable to Shareholders as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

In the event the Fund invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Fund is not expected to satisfy the requirement to pass through to Shareholders their share of the foreign taxes paid by the Fund.

Taxation of U.S. Holders

Distributions from the Fund’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Fund’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate Shareholders. Distributions that the Fund reports as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their Shares. Distributions in excess of the Fund’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.

Distributions declared by the Fund in October, November, or December of any year and payable to Shareholders of record on a specified date in such a month will be deemed to have been paid by the Fund on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.

Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to its business interest income.

Although the Fund intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Fund will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Fund. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their Shares. Since the Fund expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a Shareholder’s liability for federal income tax. A Shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Fund. To utilize the deemed distribution approach, the Fund must provide written notice to its Shareholders. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

If a U.S. Holder sells or exchanges its Shares of the Fund, the holder will recognize gain or loss equal to the difference between its adjusted basis in the Shares sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the Shares have been held for more than one year. Any loss recognized on a sale or exchange of Shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of the Fund’s Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Fund that such Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such Shareholder to a refund, provided that proper information is timely provided to the IRS.

Limitations on Deductibility of Certain Losses and Expenses. If the Fund is not treated as a “publicly offered regulated investment company” for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Fund incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. In this case, the Fund would be required to report the relevant income and expenses on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Fund will be treated as a “publicly offered regulated investment company” with respect to any calendar year.

Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Fund is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Fund’s Shares and receipt of dividends that it pays. Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its Shares. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Fund should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Non-U.S. Holders. U.S. federal income taxation of dividends that the Fund pays to a Non-U.S. Holder depends on whether the income is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States. If the income is not effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States, it generally will be subject to U.S. withholding tax at a 30% rate unless (i) the holder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty, (ii) the holder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity; or (iii) the dividend qualifies for an exemption from U.S. withholding tax under the rules described below.

If such dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if an income tax treaty is applicable, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), any distributions of “investment company taxable income,” any capital gain dividends, any amounts retained by the Fund that are reported as undistributed capital gains and any gains realized upon the sale or exchange of shares of the Fund will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, U.S. persons. If such a Non-U.S. Holder is a corporation, it may also be subject to the U.S. branch profits tax.

Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Fund’s Shares or on actual or deemed distributions of the Fund’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. Shareholder are at least a 10% Shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Fund’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Fund. Furthermore, in the case of Fund Shares held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Fund reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Fund’s Shares are subject to significant transfer restrictions, and an investment in the Fund’s Shares will generally be illiquid, non-U.S. Shareholders whose distributions on the Fund’s Shares are subject to withholding of U.S. federal income tax may not be able to transfer their Shares easily or quickly or at all.

A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.

FATCA Compliance. Additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their Shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose restrictions on certain transactions involving (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including, among others, individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities or otherwise (collectively “Plans”). ERISA and the rules and regulations of the Department of Labor (the “DOL”) promulgated thereunder contain provisions that should be considered by fiduciaries of those Plans and their legal advisers.

Fiduciary Duty and Prohibited Transaction Matters. ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an “ERISA Plan”) and both ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and/or a Plan subject to Section 4975 and its fiduciaries or other parties in interest under ERISA or disqualified persons under the Code with respect to such Plan.

In considering an investment in the Fund of a portion of the assets of any ERISA Plan, a fiduciary must, for example, conclude an investment by an ERISA Plan would be prudent, in the best interests of plan participants and their beneficiaries and in accordance with the documents and instruments governing the ERISA Plan, and would satisfy the diversification requirements of ERISA. In making those determinations, such persons should take into account, among other factors, (i) that the Fund will invest in various investments, in accordance with the investment objectives and strategies described in this Registration Statement without regard to the particular objective of any class of investors, including ERISA Plans, (ii) the fee structure of the Fund, (iii) the illiquidity of Shares and its effect on the cash flow needs of the ERISA Plan, (iv) the ERISA Plan’s funding objectives, (v) the risks of an investment in the Fund and (vi) that, as discussed below, it is not expected that the Fund’s assets will constitute the “plan assets” of any investing ERISA Plan.

Fiduciaries of Plans that are considering an investment in the Fund should also consider, among other things, the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Plan Assets. Under the regulations issued by the U.S. Department of Labor as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a “benefit plan investor” (as defined in the Plan Asset Regulations (“Benefit Plan Investor”)) acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors as calculated in accordance with the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company,” as defined in the Plan Asset Regulations. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition, transfer or other disposition of any equity interest in the entity, less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plan Investors excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “Benefit Plan Investor” is generally defined as (i) any employee benefit plan (as defined in Section 3(3) of ERISA), subject to the provisions of Title I of ERISA, (ii) any Plan subject to Section 4975 of the Code (including “Keogh” plans and individual retirement accounts), and (iii) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity.

The Adviser will use commercially reasonable efforts to operate the Fund so that the assets of the Fund are not considered “plan assets.” In that regard, prior to the Shares constituting a “publicly offered security” for purposes of the Plan Asset Regulations, the Adviser will endeavor to limit equity participation by Benefit Plan Investors to less than 25% of the total value of each class of equity interest in the Fund (based on representations made by investors in their subscription materials). In order to keep Benefit Plan Investor ownership below 25% of each class of equity interest in the Fund, the Adviser may limit investment in the Fund by Benefit Plan Investors, cause a compulsory transfer of Shares held by Benefit Plan Investors, limit the redemption or withdrawal of Shares held by investors that are not Benefit Plan Investors, or restrict the transfer of Shares to Benefit Plan Investors.

Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the Fund, the Adviser, or any of their respective officers, directors, employees or affiliates is a fiduciary with respect to such assets of the Plan.

Even though the Adviser will use its reasonable best efforts to prevent the Fund’s assets from constituting “plan assets” under the Plan Asset Regulations, a possible violation of the prohibited transaction rules under ERISA or Section 4975 of the Code nonetheless could occur if an investment in the Fund were made with assets of a Plan with respect to which the Adviser or any of its respective officers, directors, employees or affiliates has discretionary authority or control or renders investment advice. Accordingly, the fiduciaries of a Plan should not permit investment in the Fund of a Plan if the Adviser or any of its respective officers, directors, employees or affiliates perform or have any such investment powers with respect to those assets, unless an exemption from the prohibited transaction rules applies with respect to such acquisition.

If, notwithstanding the Adviser’s intent to the contrary, the assets of the Fund were to be considered “plan assets,” the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of “parties in interest” and “disqualified persons” (as defined under ERISA and the Code), under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies).

Reporting of Indirect Compensation. The descriptions contained herein of fees and compensation are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available. The Adviser will, upon written request, furnish any other information relating to the Adviser’s compensation received in connection with the Fund that is required for a Plan investor to comply with the reporting and disclosure requirements of Title I of ERISA and the regulations, forms and schedules issued thereunder.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. and certain other plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. This discussion does not address any such plans, and fiduciaries of such plans should consult with their counsel before purchasing any interests in the Fund.

* * *

The foregoing discussion is general in nature and is not intended to be all-inclusive.

THE SALE OF SHARES TO A PLAN IS IN NO RESPECT A REPRESENTATION THAT AN INVESTMENT IN THE SHARES MEETS APPLICABLE LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PLAN IN PARTICULAR. PRIOR TO PURCHASING SHARES, FIDUCIARIES OF PLANS SHOULD CONSULT WITH THEIR OWN ADVISORS AND LEGAL COUNSEL CONCERNING THE CONSIDERATIONS DISCUSSED ABOVE AND THE IMPLICATIONS UNDER ERISA, SECTION 4975 OF THE CODE OR OTHER APPLICABLE LAW OF AN INVESTMENT IN THE FUND BEFORE MAKING AN INVESTMENT IN THE FUND.

Item 1A. Risk Factors

Investing in the Fund’s Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Shares. A prospective investor should consider, among other factors, the risk factors set forth below which are subject to or, if applicable, modified by the requirements and obligations described in the Subscription Agreement before making a decision to purchase Shares. The risks below are not the only risks the Fund faces. Additional risks and uncertainties not presently known to the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur the Fund’s business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of the Fund’s Shares could decline, and investors may lose all or part of their investment.

Summary of Risk Factors

The following is a summary of the principal risk factors associated with an investment in our securities. Further details regarding each risk included in the below summary list can be found further below.

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The Fund commenced as a private fund in 2025 and has a limited operating history.
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The Fund will generally provide capital to small and medium-sized private companies for which very little public information exists.
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Investing in the Fund may be considered speculative and involves a high degree of risk.
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The Fund’s Shares may be subject to certain restrictions on transferability.
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There can be no guarantee that the Fund will replicate the historical results achieved by similar strategies managed by CIFC.
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Many of the companies in which the Fund intends to make investments may be susceptible to economic slowdowns or recessions.
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The Fund and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels.
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The Fund is subject to general credit risks.
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The Fund’s ability to service any debt that it incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and competitive pressures.
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The valuations of the Fund’s investments can be volatile.
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There may be limited availability of suitable investments for the Fund.
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The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable.
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The Fund may need additional capital to fund new investments and grow its portfolio of investments once it has fully invested the net proceeds of this offering.
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A significant number of leveraged loans in the market may consist of “covenant-lite loans.”
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The Fund may invest in below investment grade debt obligations (i.e., junk bonds, which have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal).

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The privately-held companies and below-investment-grade securities in which the Fund will invest will be difficult to value and are illiquid.
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The Fund may invest in unsecured loans (e.g., unsecured mezzanine loans) which are not secured by collateral.
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Interest rate changes may affect net investment income and the value of the Fund’s investments.
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The Fund may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors as part of its investment strategy.
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Certain of the Fund’s debt investments may contain provisions providing for the payment of payment-in-kind (“PIK”) interest and original issue discounts ("OID").
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The Fund is subject to prepayment risk with respect to certain of the loans in which it invests.
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The collateral and security arrangements in relation to such secured obligations as the Fund may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor.
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Leveraged companies may experience bankruptcy or similar financial distress.
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The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation.
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To the extent that the Fund does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Fund disagrees, and the stockholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests.
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The Fund’s performance may be affected by the default or perceived credit impairment of investments made by the Fund and by general or sector specific credit spread widening.
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CIFC is highly dependent on its communications and information systems. System failures, breaches or cyber-attacks could significantly disrupt CIFC’s business, which could have a material adverse effect on the results of operations and cash flows of the Fund and negatively affect the Fund’s ability to make distributions to Shareholders.
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The Fund will be subject to various regulations as a BDC.
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The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, including from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment and reduce a Shareholder’s adjusted tax basis in the Shares, thereby increasing a Shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of Shares. Any capital returned to a Shareholder through distributions will be distributed after payment of fees and expenses.
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Repurchases of Shares by the Fund, if any, are expected to be limited.
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The Fund may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets.
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The Fund may incur significant costs as a result of being an Exchange Act reporting company.

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To the extent that the Fund assumes large positions in the securities of a small number of issuers or industries, the Fund’s net asset value may fluctuate to a greater extent than that of a more diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer.

Protection of Collateral. The Fund intends to invest primarily in privately negotiated, secured U.S. corporate loans and debt securities possessing a security interest on all or a portion of assets of the borrower/issuer. The lien position of the security interests may be senior or junior. If the borrower/issuer defaults on its obligations to the senior lender and/or the Fund and the senior lender and/or the Fund forecloses on collateral in which both the senior lender and/or the Fund have a security interest, the Adviser will need to take actions to protect the Fund’s loan or investment, including its security interest in its collateral. These actions may include: buying all or a portion of the loans from the senior lender; making additional loans to, or investments in, the issuer or borrower; providing advances to third parties; and/or restructuring its investment. If the Fund is unable to take these actions or take them quickly enough, the value of the Fund’s investments may deteriorate materially, and the Fund may lose a substantial portion or all of its recovery value with respect to those investments.

All of these actions could require substantial amounts of capital, which the Fund may need to borrow if it is unable to timely raise sufficient capital from its Shareholders. In addition, the Adviser likely will need to act very quickly, in some cases within days, to have the most favorable opportunity (or any opportunity) to protect the Fund’s investment and collateral. If the Adviser is required to act quickly, it likely will be acting with less information and with less of an ability to perform due diligence and analysis than it would if it were making an investment or negotiating changes to the terms and conditions of an investment under normal conditions.

As a result, these protective advances may cause distortion in the way the Adviser had planned to allocate its investments resulting in an investment and leverage profile that is different than originally anticipated. The Fund’s portfolio of investments may be concentrated (in excess of investment limits) in loans to, or other investments in, defaulting issuers, which investments may have been made based on incomplete or even erroneous information. This may materially adversely affect the returns on those investments and the Fund’s portfolio as a whole.

Investment in First Lien Debt Instruments. The Fund intends to invest in privately negotiated first lien debt instruments. Investing in certain first lien debt instruments may offer a greater interest rate and higher fees than traditional bank first-priority lending but such instruments also may involve additional risk over traditional senior-secured bank lending arrangements. The Fund’s transactions with a first lien on specific assets may possess greater risks than loans with a first lien on all assets. Upon execution, a first lien loan may be fully secured by all or specific collateral of the borrower. Market fluctuations, declining prices, underperformance or an economic downturn may reduce the value of such collateral securing the first lien loan thereby exposing the investment to the risk of being under-collateralized. If the value of the borrower’s collateral decreases, the existing collateral may not be sufficient to cover the senior liens. Holders of liens on specific assets will be impacted by fluctuations in the value of the asset serving as collateral to the first lien loan. If the value of the collateral decreases, the Fund may have diminished capacity to negotiate favorable terms concerning collateral and repayment rights and may be forced to give up certain rights to another holder of first liens on other assets or all assets. In the event of a default by the borrower, the holder of a first lien on specific collateral may be required to wait to enforce its rights against the collateral. This creates the risk that the holder of a first lien on specific collateral will not be fully protected with respect to distributions and rights to collateral or during bankruptcy.

Although the first lien loans in which the Fund will invest will be secured by collateral, there can be no assurance that such collateral could be readily liquidated or that the liquidation of such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal. In the event of the bankruptcy or insolvency of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a first lien loan. In the event of a decline in the value of the already pledged collateral, if the terms of a first lien loan do not require the borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not be sufficient to cover the borrower’s obligations under the first lien loans. To the extent that a first lien loan is collateralized by stock in the borrower or its subsidiaries, such stock and the underlying enterprise value may lose some or all of its value in the event of the bankruptcy or insolvency of the borrower. Those first lien loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for first lien loans in which the Fund will participate is not developed. Further, no active trading market may exist for certain first lien loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain first lien loans quickly or at a fair price. To the extent that a secondary market does exist for certain first lien loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Some first lien loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the first lien loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund. Such court action could, under certain circumstances, include invalidation of first lien loans.

If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of first lien loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of first lien loans that are considered highly levered transactions. Such sales could result in prices that do not represent fair value. If the Fund attempts to sell a first lien loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the first lien loan may be adversely affected.

The Fund may acquire first lien loans by participating in lending syndicates and also through assignments and purchases from other lenders in the market. As a result, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. In particular, a participation typically results in a contractual relationship only with the institution participating out the interest, not directly with the borrower. In addition, relevant jurisdictions may refuse to enforce certain remedies sought by the Fund even where the Fund has effective control over the portfolio company.

Investment in Second Lien and Mezzanine Debt Instruments. The Fund intends to invest in privately negotiated second lien and mezzanine debt instruments. Investing in second lien and mezzanine loans may result in a greater interest rate and higher fees than first-priority lending but also involves additional risk over senior-secured lending arrangements. The Fund’s investments in second lien or mezzanine transactions are subordinate in lien to more senior creditors and, therefore, are subject to greater risks than first-priority lenders. Although subordinated debt obligations are senior to common stock and other equity securities in the capital structure, they may be subordinated to large amounts of senior debt and are often unsecured. The ability of the subordinated debt holders to influence a company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior creditors. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. Upon execution, a second lien or mezzanine loan, if secured, may be fully secured by the collateral of the borrower. However, issuer’s underperformance, market fluctuations, declining prices or an economic downturn may decrease the value of the collateral thereby exposing the second lien or mezzanine loan to the risk of being under-collateralized. If the value of the borrower’s collateral decreases, the available collateral may only be sufficient to cover more senior liens. Junior lien holders may also have diminished capacity to negotiate favorable terms concerning collateral and repayment rights and may be forced to give up or subordinate rights to the senior lender. In the event of a default by the borrower, the second lien or mezzanine holder may be required to wait to enforce its rights against the collateral. This creates the risk that the holder of a junior lien will receive unfavorable treatment with respect to distributions and rights to collateral or during bankruptcy. In addition, as is the case with first lien debt instruments, when the Fund acquires second lien and mezzanine loans by participating in lending syndicates or through assignments and purchases in the market, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral.

Adverse changes in the financial condition of an obligor or in general economic conditions (or both) may impair the ability of such obligor to make payments on its debt and result in defaults on, and declines in, the value of its subordinated debt more quickly than in the case of the senior debt obligations of such obligor. The Fund may incur expenses if it is required to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, a defaulted or non-performing debt investment may be the subject of substantial and lengthy workout or restructuring negotiations. Such negotiations may result in a reduction of principal, delay in the payment of principal, change of interest rate and/or other substantial changes in terms that may affect the value of such investment and the cash flows from such portfolio company. The ability of the Fund to influence such negotiations may be limited. If the Fund has not invested in a majority (or, in certain cases, a greater proportion) of such financing, it may not be able to control the restructuring of such debt or direct the exercise of remedies upon the occurrence of an event of default under such debt. The Fund’s remedies with respect to the collateral securing such debt will be subject to the decisions made by other lenders to the portfolio company. Even where the Fund has effective control over the portfolio company, relevant jurisdictions may refuse to enforce certain remedies sought by the Fund. The level of risk associated with investments in debt increases to the extent such investments are debt of distressed or below-investment-grade companies.

If a company enters bankruptcy, senior lenders may control the method and manner of distribution or exert substantial power with respect to the bankruptcy proceeding. The original lending agreement may also limit the junior lien holder’s rights during bankruptcy for the benefit of more senior lenders. This may diminish the junior lien holder’s recovery or ability to claim an interest in collateral of the company.

Investment in Equity. The Fund may, as part of an investment in a debt instrument, also invest in equity through either the receipt of warrants or as a co-investment. While an equity investment may produce higher returns than a debt investment because the return profile is generally not capped, equity investments are subject to greater risks than investments in debt. Equity will be generally subordinate to debt and will not be secured as is the case with investments in most debt instruments. Equity investments in private companies are highly illiquid and there may not be appropriate opportunities to realize value until such time as the investment is sold or a public market is created or at all such that the equity interests are essentially worthless. In addition, the Fund typically will acquire minority equity positions and will have minimal or no influence over the timing and ultimate realization of an equity investment. As a result, the Fund will not be able to exert the same influence or control over management as would be the case if the Fund maintained a controlling interest in such company. Further, exiting a minority equity position may not occur simultaneously with the realization of the debt instrument.

Investment in Financially Leveraged Companies. The Fund may lend to companies that are financially leveraged or troubled or potentially troubled and may be or have recently been involved in restructurings, bankruptcy, reorganization or liquidation. Investments in such companies are likely to be particularly risky investments, although they may offer the potential for correspondingly high returns. As a result, the Fund may lose all or substantially all of its investment in any particular instance. Shares in which the Fund may invest may rank junior to other outstanding obligations of the entity, a significant portion of whose debt may be secured by the entity’s assets. Moreover, the Fund’s borrower may be limited by financial covenants or other interests that favor more senior lien holders.

The use of leverage by a borrower generally magnifies both the potential for success and risk of loss for a company. The use of leverage results in increased interest expense and other costs to the company that may not have the earnings or liquidity to cover such cost during economic downturns or underperformance. Leverage also may impose restrictive financial and operating covenants on a company, in addition to the burden of debt service, and may impair its ability to finance future operations and capital needs. Leveraged borrowers will expose the Fund’s investments to any deterioration in a company’s condition or industry, competitive pressures, an adverse economic environment or rising interest rates and could accelerate and magnify declines in the value of the Fund’s investments in leveraged entities in a down market. In the event any borrower cannot generate adequate cash flow to meet debt servicing, the Fund may suffer a decrease in income or loss of principal, which could adversely affect the returns of the Fund.

Nature of Investment. Investment in the Fund requires a long-term commitment with no certainty of return. The Fund may invest in businesses that have experienced and may continue to experience severe financial difficulties. Some of the investments will be highly illiquid, and the Fund may be unable to realize a return on such investments in a timely manner, if at all. There may be little or no near-term cash flow available for distributions to the Shareholders. Partial or complete, repayments, sales, transfers or other dispositions of investments that may result in a return of capital or the realization of gains, if any, are generally not expected to occur for a number of years after an investment is made. Poor performance by a few of the investments could severely affect the total returns to Shareholders including loss of investor capital.

Although most of the Fund’s debt investments are expected to generate current income, such investments may take several years from the date of the initial investment to reach a state of maturity when realization of such investments can be achieved. In addition, there can be no assurances that any distributions of current income will be made to Shareholders due to various factors, including incurrence of expenses and liabilities, potential nonperformance or write downs of investments of the Fund, paying obligations under the credit facilities, or changes in the market for debt obligations and credit facilities. Furthermore, the expenses of operating the Fund (including the Base Management Fee payable to the Adviser) may exceed its income, thereby requiring that the difference be paid from the Fund’s Capital Contributions.

Middle Market Companies Risk. Investing in middle market companies involves a number of significant risks, including but not limited to:

•
such companies may have limited financial resources and may be unable to meet their obligations under their debt investments that the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment;
•
such companies typically have shorter operating histories, narrower product lines, more concentrated customer, supplier and production bases and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as to general economic downturns;
•
such companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the portfolio company and, in turn, on the Fund;
•
such companies generally have less predictable operating results, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;
•
debt investments in such companies generally may have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to the Fund if such companies are unable to refinance or repay their debt at maturity;
•
such companies generally have less publicly available information about their businesses, operations and financial condition and, if the Fund is unable to uncover all material information about these companies, it may not make a fully informed investment decision; and
•
such companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Opportunistic Credit Risk. The Fund may invest opportunistically in event-driven, leveraged credit investments across stressed and distressed issuers as well as special situations. Although such investments could result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in stressed and distressed assets, as well as special situations, is unusually high. Troubled company investments and other distressed asset-based investments require active monitoring. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company. There is also no assurance that the CIFC platform will create a sourcing or information advantage for the Fund or that the Adviser will achieve the risk/reward profile it seeks to achieve across opportunistic secondary markets, platform driven primary issuance and capital solutions focused direct origination.

Payment-in-kind interests and original issue discounts. The loans made by the Fund may provide for original issue discount (“OID”), which are debt obligations issued at a discount from face value, and “payment-in-kind” interest (“PIK”). In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts will occur in a subsequent year. Consequently, OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. The Fund may be required under the Code to make distributions of OID income to shareholders without receiving any cash. Such required cash distributions may have to be paid from offering proceeds. Further, the required recognition of OID including PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents non-cash components of the Fund’s taxable income that must nevertheless be distributed in cash to investors to avoid it being subject to corporate-level taxation. The deferred payment associated with OID and PIK increases the risk that a portfolio company will not be able to make the deferred payments when they come due at the loan’s maturity. The interest rates on PIK loans are higher to reflect the time value of money on deferred interest payments and a higher credit risk of borrowers who may need to defer interest payments. Fluctuations in interest rates and the unavailability of funds could adversely affect the ability of a borrower to refinance the loan at maturity. PIK and OIC securities may provide certain benefits to the Adviser, including increasing management fees and incentive compensation.

Use of Total Return Swaps. A total return swap (“TRS”) is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. The Fund would typically have to post collateral to cover this potential obligation.

A TRS is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the TRS and the loans underlying the TRS. Total return swaps could result in losses if the underlying asset or reference does not perform as anticipated. Total return swaps can have the potential for unlimited losses. In addition, the Fund may incur certain costs in connection with the TRS that could in the aggregate be significant. A TRS is also subject to the risk that a counterparty will default on its payment obligations thereunder or that the Fund will not be able to meet the Fund’s obligations to the counterparty.

Investments in Exchange-Traded Funds. The Fund may from time to time invest in the securities of investment companies registered with the SEC under the 1940 Act, including open-end management companies, such as exchange-traded funds (“ETFs”). When investing in the securities of investment companies, such as ETFs, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities. In addition, as a Shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees and other operating expenses. Shares of ETFs are listed and traded in the secondary market. Many ETFs are passively managed and seek to provide returns that track the price and yield performance of a particular index or otherwise provide exposure to an asset class (e.g., currencies or commodities). The share price of an ETF may not track its specified market index, if any, and may trade below its net asset value. An active secondary market in the shares of an ETF may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions, or other reasons. There can be no assurance that the shares of an exchange-traded investment vehicle will continue to be listed on an active exchange.

Unidentified Portfolio of Investments. An investment in the Fund represents an investment in the ability of the Adviser to select appropriate investments on behalf of the Fund rather than an investment in a specific portfolio of assets. Investors will not have the opportunity to personally evaluate the relevant economic, financial and other information that will be utilized by the Adviser in its selection and evaluation of additional investments. There can be no assurance that the Fund will be able to identify and complete investments that satisfy its rate of return objectives or that the Fund’s investments will be successful. The Fund will face competition for investments from both private and public investors, some of which have greater financial and other resources than the Fund and have more extensive experience than the Fund. Interim investments may offer returns lower than those targeted for long-term investment by the Fund.

Lack of Liquidity Risk. The lack of liquidity in the Fund’s investments may adversely affect the Fund’s business. The Fund may invest in companies that are experiencing financial difficulties, which difficulties may never be overcome. The Fund’s investments will be illiquid in most cases, and the Fund can offer no assurance that the Fund will be able to realize on such investments in a timely manner. A substantial portion of the Fund’s investments in leveraged companies are and will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. In addition, if the Fund is required to liquidate all or a portion of the Fund’s portfolio quickly, the Fund may realize significantly less than the value at which the Fund has previously recorded the Fund’s investments. The Fund may also face other restrictions on the Fund’s ability to liquidate an investment in an investment to the extent that the Adviser or any of its affiliates have material nonpublic information regarding such investment.

In addition, the Fund generally expects to invest in securities, instruments and assets that are not, and are not expected to become, publicly traded. The Fund will generally not be able to sell securities publicly unless the sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available.

Investments may be illiquid and long-term. Illiquidity may result from the absence of an established or liquid market for investments as well as legal and contractual restrictions on their resale by the Fund. It is generally expected that the Fund will hold assets to maturity, and the amount of “discretionary sales” of investments generally will be limited. The Fund’s investment in illiquid investments may restrict its ability to dispose of investments in a timely fashion and for a fair price. Furthermore, the Fund likely will be limited in the Fund’s ability to sell investments because the Adviser may have material, non-public information regarding the issuers of such loans or investments or as a result of other policies of the Adviser. This limited ability to sell investments could materially adversely affect the Fund’s investment results. As a result, the Fund’s exposure to losses, including a potential loss of principal, as a result of which a Shareholder could potentially lose all or a portion of their investment in the Fund, may be increased due to the illiquidity of the Fund’s investments generally.

In certain cases, the Fund may also be prohibited by contract from selling its investments for a period of time or otherwise be restricted from disposing of the Fund’s investments. Furthermore, certain types of investments expected to be made may require a substantial length of time to realize a return or fully liquidate. The Fund may exit some investments through distributions in kind to Shareholders, after which the Shareholders will still bear the risks associated with holding the securities and must make their own disposition decisions.

Given the nature of the investments contemplated by the Fund, there is a material risk that the Fund will be unable to realize the Fund’s investment objective by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy. In particular, this risk could arise from changes in the financial condition or prospects of the investment, changes in national or international economic conditions, changes in debt and equity capital markets and changes in laws, regulations, fiscal policies or political conditions of countries in which investments are made.

In connection with the disposition of an investment, the Fund may be required to make representations about the business and financial affairs of the investment or may be responsible for the contents of disclosure documents under applicable securities laws. The Fund may also be required to indemnify the purchasers of such investment or underwriters to the extent that any such representations or disclosure documents turn out to be incorrect, inaccurate or misleading. These arrangements may result in contingent liabilities, for which the Fund may establish reserves or escrows. However, the Fund can offer no assurance that the Fund will adequately reserve for the Fund’s contingent liabilities and that such liabilities will not have an adverse effect on the Fund. Such contingent liabilities might ultimately have to be funded by proceeds, including the return of capital, from the Fund’s other investments.

Limited Operating History; Relation to Prior Investment Results. The Fund has a limited operating history. Past investment performance of the Adviser and its affiliates is not necessarily indicative of the Fund’s future results and the nature of, and risks associated with, the Fund’s investments may in certain circumstances differ substantially from investments and strategies undertaken historically. It is possible that the Fund determines to utilize investment techniques that involve substantial volatility and, in certain circumstances, substantially increase the adverse impact to which the Fund’s investment portfolio is subject. In addition, there can be no assurance that the Fund will be able to implement its investment strategy and investment approach or achieve its investment objective or that a Shareholder will receive a return of its capital. The Fund may not achieve returns comparable to those achieved by the investment vehicles managed by the Adviser or its affiliates in the past.

No Assurance of Investment Return. The Fund cannot provide any assurance that it will be able to choose, make and realize any particular investments. There is no assurance that the Fund will be able to generate returns for its investors or that the returns will be commensurate with the risks of investing in the type of companies and transactions described herein. There may be little or no near-term cash flow available to the Shareholders from the Fund and there can be no assurance that the Fund will be able to make any distribution to or effect any withdrawal by the Shareholders.

The Fund’s performance over a particular period may not necessarily be indicative of the results that may be expected in future periods. An investment in the Fund should only be considered by persons who can afford a loss of their entire investment. Past performance of investment entities associated with CIFC and the Adviser is not necessarily indicative of future results and provides no assurance of future results. There can be no assurance that the Fund will be able to implement its investment strategy and investment approach or achieve its investment objective.

Unspecified Use of Proceeds. Investors in the Fund will be entirely dependent upon the judgment and ability of the Adviser in investing and managing the capital of the Fund. The Fund intends, from time to time, to acquire select Loans and other Investments from CIFC and/or its affiliates using the proceeds from Capital Contributions.

Suitability of Investments. An investment in the Fund is not suitable for all investors. An investment in the Fund is suitable only for sophisticated investors, and an investor must have the financial ability to understand and willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in an investment in the Fund. Investors with any doubts as to the suitability of an investment in the Fund should consult their professional advisers to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition. There can be no assurance that the Fund’s investment objective will be achieved or that there will be any return of capital. Therefore, investors should only invest in the Fund if they can withstand a total loss of their investment.

Highly Competitive Market for Investment Opportunities. The activity of identifying, executing and realizing on investments that fall within the asset classes anticipated to be pursued by the Fund is highly competitive and involves a high degree of uncertainty and will be subject to market conditions. The Fund expects to encounter competition from other entities having similar investment objectives. Potential competitors include other BDCs, investment companies, investment partnerships and corporations, BDCs, strategic industry acquirers, financial institutions (such as mortgage banks and pension funds), hedge funds and investment funds affiliated with other financial sponsors or institutional investors, private equity and debt investors, credit vehicles and other financial investors investing directly or through affiliates. Further, over the past several years, an ever-increasing number of investment funds have been formed (and many such existing funds have grown in size). Additional funds with similar investment objectives may be formed in the future by other unrelated parties. As a result of recent dislocations in the credit market, other firms and institutions are seeking to capitalize on the perceived opportunities with vehicles, funds and other products that are expected to compete with the Fund for investments. Some of these competitors may have more relevant experience, greater financial resources and more personnel than the Adviser. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund and adversely affecting the terms upon which investments can be made. There can be no assurance that the Fund will be able to identify or consummate investments satisfying its investment criteria or that if such investments are made, that such investments will be realized upon at favorable valuations or that the objectives of the Fund will be achieved. Likewise, there can be no assurance that the Fund will be able to realize profit upon the values of its investments or that it will be able to fully invest its capital. To the extent that the Fund encounters competition for investments, returns to the Shareholders may decrease.

U.S. and Global Financial Markets. The market for investments in credit investment opportunities and other investments generally, and the success of the Fund’s investment activities in particular, will be affected by general economic and market conditions, as well as by changes in applicable laws, trade barriers, currency exchange controls, rate of inflation, currency depreciation, asset reinvestment, resource self-sufficiency and national and international political and socioeconomic circumstances in respect of the countries in which the Fund may invest. These factors may affect the level and volatility of market prices and the liquidity of the Fund’s investments, which could impair the Fund’s profitability or result in losses. In addition, general fluctuations in market prices and interest rates may affect the Fund’s investment opportunities and the value of the Fund’s investments.

The Adviser’s financial condition may be adversely affected by a significant general economic downturn, and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on the Adviser’s businesses and operations and thereby could impact the Fund. Moreover, continued periods of lackluster economic growth in the U.S. and global economies (or any particular segments thereof) could have a pronounced impact on the Fund and could adversely affect the Fund’s profitability, impede the ability of the Fund’s underlying issuers to perform under or refinance their existing obligations, and impair the Fund’s ability to effectively deploy its capital or realize its investments on favorable terms. These concerns are highlighted by recent events in the global economy. The Firm could also be affected by the recent difficult conditions in the capital markets and the overall weakening of the financial services industry.

While the Adviser expects that the current environment will yield attractive investment opportunities for the Fund, there can be no assurances that conditions in the global financial markets will not worsen and/or adversely affect one or more of the Fund’s investments or its overall performance. The Fund’s investment strategy and the availability of opportunities rely in part on the continuation of certain trends and conditions observed in the market for investments and the larger financial markets and in some cases the improvement of such conditions. There can be no assurance of such improvement or the continuation of such perceived trends. Moreover, trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct and actual events and circumstances may vary significantly. Also, in light of the distress in the global financial markets, any bankruptcy, insolvency or default by a counterparty to the Fund could result in a loss of the Fund’s investments. Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain investments, which loss will likely be exacerbated by the presence of leverage in an underlying issuer’s capital structure.

Financial Market and Interest Rate Fluctuations. The market value of the Fund’s investments not entailing floating interest rate structures may be affected by changes in interest rates. In general, the market value of a debt investment will change in inverse relation to an interest rate change in which a debt investment has a fixed interest rate or only limited interest rate adjustments. Accordingly, in a period of rising interest rates, the market value of such a debt investment will decrease. Moreover, in a period of declining interest rates, the market price of fixed income securities generally rises. In such an environment, debt investments without adequate call protection may benefit less than other fixed-income securities due to accelerated prepayments. Interest rate changes may also affect the Fund’s return on new investments that it makes. If there is a period of declining rates, the amounts becoming available to the Fund for investment due to repayment of the Fund investments may be re-invested at lower rates than the Fund had been able to obtain in prior investments or than the rates on the repaid investments. Also, increases in the interest rates on the Fund’s credit facilities may not be reflected in increased rates of return on the Fund’s investments, thereby adversely affecting the Fund’s return on such investments. Accordingly, interest rate changes may adversely affect the total return on the Fund’s investment portfolio.

Although changes in prevailing interest rates can be expected to cause some fluctuations in the value of floating-rate debt held by the Fund (due to the fact that rates reset only periodically), the value of this debt is substantially less sensitive to changes in market interest rates than fixed-rate instruments. Fluctuations in the market price of the debt held by the Fund will not affect interest income derived from debt already owned by the Fund but will be reflected in the Fund’s net asset value. The Fund may utilize certain strategies, including investments in interest rate swap or cap transactions, for the purpose of reducing the interest rate sensitivity of the portfolio and decreasing the Fund’s exposure to interest rate risk, although there is no assurance that it will do so or that such strategies will be successful.

The Adviser may use interest rate risk management techniques in an effort to limit the Fund’s exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities, which may from time to time include using financial instruments such as swaps. These financial instruments may be purchased on exchanges or may be individually negotiated and traded in over-the-counter markets. Use of such financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. In addition, these hedging activities may not prevent significant losses and could increase the Fund’s losses.

Changes in the Legislative and Regulatory Environment. The Fund’s ability to achieve its investment objective, as well as the ability of the Fund to conduct its operations, is based on laws and regulations that are subject to change through legislative, judicial or administrative action. Future legislative, judicial or administrative action could adversely affect the Fund’s ability to implement its investment program, as well as the ability of the Fund to conduct its operations. Increased regulation could have a material adverse impact on the profit potential of the Fund, as well as require increased transparency as to the identity of the Shareholders.

Increased regulatory oversight can also impose administrative burdens on the Fund, the Firm and the Adviser, including, without limitation, responding to investigations and implementing new policies and procedures. Such burdens may divert the Adviser’s time, attention and resources from portfolio management activities, and may furthermore place the Fund at a competitive disadvantage to the extent that the issuers of its investments are required to disclose sensitive business information. Recently, various U.S. federal, U.S. state and local agencies have been examining the role of placement agents, finders and other similar private fund service providers in the context of investments by public pension plans and other similar entities, including investigations and requests for information, and in connection therewith, rules and regulations in this arena may increase the possibility that the Firm may be exposed to claims and/or actions that could require a Shareholder to withdraw from the Fund. There can be no assurance that the foregoing will not have an adverse impact on the Fund and the Firm, or otherwise impede the ability of the Fund and the Firm to effectively achieve their investment objectives.

Investors in the Fund should understand that the Fund’s business is dynamic and is expected to change over time. Therefore, the Fund may be subject to new or additional regulatory constraints in the future. This Registration Statement cannot address or anticipate every possible current or future regulation that may affect the Adviser and/or the Firm, the Fund or their businesses, including regulations applicable to CLO securities. Such regulations may have a significant impact on the Shareholders or the operations of the Fund, including, without limitation, restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain financial instruments, requiring the Fund to disclose the identity of its investors or otherwise. The Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more Shareholders. Prospective investors are encouraged to consult their own advisers regarding an investment in the Fund.

General Market and Economic Risks Regarding the U.S. and Global Financial Markets. The value of the investments could be affected by factors affecting the economy and securities markets generally, such as real or perceived adverse economic conditions, supply and demand for particular instruments, changes in the general outlook for certain markets or corporate earnings, interest rates, announcements of political information, pandemic or similar events, or adverse investor sentiment generally. The market values of the investments may decline for a number of reasons, including increases in defaults resulting from changes in overall economic conditions and widening of credit spreads.

Events such as war, terrorism and related geopolitical risks, and pandemics have led, and may in the future lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. These risks could also adversely affect individual Issuers or related groups of Issuers, and securities markets, interest rates, auctions, secondary trading, ratings, credit risk, inflation, deflation and other factors relating to the investments.

Continuing market uncertainty may have a significant impact on the business of the Fund. Among other things, the level of investment opportunities may decline from the Adviser’s current expectations. One possible consequence is that the Fund may take a longer than anticipated period to invest capital and/or the Fund may be concentrated in a limited number of investments. Consequently, during this period, the returns (if any) realized by Shareholders may be substantially adversely affected by the unfavorable performance of a small number of these investments. Although the Adviser believes that recent market dislocations will result in attractive investment opportunities, the Fund may not be able to time the acquisition or disposition of its investments correctly, which could have a negative effect on the Fund’s performance.

SOFR Risk. SOFR is a relatively new index rate calculated based on short-term repurchase agreements backed by U.S. Treasury Instruments. Consequently, there can be no assurance that SOFR will perform in the same way as other similar benchmark rates would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, monetary policy, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. Additionally, because SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, we have no control over its determination, calculation, or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the Fund. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR-linked floating rate instruments and the trading prices of such instruments. Additionally, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates. Although occasional, increased daily volatility in SOFR would not necessarily lead to more volatile interest payments, the return on and value of SOFR-linked floating rate instruments may fluctuate more than floating rate instruments that are linked to less volatile rates. All of the foregoing risks may affect the performance of the applicable bonds and loans in which the Fund invests, which in turn may adversely affect the performance of the Fund.

Alternative Benchmark Rate Risk. As stated above, some of the bonds and loans held by the Fund may have floating interest rates based on alternative benchmark rates other than SOFR. Such alternative benchmark rates, like SOFR, may not have been widely used by market participants until relatively recently, and they may not perform exactly the same as other similar benchmark rates because they are calculated and administered differently. Generally, the use of alternative benchmark rates (including SOFR) may (i) cause the value of the interest rate on such bonds and loans to be uncertain or to be lower or more volatile than it would otherwise be, (ii) result in uncertainty as to the functioning, liquidity or value of such bonds and loans, and/or (iii) involve actions of regulators or rate administrators that may adversely affect certain markets or contracts underlying such bonds and loans. All of the foregoing could adversely affect the return on and value of the related floating rate instruments in which the Fund invests.

Leverage. The Fund’s Assets will be leveraged, which may adversely affect income earned by the Fund or may result in loss of principal. The use of leverage involves a high degree of financial risk and may increase the exposure of the Fund or its investments to factors such as rising interest rates, downturns in the economy or deterioration in the condition of the collateral securing the Fund’s financing. As an entity focusing on secured senior and junior financing, the Fund may be unable to secure attractive financing, which could impact the Fund’s ability to deliver the current and overall returns targeted by the Fund, as applicable. Market fluctuations may significantly decrease the availability of, and increase the cost of, leverage. The use of leverage will increase the amount of funds available to the Fund for investment but will also increase the risk of loss. Principal, interest and fee payments on any indebtedness of the Fund will be payable regardless of whether the Fund has sufficient cash available to make such investment. Lenders or other holders of senior positions would be entitled to a preferred cash flow prior to the Fund receiving a return. Because the Fund may engage in portfolio-level financing, investments may be cross-collateralized and subject to increased risk of loss. The Fund will incur recourse debt, which will subject the assets of the Fund, and may subject the assets of the Fund, to additional risk of loss and less control of such assets depending on the structure of a credit facility or upon default under a credit facility. In addition, if the Adviser or an affiliate breaches a covenant or otherwise defaults on an existing or future credit facility with a lender that is also providing financing to the Fund, such breach or default may negatively impact the Fund’s relationship with such lender.

High Yield Securities Risk. The Fund may make investments in “high yield” debt and preferred securities which are rated lower than investment grade by the various credit rating agencies (or in comparable non-rated securities as determined by the Adviser). Securities that are rated lower than investment grade are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with lower-rated securities, the yields and prices of such securities may tend to fluctuate more than those for higher-rated securities. The market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower-rated securities.

The Fund may invest in debt of issuers that have defaulted or are anticipated to default. Issuers in this situation frequently resort to bankruptcy and other litigation to effect debt restructuring on attractive terms. Such actions may require the Fund to spend material amounts on legal and other litigation costs. Bankruptcy and other insolvency proceedings are highly complex and may result in undesirable outcomes, such as the return of payments characterized as a “preference,” the invalidation of debt as a result of a deemed fraudulent conveyance and the recharacterization or equitable subordination of debt. There can be no assurance that the Fund will obtain favorable results in bankruptcy or insolvency proceedings.

Securities that are rated lower than “Baa3” by Moody’s Investor Service, Inc. or lower than “BBB-” by Standard & Poor’s Rating Services are often referred to in the financial press as “junk bonds” and may include securities of issuers in default. “Junk bonds” are considered by the rating agencies to be predominately speculative and may involve major risk exposures such as: (i) vulnerability to economic downturns and changes in interest rates; (ii) sensitivity to adverse economic changes and corporate developments; (iii) redemption or call provisions which may be exercised at inopportune times; and (iv) difficulty in accurately valuing or disposing of such securities.

Bankruptcy Proceedings Risk. The Fund may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings. Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by an issuer may adversely and permanently affect the issuer. The duration of a bankruptcy case can only be roughly estimated. The bankruptcy process can involve substantial legal, professional and administrative costs to the company and the Fund, it is subject to unpredictable and lengthy delays, and during the process the company’s competitive position may erode, its brand may lose value, key management may depart and the company may not be able to invest adequately or receive financing at a favorable rate or at all. In some cases, the company may not be able to reorganize and may be required to liquidate assets. Any of these factors may adversely affect the return on a creditor’s investment. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The administrative costs of a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, the Fund’s influence with respect to the class of securities or other obligations the Fund owns may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Depending on the facts and circumstances of the Fund’s investments and the extent of the Fund’s involvement in the management of an investment, upon the bankruptcy of an investment, a bankruptcy court may recharacterize the Fund’s debt investments as equity interests and subordinate all or a portion of the Fund’s claim to that of other creditors. This could occur even though the Fund may have structured the Fund’s investment as senior debt.

Covenant-Lite Loans. The Fund may invest in covenant-lite loans, which have been growing in popularity, and which contain limited, if any, financial covenants. Generally, such loans either do not require the obligor to maintain debt service or other financial ratios or do not contain common restrictions on the ability of the obligor to significantly change its operations or to enter into other significant transactions that could affect its ability to repay such loans. As a result, the Fund’s exposure to different risks may be increased, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with loans that have such requirements and restrictions.

Prepayments. While an investment may have a stated maturity, borrowers may prepay their loans prior to such maturity. Early prepayment, particularly by good credits, reduces the Fund’s opportunity to make long term compounded returns. Later prepayment, particularly by weaker credits, can tie up the Fund’s capital in investments which may have a greater risk of default. Either way, the shortening or lengthening of the holding period may prevent the Fund from realizing its projected returns.

Participation and Assignment Risks. The Fund may acquire interests in loans either directly (by way of assignment from the selling institution) or indirectly (by purchasing a participation from the selling institution (a “Participation”)). As described in more detail below, holders of Participations are subject to additional risks not applicable to a holder of a direct interest in a loan.

Participations by the Fund in a selling institution’s portion of a loan result in a contractual relationship only with such selling institution, not with the borrower. In the case of a Participation, the Fund will generally have the right to receive payments of principal, interest and any fees to which it is entitled only from the institution selling the participation and only upon receipt by such selling institution of such payments from the borrower. By holding a Participation in a loan, the Fund generally will have no privity with the borrower, no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set off against the borrower, and the Fund may not directly benefit from the collateral supporting the loan in which it has purchased the Participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the Participation, which will remain the legal owner of record of the applicable loan. In the event of the bankruptcy of the selling institution, the Fund, by owning a Participation, may be treated as a general unsecured creditor of the selling institution, and may not benefit from any set off between the selling institution and the borrower. In addition, the Fund may purchase a Participation from a selling institution that does not itself retain any portion of the applicable loan and, therefore, may have limited interest in monitoring the terms of the loan agreement and the continuing creditworthiness of the borrower. When the Fund holds a Participation in a loan it will typically not have the right to vote under the applicable loan agreement with respect to matters that arise thereunder (other than, in most cases, key economic decisions), and it is expected that each selling institution will reserve the right to administer the loan sold by it as it sees fit and to amend the documentation evidencing such loan in all respects. Selling institutions voting in connection with such matters may have interests different from those of the Fund and may fail to consider the interests of the Fund in connection with their votes.

Certain of the loans or Participations may be governed by the law of a jurisdiction other than a U.S. jurisdiction. The Fund is unable to provide any information with respect to the risks associated with purchasing a loan or a Participation under an agreement governed by the laws of a jurisdiction other than a U.S. jurisdiction, including characterization under such laws of such Participation in the event of the insolvency of the borrower or the institution from which the Fund purchases such Participation.

The purchaser of an assignment of an interest in a loan typically succeeds to all the rights and obligations of the assigning selling institution and becomes a lender under the loan agreement with respect to that loan. As an assignee, the Fund generally will have the same voting rights as other lenders under the applicable loan agreement, including the right to vote to waive enforcement of breaches of covenants or to enforce compliance by the borrower with the terms of the loan agreement, and the right to set off claims against the borrower and to have recourse to collateral supporting the loan. Assignments are, however, arranged through private negotiations between assignees and assignors, and in certain cases the rights and obligations acquired by an assignee may differ from, and be more limited than, those held by the assigning selling institution.

Assignments and participations are typically sold strictly without recourse to the selling institutions, and the selling institutions will generally make no representations or warranties about the underlying loan, the borrowers, the documentation of the loans or any collateral securing the loans. In addition, the Fund will be bound by provisions of the underlying loan agreements, if any, that require the preservation of the confidentiality of information provided by the borrower. Because of certain factors including confidentiality provisions, the unique and customized nature of the loan agreement, and the private syndication of the loan, loans are not purchased or sold as easily as are publicly traded securities.

Limited Control over Loan Administration. The Fund may purchase its investments directly in the form of an assignment of, or participation in, a note or other obligation issued under a loan facility to which more than one lender is a party. As a direct holder of an investment issued under a syndicated loan agreement, the Fund will have limited consent and control rights acting alone.

Participation on Creditors’ Committees. The Adviser’s key personnel, on behalf of the Fund, may elect to serve on Creditors’ Committees or other groups to ensure preservation or enhancement of the Fund’s position and recovery as a creditor. A member of any such Creditors’ Committee or group may owe certain obligations generally to all parties similarly situated that the Creditors’ Committee represents. If the Adviser concludes that its obligations owed to the other parties as a Creditors’ Committee or group member conflict with its duties owed to the Fund, it may resign from that Creditors’ Committee or group, and the Fund may not realize the benefits, if any, of the Adviser’s service on the Creditors’ Committee or group. Additionally, if the Fund is represented on a Creditors’ Committee or group, it may be restricted or prohibited under applicable law from disposing of its investments in the subject company while it continues to be represented on such Creditors’ Committee or group.

Third-Party Litigation; Limited Funds Available. The Fund’s investment activities may subject it to the risks of becoming involved in litigation and the enforcement actions or investigations by third parties. This risk may be greater where the Fund exercises control or significant influence over a company’s direction. The expense of defending claims against the Fund by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Fund. In the event that funds are not sufficient to pay the expenses incurred by the Fund, the ability of the Fund to operate effectively may be impaired, and the Fund may not be able to defend or prosecute legal proceedings that may be brought against it or that the Fund might otherwise bring to protect its interests.

Concentration Risk. The Fund will invest in a portfolio of corporate debt obligations. However, the portfolio may have a limited number of industries, obligors or other similar categories or different issuers may have overlapping exposures to such industries or other categories such that the Fund is more concentrated than it otherwise would be. The concentration of the portfolio in any one obligor, especially during any asset accumulation period, would subject the Shares to a greater degree of risk with respect to market price volatility or defaults by such obligor, and the concentration of the portfolio in any one industry would subject the Shares to a greater degree of risk with respect to economic downturns relating to such industry.

Derivative Financial Instruments and Techniques. In connection with the consummation of certain investments, the Adviser may use derivative instruments and short-sale techniques and enter into other hedging transactions to protect the Fund against adverse movements in interest rates, currency valuations or adverse effects of a portfolio investment’s business. While such transactions may reduce certain risks, such transactions entail other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in hedging values may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions.

The risks posed by such instruments and techniques, which can be extremely complex and may involve leveraging of the Fund’s Assets, include: (1) credit risks (the exposure to the possibility of loss resulting from a counterparty’s failure to meet its financial obligations); (2) market risk (the exposure to potential losses arising from adverse movements in the price of a financial asset); (3) legal risks (the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (the exposure to potential losses arising from inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative and the demands under the transaction to make margin and settlement payments); (7) systemic risk (the exposure to potential losses arising from the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risks (the exposure to potential risk of losses arising from the lack of diversification in any concentrated exposure to a particular industry or exposure linked to a particular entity); (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty) and (10) set off risks (the exposure to losses arising from the risk that any such counterparty may potentially set off obligations owed to it by the Fund (or its affiliates under unrelated contract)).

Use of derivatives in combination with such instruments and techniques for hedging purposes involves certain additional risks, including (i) dependence on the ability to predict movements in the price of the securities hedged; (ii) imperfect correlation between movements in the securities on which the derivative is based and movements in the assets of the underlying portfolio; and (iii) possible impediments to effective portfolio management or the ability to meet short term obligations because of the percentage of a portfolio’s assets segregated to cover its obligations. In addition, by hedging a particular position, any potential gain from an increase in value of such position may be limited.

In addition, the Fund’s hedging arrangements may fail to fully achieve the objectives for which they are intended for a variety of reasons, including an inability to identify and implement adequate hedging instruments at any particular time and the failure of the Fund’s hedging instruments to produce the anticipated results. The Fund also may be unable to enter into a suitable instrument to hedge the specific risk the Adviser intends to address, or the targeted risk may be more or less variable than available hedging instruments can accommodate, thereby making the hedge less effective. The Adviser may not be able to procure adequate hedging arrangements due to a variety of other factors that may ultimately reduce the effectiveness of the intended strategy. Further, certain applicable limits imposed under the Adviser’s exemption from registration as a CPO may restrict the ability of the Fund to engage in effective hedging transactions. Any such imperfect correlation or limitations may prevent the Fund from achieving the intended hedge and expose the Fund to risk of loss.

Issuer Insolvency Risks. If a court in a lawsuit brought by a creditor or representative of creditors (such as a trustee in bankruptcy) of an issuer of one of the Fund’s investments were to find that (a) such creditor did not receive reasonably equivalent value for incurring the indebtedness evidenced by the loans that the company issued to the Fund and (b) after giving effect to such indebtedness and the use of the proceeds thereof, such company (i) was insolvent, (ii) was engaged in a business for which its remaining assets constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the obligor or recover amounts previously paid by such company to the Fund in satisfaction of such indebtedness.

In addition, upon the insolvency of an issuer, payments that it made to the Fund may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year in the case of the U.S.) before insolvency. There can be no assurance as to what a given court would apply in order to determine whether the company was “insolvent” or that, regardless of the method of valuation, a court would not determine that the company was “insolvent,” in each case, after giving effect to the indebtedness evidenced by the loans held by the Fund and the use of the proceeds thereof. While the Fund may be able to assert certain defenses to any such avoidance claims, the outcome of such claims is within the discretion of the bankruptcy court and is therefore inherently incapable of being predicted.

In general, if payments are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient (such as the Fund) or from subsequent transferees of such payments, including the Shareholder.

The above discussion is based upon U.S. federal and state laws. Insofar as investments that are obligations of non-U.S. obligors are concerned, the laws of these jurisdictions may provide for avoidance remedies under factual circumstances similar to those described above, with consequences that may or may not be analogous to those described above under U.S. federal and state laws.

Equitable Subordination. Under common law principles that in some cases form the basis for lender liability claims, if a lender (i) intentionally takes an action that results in the undercapitalization of an issuer to the detriment of other creditors of such issuer, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control an issuer to the detriment of other creditors of such issuer, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors (a remedy called “equitable subordination”). Due to the nature of the debt obligations, the Fund may be subject to claims from creditors of an obligor that debt obligations of such obligor which are held by the issuer should be equitably subordinated. This equitable subordination risk may particularly result from the Fund making investments in portfolio companies owned and controlled by the Adviser and its affiliates. Particularly, in a bankruptcy proceeding, the Fund’s investment in a portfolio company may be subordinated or otherwise adversely affected by virtue of such CIFC affiliation with the Fund and its ownership of the particular portfolio company.

Credit Ratings are Not a Guarantee of Quality. Credit ratings of assets represent the rating agencies’ opinions regarding their credit quality and are not a guarantee of quality. A credit rating is not a recommendation to buy, sell or hold assets and may be subject to revision or withdrawal at any time by the assigning rating agency, including to the extent an issuer of one of the Fund’s investments does not comply with its covenants to enable the rating agencies to comply with their obligations under Rule 17g-5 of the Exchange Act. In the event that a rating assigned to any corporate debt obligation is lowered for any reason, no party is obligated to provide any additional support or credit enhancement with respect to such corporate debt obligation. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value; therefore, ratings may not fully reflect the true risks of an investment. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an obligor’s current financial condition may be better or worse than a rating indicates. Consequently, credit ratings of any corporate debt obligation should be used only as a preliminary indicator of investment quality and should not be considered a completely reliable indicator of investment quality. Rating reductions or withdrawals may occur for any number of reasons and may affect numerous assets at a single time or within a short period of time, with material adverse effects upon the corporate debt obligation. It is possible that many credit ratings of assets included in or similar to the corporate debt obligation will be subject to significant or severe adjustments downward.

Limited Liquidity. Our Shares constitute illiquid investments for which there is not, and will likely not be, a secondary market at any time. Investing in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. Shareholders must be prepared to bear the economic risk of an investment in our Shares for an extended period of time.

The Shares have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Fraud. One concern of investments in loans is the possibility of material misrepresentation or omission on the part of the borrower. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Fund to perfect or effectuate a lien on any collateral securing the loan. The Fund will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable when it makes its investments but cannot guarantee such accuracy or completeness. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

Expenses of the Fund. Through their investment in the Shares, Shareholders bear the cost of the fees and other expenses described in this Registration Statement, the Declaration of Trust, Bylaws and other agreements. In the aggregate, these fees and expenses may be greater than if an investor were directly to make investments identical to the Fund’s investments. Payment of any taxes and filing and registration fees, as well as all other Fund expenses then due and payable, is required to be made before any distributions to investors in the Fund. If funds are not sufficient to pay the expenses incurred by the Fund, the ability of the Fund to operate effectively may be impaired, and the Fund and the Adviser may not be able to defend or prosecute legal proceedings brought against it or that it might otherwise bring to protect the Shares of the Fund.

Effect of Substantial Repurchases. In the event that there are substantial repurchases from the Fund by one or more Shareholders, it may be more difficult for the Fund to generate the same level of profits operating on a smaller capital base. In the event that there are substantial repurchases on any date, the Adviser may find it difficult to adjust its investment strategies to the reduced amounts of assets under management. Under such circumstances, in order to provide sufficient funds to pay repurchases, the Adviser might be required to liquidate positions at an inappropriate time or on unfavorable terms or may limit repurchases as described herein.

Effect of Substantial Subscriptions. In the event that there are substantial subscriptions to the Fund by one or more investors or existing Shareholders, it may be difficult for the Fund to invest such additional capital on an expedited basis. In the event that such capital cannot be deployed in a manner consistent with the investment objective of the Fund, the Fund may experience diminished returns until such capital can be effectively deployed.

Role of the Firm’s Professionals. The Shareholders will have no authority to make decisions on behalf of the Fund. The success of the Fund will depend in part upon the skill and expertise of the Firm’s professionals and their ability to direct investments. There can be no assurance that such professionals will continue to be associated with the Adviser or the Firm throughout the life of the Fund. Competition in the financial services industry for qualified employees is intense, and there is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment managers and other industry participants for hiring and retaining qualified investment professionals. The Fund’s continued ability to effectively manage its portfolio depends on the Adviser’s ability to attract new employees and to retain and motivate its existing employees. The loss of the services of one or more of such persons could have an adverse impact on the Fund’s ability to realize its investment objective. Moreover, although the Adviser expects to have access to all of the appropriate resources, relationships and expertise of the Firm, there can be no assurance that such resources, relationships and expertise will be available for every transaction. In addition, investment professionals and committee members may be replaced or added at any time. Many of the senior and other professionals involved in prior funds of the Firm may not be part of the team working on the Fund. In addition, members of the investment team will work on other projects for the Firm and its affiliates. The Firm’s professionals involved with the Fund are not dedicated exclusively to the Fund and will have other responsibilities for the Firm. The Fund will be dependent to a substantial degree on the continued services of certain senior investment professionals employed by CIFC. In the event of death, disability or departure from CIFC of such persons, the performance of the Fund may be adversely impacted. Conflicts of interest may arise in allocating management time, services and functions, as well as the ability of the members of the investment team to have access to other professionals and resources within the Firm for the benefit of the Fund as described in this Registration Statement may be limited. In addition, such access may be limited by the internal compliance policies of the Firm or other legal or business considerations, including those constraints generally discussed herein.

Reliance on the Adviser. Subject to oversight by the Board, the Adviser has exclusive responsibility for the Fund’s activities, and, other than as may be set forth herein and in the Declaration of Trust and Bylaws, Shareholders will not be able to make investment or any other decisions concerning the management of the Fund. Accordingly, Shareholders will be relying on the ability of the Adviser to select the investments to be made using the capital available to the Fund. The Fund may be unable to find a sufficient number of attractive opportunities to meet its investment objective. The success of the Fund will depend on the ability of the principals to identify suitable investments, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of investments.

Misconduct of Employees and of Third-Party Service Providers. Misconduct by employees or by third-party service providers could cause significant losses to the Fund. Employee misconduct may include binding the Fund to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities or concealing unsuccessful trading activities (which, in either case, may result in unknown and unmanaged risks or losses). Losses could also result from actions by third-party service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities. Although the Adviser has adopted measures reasonably designed to prevent and detect employee misconduct and to select reliable third-party providers, such measures may not be effective in all cases.

U.S. Dollar Denomination of Shares. Shares are denominated in U.S. dollars. Investors subscribing for Shares in any country in which U.S. dollars are not the local currency should note that changes in the value of exchange between U.S. dollars and such currency may have an adverse effect on the value, price or income of the investment to such investor. There may be foreign exchange regulations applicable to investments in foreign currencies in certain jurisdictions where this Registration Statement is being issued. Each prospective investor should consult with his or her own counsel and advisers as to all legal, tax, financial and related matters concerning an investment in the Shares.

No Limitation on Strategies. The Firm will opportunistically implement on behalf of the Fund whatever strategies or discretionary approaches that the Adviser believes from time to time may be best suited to prevailing market conditions. There can be no assurance that the Firm will be successful in applying any strategy or discretionary approach to the Fund’s trading or investment activities. The investment strategies of these entities may involve risks that are not described herein. Such risks could prove substantial and therefore investments in the Fund are suitable only for investors that are able to bear the potential loss of their entire investment.

Institutional Risk; Custodians. Institutions, such as brokerage firms or banks (including the custodians or any of the Fund’s affiliates rendering similar services to the extent permissible), may hold certain assets of the Fund in their own name and in non-segregated accounts. As a result, the Fund may be subject to credit risk with respect to such institutions and the Fund may be treated as an unsecured creditor of any such counterparty in the event of such counterparty’s insolvency. These factors may adversely affect the Fund and the value of the Shares.

Cyber-Security and Systems Risk. The failure in cyber-security systems, as well as the occurrence of events unanticipated in the Firm’s and the Fund’s disaster recovery systems and management continuity planning, could impair the Firm’s and the Fund’s ability to conduct business effectively. The occurrence of a disaster such as a cyber-attack, a natural catastrophe, a communication or electrical outage, an industrial accident, a terrorist attack or war, events unanticipated in the Firm’s and the Fund’s disaster recovery systems, or a support failure from external providers, could have an adverse effect on the Fund’s ability to conduct business and the performance of the Fund and returns to investors, particularly if those events affect the Firm’s or the Fund’s computer-based data processing, transmission, storage, or retrieval systems or destroy data. If a significant number of the Firm’s investment professionals were unavailable in the event of a disaster, the ability to effectively conduct the business of the Fund or make or manage Investments could be severely compromised.

In addition, the Firm and the Fund may experience threats to their data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, the Firm’s or the Fund’s computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations, which could result in damage to the Fund and the Shareholders.

Rule 506 “Bad Actor” Risks. Rule 501 and Rule 506 of Regulation D under the Securities Act bar issuers deemed to be “bad actors” from relying on Rule 506 in connection with private placements (the “disqualification rule”). Specifically, an issuer is precluded from conducting offerings that rely on the exemption from registration under the Securities Act provided by Rule 506 (“Rule 506 offerings”) if a “covered person” of the issuer has been the subject of a “disqualifying event” (each as defined below). “Covered persons” include, among others, the issuer, affiliated issuers, any investment manager of an issuer that is a pooled investment fund, any solicitor of the issuer, any trustee, executive officer or other officer participating in the offering of the issuer, any general partner or managing member of the foregoing entities, any promoter of the issuer and any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. A “disqualifying event” includes, among other things, certain (a) criminal convictions and court injunctions and restraining orders issued in connection with the purchase or sale of a security or false filings with the SEC; (b) final orders from the CFTC, federal banking agencies and certain other regulators that bar a person from associating with a regulated entity or engaging in the business of securities, insurance or banking or that are based on certain fraudulent conduct; (c) SEC disciplinary orders relating to investment advisers, brokers, dealers and their associated persons; (d) SEC cease-and-desist orders relating to violations of certain anti-fraud provisions and registration requirements of the federal securities laws; (e) suspensions or expulsions from membership in a self-regulatory organization (“SRO”) or from association with an SRO member; and (f) U.S. Postal Service false representation orders.

The Adviser has affiliates, many of whom may be deemed to be affiliated issuers of the Fund, and, therefore, Covered Persons of the Fund for purposes of Rule 506 offerings. Thus, while the Adviser has made, and on a periodic basis will continue to make, inquiries into whether any persons that the Adviser has determined to be affiliated issuers have been subject to any disqualifying events, in some circumstances, the Adviser’s ability to determine whether the Fund would be disqualified from relying on Rule 506 may depend on cooperation of third parties over whom the Adviser may have limited control and influence.

If any of CIFC’s Covered Persons, including any affiliated issuer of the Fund, is subject to a disqualifying event, the Fund could lose the ability to raise capital in a future Rule 506 offering for a significant period of time and the Fund’s business, financial condition and results of operations could be materially and adversely affected.

Failure to maintain our status as a BDC would reduce our operating flexibility. We have elected to be treated as a BDC under the 1940 Act. If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

BDC Management Experience. The Adviser and the members of the investment team have no prior experience managing a BDC, and the investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser, its affiliates and the members of the investment team in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. The Adviser’s and the members of the investment team’s limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective.

Regulations Governing the Fund’s Operation as a BDC. The Fund will not generally be able to issue and sell its Shares at a price below NAV per Share. The Fund may, however, sell common shares, or warrants, options or rights to acquire the Fund’s Shares, at a price below the then-current NAV per Share of the Fund’s common shares if the Fund’s Board determines that such sale is in the Fund’s best interests, and if investors approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Fund’s Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing common shares or senior securities convertible into, or exchangeable for, its Shares, then the percentage ownership of investors at that time will decrease, and investors may experience dilution.

Investing a Sufficient Portion of Assets in Qualifying Assets. The Fund may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets.

The Fund believes that most of the investments that it may acquire in the future will constitute qualifying assets. However, the Fund may be precluded from investing in what it believes to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If the Fund does not invest a sufficient portion of its assets in qualifying assets, it could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent the Fund, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of its position) or could require the Fund to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If the Fund needs to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. The Fund may not be able to find a buyer for such investments and, even if a buyer is found, the Fund may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

If the Fund does not maintain its status as a BDC, it would be subject to regulation as a registered closed-end management investment company under the 1940 Act. As a registered closed-end management investment company, the Fund would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease its operating flexibility.

Provision of Managerial Assistance and Control Person Liability. The Fund may obtain rights to participate in the governance of certain of the Fund’s portfolio companies. In such instances, the Fund typically will designate representatives to serve on the boards of portfolio companies. The designation of representatives and other measures contemplated could expose the assets of the Fund to claims by a portfolio company, its security holders and its creditors, including claims that the Fund is a controlling person and thus is liable for securities laws violations and other liabilities of a portfolio company. The exercise of control over a company may impose additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. If these liabilities were to arise, the Fund might suffer a significant loss. These measures also could result in certain liabilities in the event of the bankruptcy or reorganization of a portfolio company, could result in claims against the Fund if the designated board members violate their fiduciary or other duties to a portfolio company or fail to exercise appropriate levels of care under applicable corporate or securities laws, environmental laws or other legal principles, and could expose the Fund to claims that it has interfered in management to the detriment of a portfolio company. While the Adviser intends to operate the Fund in a way that will minimize the exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to portfolio companies and the Fund and the Fund investors.

EU General Data Protection Regulation. In Europe, the General Data Protection Regulation (“GDPR”) was made effective on May 25, 2018, introducing substantial changes to current European privacy laws. It has superseded the existing Data Protection Directive, which is the key European legislation governing the use of personal data relating to living individuals. The GDPR provides enhanced rights to individuals with respect to the privacy of their personal data and applies not only to organizations with a presence in the European Union which use or hold data relating to living individuals, but also to those organizations that offer services to individual European Union investors. In addition, although regulatory behavior and penalties under the GDPR remain an area of considerable scrutiny, it does increase the sanctions for serious breaches to the greater of €20,000,000 or 4% of worldwide revenue, the impact of which could be significant. Compliance with the GDPR may require additional measures, including updating policies and procedures and reviewing relevant IT systems, which may create additional costs and expenses for the Fund and therefore the Fund investors. The Fund may have indemnification obligations in respect of, or be required to pay the expenses relating to, any litigation or action as a result of any purported breach of the GDPR. Fund investors other than individuals in the European Union may not be afforded the protections of the GDPR.

Costs as a Result of Being an Exchange Act Reporting Company. As a BDC, our shares are registered under the Exchange Act and the Fund is subject to the reporting requirements under the Exchange Act. As an Exchange Act reporting company, the Fund will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.

Sarbanes-Oxley Act. As an SEC-reporting company, we are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

Our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Consistent with the transition accommodation for newly public companies, management’s first report on the effectiveness of our internal control over financial reporting will not be required until our second annual report filed with the SEC. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a relatively new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404, and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Fund.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act should we become an accelerated filer. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls.

Potential Changes in Investment Objectives, Operating Policies or Strategies Without Prior Notice or Shareholder Approval. The Fund’s Board will have the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice (except as required by the 1940 Act) and without Shareholder approval. However, absent Shareholder approval, the Fund may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. The Fund cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and value of its Shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.

New or Modified Laws or Regulations Governing Our Operations. The Fund’s portfolio companies and the Fund are subject to regulation by laws at the U.S. federal, state, and local levels. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations, and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on the Fund’s business.

The effects of such laws and regulations on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken in implementing regulations.

Future legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress may negatively impact the operations, cash flows or financial condition of the Fund or its portfolio companies, impose additional costs on portfolio companies or the Fund intensify the regulatory supervision of the Fund or its portfolio companies or otherwise adversely affect the Fund’s business or the business of its portfolio companies. Laws that apply to the Fund, either now or in the future, are often highly complex and may include licensing requirements. The licensing process can be lengthy and can be expected to subject the Fund to increased regulatory oversight. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Fund or the Adviser to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on the Fund. In addition, if the Fund does not comply with applicable laws and regulations, it could lose any licenses that it then holds for the conduct of its business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing Fund operations, including those associated with RICs, may cause the Fund to alter its investment strategy in order to avail itself of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the Fund’s strategies and plans and may shift the Fund’s investment focus from the areas of expertise of the Adviser to other types of investments in which the Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of an investor’s investment. If the Fund invests in commodity interests in the future, the Adviser may determine not to use investment strategies that trigger additional regulation by the CFTC or may determine to operate subject to CFTC regulation, if applicable. If the Adviser or the Fund were to operate subject to CFTC regulation, the Fund may incur additional expenses and would be subject to additional regulation.

In addition, certain regulations applicable to debt securitizations implementing credit risk retention requirements that have taken effect in both the U.S. and in Europe may adversely affect or prevent the Fund from entering into securitization transactions. These risk retention rules will increase the Fund’s cost of funds under, or may prevent the Fund from completing, future securitization transactions. In particular, the U.S. Risk Retention Rules require the sponsor (directly or through a majority-owned affiliate) of a debt securitization, such as CLOs, in the absence of an exemption, to retain an economic interest in the credit risk of the assets being securitized in the form of an eligible horizontal residual interest, an eligible vertical interest, or a combination thereof, in accordance with the requirements of the U.S. Risk Retention Rules. Given the more attractive financing costs associated with these types of debt securitizations as opposed to other types of financing available (such as traditional senior secured facilities), this increases our financing costs, which increases the financing costs ultimately borne by the Fund’s investors. The statements contained in this Registration Statement regarding compliance with the U.S. Risk Retention Rules are solely based on publicly available information (including the DC Circuit Ruling (as defined below)) as of the date of this Registration Statement.

On February 9, 2018, the U.S. Court of Appeals for the District of Columbia Circuit ruled (the “D.C. Circuit Ruling”) that the federal agencies responsible for the U.S. Risk Retention Rules exceeded their statutory authority under the Dodd-Frank Act in adopting the final rules as applied to asset managers of open-market CLOs. On April 5, 2018, the United States District Court for the District of Columbia entered an order implementing the D.C. Circuit Ruling and thereby vacated the U.S. Risk Retention Rules insofar as they apply to CLO managers of “open market CLOs”. As of the date hereof, there has been no petition for writ of certiorari filed requesting the case to be heard by the United States Supreme Court. Since there has not been a successful challenge to the D.C. Circuit Ruling and the United States District Court for the District of Columbia has issued the above described order implementing the D.C. Circuit Ruling, collateral managers of open market CLOs are no longer required to comply with the U.S. risk retention rules at this time.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension by the current U.S. Presidential Administration could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of the Fund or otherwise adversely affect the Fund’s business, financial condition and results of operations.

Allocation of Investment Opportunities and Related Conflicts. As a BDC, the Fund is generally prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities is an affiliate of the Fund for purposes of the 1940 Act, and the Fund generally will be prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Trustees and, in some cases, the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with the Fund’s officers or trustees or their affiliates. These prohibitions will affect the manner in which investment opportunities are allocated between the Fund and other funds managed by the Adviser or its affiliates. Most importantly, the Fund generally will be prohibited from co-investing with other of the Adviser’s clients or affiliates of the Adviser in Adviser-originated loans and financings unless the Fund co-invests in accordance with the applicable regulatory guidance or has obtained an exemptive order from the SEC permitting such co-investment activities. Accordingly, while the Adviser intends to allocate suitable opportunities among the Fund and other of the Adviser’s clients or affiliates of the Adviser based on the principles described above, the prohibition on co-investing with affiliates could significantly limit the scope of investment opportunities available to the Fund. In particular, the decision by Adviser or the Adviser to allocate an opportunity to one or more Adviser Accounts or to an affiliate of the Adviser, or the existence of a prior co-investment structure, might cause the Fund to forgo an investment opportunity that it otherwise would have made. Similarly, the Fund generally may be limited in its ability to invest in an issuer in which another client of the Adviser or affiliate of the Adviser had previously invested. The Fund may in certain circumstances also be required to sell, transfer or otherwise reorganize assets in which the Fund has invested with other of the Adviser’s clients or affiliates of the Adviser at times that the Fund may not consider advantageous. The Fund has been granted an exemptive order from the SEC in order to permit the Fund to co-invest with Adviser Accounts and other affiliates of the Adviser, subject to the terms and conditions of the exemptive order.

Proportion of Assets that May Be Invested in Securities of a Single Issuer. The Fund will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it will not be limited by the 1940 Act with respect to the proportion of the Fund’s assets that it may invest in securities of a single issuer, excluding limitations on investments in other investment companies. To the extent that the Fund assumes large positions in the securities of a small number of issuers or industries, the Fund’s net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns the Fund realizes may be significantly adversely affected if a small number of investments perform poorly or if the Fund needs to write down the value of any one investment. Additionally, a downturn in any particular industry in which the Fund is invested could significantly affect the Fund’s aggregate returns.

Because the Fund may invest significant amounts of the Fund’s available capital in a single investment, any single loss may have a significant adverse impact on the Fund’s capital. While the Fund will generally focus on borrowers who are U.S. companies, the Adviser may determine whether companies meet the foregoing criteria in its sole discretion. In addition, except as may be provided by the requirement to invest at least 70% of its assets in qualifying investments and as may be necessary to qualify as a RIC, the Fund is not restricted in its ability to invest in companies of any size or in any geographical location, and may from time to time or over time invest in companies of any size or in any geographical location.

Risks Regarding Distributions. The Fund intends to pay quarterly distributions to Shareholders out of assets legally available for distribution. The Fund cannot guarantee that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. If the Fund is unable to satisfy the asset coverage test applicable to it as a BDC, or if the Fund violates certain debt financing agreements, its ability to pay distributions to Shareholders could be limited. All distributions will be paid at the discretion of the Fund’s

Board and will depend on the Fund’s earnings, financial condition, maintenance of RIC status, compliance with applicable BDC regulations, compliance with debt financing agreements and such other factors as the Board may deem relevant from time to time. The distributions the Fund pays to Shareholders in a year may exceed the Fund’s taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

Shareholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of RIC’s net ordinary income or capital gains when they are not. Accordingly, Shareholders should read carefully any written disclosure accompanying a distribution from the Fund and the information about the specific tax characteristics of the Fund’s distributions provided to Shareholders after the end of each calendar year, and should not assume that the source of any distribution is the Fund’s net ordinary income or capital gains.

Being an “Emerging Growth Company”. We will be and we will remain an “emerging growth company” as defined in the JOBS Act for up to five (5) years, or until the earlier of (a) the last day of the fiscal year (i) in which we have total annual gross revenue of at least $1,235,000,000, or (ii) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates exceeds $700,000,000 as of the date of our most recently completed second fiscal quarter, or (b) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. We cannot predict if investors will find our Common Shares less attractive because we will rely on some or all of these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Compliance with the SEC’s Regulation Best Interest. Broker-dealers must comply with Rule 151-1 (“Regulation Best Interest”) which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our Common Shares, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend this offering to retail customers. Under Regulation Best Interest, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objective and would result in our fixed operating costs representing a larger percentage of our gross income.

RIC Qualification Risks. To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Paying Required Distributions. For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to accrete market discount and include such amounts in our taxable income in the current year, instead of upon disposition.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax. The resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Corporate-Level Income Tax. The Fund may invest in certain debt and equity investments through taxable subsidiaries that are wholly owned or primarily controlled by the Fund and primarily engage in investment activities in securities or other assets. The taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. Furthermore, to the extent the taxable subsidiaries have an unrealized gain or a realized gain for an equity investment, the Fund may be required to accrue and/or pay federal and state corporate income taxes related to such unrealized or realized gains. The Fund may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

With respect to any wholly-owned subsidiary of the Fund, the Fund will comply with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with such subsidiary. In addition, the Adviser will comply with the provisions of the 1940 Act relating to investment advisory contracts as an investment adviser to any such subsidiary under Section 2(a)(20) of the 1940 Act. Any subsidiary will also comply with the provisions relating to affiliated transactions and custody of the 1940 Act. Any subsidiary will have the same custodian as the Fund.

Special Tax Issues. The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues. U.S. federal income tax rules are not entirely clear about certain issues related to such investments such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, to distribute sufficient income to preserve our tax status as a RIC and minimize the extent to which we are subject to U.S. federal income or excise tax.

Publicly Offered Regulated Investment Company Related Risk. While we expect to be treated as a “publicly offered regulated investment company” as a result of our Common Shares and any preferred shares collectively being held by at least 500 persons at all times during a taxable year, no certainty can be provided that we will qualify as such for each taxable year. If we are not so treated, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from us in the amount of such U.S. shareholder’s allocable share of the management and incentive fees paid to our investment adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate.

Legislative or Regulatory Tax Changes. At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Common Shares or the value or the resale potential of our investments.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different risk factors.

Item 2. Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Fund was formed on November 25, 2024 as a Delaware limited partnership and expects to convert to a Delaware statutory trust effective on the date of the BDC Conversion. The Fund commenced operations on February 4, 2025. The Fund intends to elect to be regulated as a business development company and will elect to be treated as a regulated investment company for federal income tax purposes. As such, the Fund will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of the Fund’s assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the Fund’s “investment company taxable income” and net tax-exempt interest. See “Item 1. Business—Regulation as a Business Development Company” and “Item 1. Business—Certain U.S. Federal Income Tax Consequences.”

The Adviser oversees (subject to the oversight of the Board, a majority of whom are Independent Trustees) the management of our operations and is responsible for making investment decisions with respect to our portfolio pursuant to the terms of the Advisory Agreement. Under the Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for certain expenses.

The investment objective of the Fund is to seek to maximize current return while preserving Shareholders’ capital by originating and managing a diversified portfolio of primarily senior loans to U.S. companies. In pursuing its investment objective, the Fund intends to employ a strategy to provide capital to companies, typically private equity sponsor-controlled, with a focus on direct originations of senior loans ("Loans"). The Loans are expected to be corporate loans possessing a senior lien on all or specific assets of a borrower or a junior lien on all assets of the borrower. The primary types of these Loans are cash flow senior, unitranche, traditional revolving loans, bifurcated term, second lien and secured and unsecured mezzanine. The Fund’s Investments generally will be unrated and not actively traded in any secondary market. The Fund intends to invest in securities and other instruments that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated (commonly referred to as “junk bonds”).

Loans generally will be structured with floating-rate coupons linked to short-term market base rates (typically, SOFR or the Prime Rate), with interest rate floors, thereby minimizing interest rate risk. CIFC expects that yields will be enhanced through up-front fees, ancillary fees including annual monitoring fees and amendment fees, and the Fund’s receipt of its pro rata portion of loan agency fees collected by any CIFC affiliate with respect to certain loans administered or serviced by such CIFC affiliate(s). Opportunistically, structures may also include PIK interest, equity participations and other types of equity return enhancements, which could further increase returns on those investments.

The Fund is expected to acquire Loans that primarily have been directly originated by CIFC, through its relationships with private equity firms, or other loan originators in the secondary market. Such Loans may be acquired directly by the Fund or indirectly through Subsidiaries. The Fund’s investments in such Loans and other Investments are expected to be of an amount and type that are consistent with the Fund’s investment objective and investment strategies discussed herein. Such assets would be valued in accordance with the Adviser’s valuation policies and procedures with any purchase price adjustments as deemed necessary. References to the Fund acquiring, holding or disposing of Fund Assets shall also be interpreted to mean the acquisition, holding and disposition of such Fund Assets by a Subsidiary, unless the context requires otherwise.

The Fund may, but is not required to, engage in interest rate or currency hedging to the extent the Adviser deems advisable in connection with the Fund Assets held by the Fund, subject to certain limitations.

The Fund intends to use leverage for investment purposes, which may be originated on an asset-by-asset basis or on a fund-level basis. The Fund will use leverage and incur indebtedness in acquiring and holding Fund Assets, including indebtedness incurred by or through a Subsidiary (or secured by the Fund’s equity interest in a Subsidiary). The Fund’s indebtedness, when incurred, may be secured, including, without limitation, by (a) Fund Assets (including Fund Assets to be purchased with the proceeds of the related borrowing) and cash flows thereon and (b) bank accounts of the Fund or Subsidiary. The Fund may enter into other Portfolio Credit Facilities with other lenders in the future in the Adviser’s sole discretion.

There can be no assurance that the Fund’s investment objective will be achieved or that investors will receive a return of their capital. The Fund seeks to mitigate downside risk by investing in companies that generate consistent free cash flow. The Fund will reinvest current income unless the Shareholders elect to receive current income on a quarterly basis.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of the Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary uses of cash will be for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying the Adviser and the Administrator), (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our Shares.

Critical Accounting Estimates and Policies

The preparation of our financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially. Our critical accounting estimates, including those relating to valuation of investments and income recognition, are described below. Please refer to “Note 2 – Significant Accounting Policies” in the notes to the consolidated financial statements included in this Registration Statement for a discussion of our significant accounting policies.

Valuation of Investments

The most significant estimate inherent in the preparation of our consolidated financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There is no single method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Our investment portfolio is valued no less frequently than monthly in accordance with Rule 2a-5 under the 1940 Act. Our Board of Trustees oversees the valuation designee and the process that it uses to determine the fair value of our assets. In this regard, the Board of Trustees receives periodic and, as applicable, prompt reporting regarding certain material valuation matters, as required by Rule 2a-5 under the 1940 Act. We have the sole right to change the frequency of determination of NAV at the Board of Trustees’ discretion. Pursuant to Rule 2a-5, the Board of Trustees has designated the Adviser to serve as the “valuation designee” to perform fair value determinations in respect of our portfolio investments that do not have readily available market quotations.

We account for our investments in accordance with U.S. GAAP, and fair value our investment portfolio in accordance with the provisions of the FASB ASC Topic 820, Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended, which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).

Fair value measurements are determined within a framework that utilizes a three-tier hierarchy, which maximizes the use of observable market inputs and minimizes the use of unobservable inputs. Fund Assets with observable market data and inputs will typically be valued at their market mid prices, as provided by a loan pricing service selected by the Adviser. Since the Fund expects to invest primarily in privately negotiated loans to middle-market companies where observable market data and inputs are limited and readily ascertainable market data is lacking, the majority of the Fund’s loans will be fair valued based on model-derived valuations in which one or more significant inputs or significant value drivers are unobservable and may require the use of estimates and/or the Adviser’s assessment of factors specific to the investment. Loans and other Investments acquired by the Fund would also be valued in part using such valuation processes, policies and procedures. Pursuant to the Adviser’s Valuation Policy, the Adviser typically will generally rely on third-party valuation on a quarterly basis to determine the fair value of the Fund’s investments and at the expense of the Fund. As part of this valuation process, there may be instances in which the fair value of an investment prepared by the third-party valuation firms does not align with Adviser’s internally prepared valuation. In such cases, the Adviser will document the factors driving the difference between the results of the third-party valuation firms and its own internal valuation analysis and discuss both valuation analyses with the applicable Valuation Committee. Once the Valuation Committee has considered and evaluated both valuation outcomes, the Valuation Committee will conclude upon the fair value application in accordance with ASC 820 in light of the relevant facts and circumstances as of the measurement date. CIFC will either conclude to maintain use of the third-party valuation firm’s midpoint as the final fair value, or to utilize its own internal valuation as the final fair value. Notwithstanding the foregoing, CIFC may not require third-party valuations for investments under certain circumstances which may include but not be limited to new investments originated or partially sold or syndicated in an arms-length transaction to another lending party in the current quarter and investments subject to certain thresholds which may include investment size, materiality and/or other criteria, and in other conditions as reasonably determined by the Valuation Committee. Use of the Adviser’s own internal valuation as the final fair value will require unanimous Valuation Committee approval and will be documented accordingly. The exercise of any discretion in valuation by the Adviser may give rise to conflicts of interest, including in connection with determining any write-ups or write-downs of Fund interests, the amount and timing of distributions of Incentive Fees and the calculation of management fees.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been reported had a ready market for the investments existed, and it is reasonably possible that the difference could be material. Fair value estimates are made at discrete points in time based on relevant information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The carrying amounts of our financial instruments, consisting of cash, investments, receivables, payables and other liabilities approximate the fair values of such items due to the short-term nature of these instruments.

Revenues

We generate revenue in the form of interest income from debt investments, dividends from our equity interests, and capital gains and distributions, if any, on investment securities that we may acquire in portfolio companies. In addition, we may generate revenue in the form of prepayment fees, commitment, origination, structuring or due diligence fees, fees for providing significant managerial assistance, consulting fees and other investment related income. Interest from our debt securities is generally payable quarterly. Payments of principal on our debt investments may be amortized over the stated term of the investment, deferred for several years or due entirely at maturity. In some cases, our debt investments may include PIK interest. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive is directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases.

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortization of premiums. The Fund may receive loan origination fees or original issue discount ("OID") at closing, in accordance with the terms of certain investments. Fees received and OID are initially treated as a reduction in cost and are accreted into the investment cost and into Fee Income over the term of the related investment using a method that approximates the effective interest method. Upon the early payoff of all or a portion of an investment, the Fund recognizes the related unaccreted loan origination fees and OID into Fee Income in the current period. For the period ended March 31, 2026, accretion of $336,483 is included in Fee Income on the Consolidated Statement of Operations. Prepayment premiums and other contractual fees received in connection with debt investment paydowns are recognized as Fee Income when earned.

PIK Income

The Fund may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Fund’s statement of operations. If at any point the Fund believes PIK is not expected to be realized, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Fund’s status as a RIC, this non-cash source of income must be paid out to Shareholders in the form of dividends, even though the Fund has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Fund may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when, in management’s judgement, there is sufficient doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Distributions

To the extent that the Fund has taxable income available, the Fund intends to make quarterly distributions to its Shareholders. Distributions to Shareholders are recorded on the record date. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

Expenses

The Fund will bear all expenses relating to its organization as well as the offering of its Shares, including but not limited to legal, accounting, filing and other organizational and offering expenses, including marketing related expenses (including travel, lodging, meals and entertainment), incurred by or on behalf of the Fund in connection with its formation, which, for the avoidance of doubt, shall include, but not be limited to, expenses related to the offering materials, the formation materials, the organizational agreements and material contracts of the Fund, and includes the applicable expenses of the Fund prior to consummation of the BDC Conversion.

Organizational costs are expensed as incurred. Offering costs are capitalized as a deferred expense, are included in the Consolidated Statement of Assets and Liabilities, and are amortized to expense over a twelve-month period. Each is accounted for as described in Note 2(k) to the Consolidated Financial Statements. From the Fund's inception through March 31, 2026, the Fund incurred organizational costs of $1,310,702 and offering costs of $985,016. Because organizational costs are expensed as incurred, the entire $1,310,702 of organizational costs has been recognized as expense in the Consolidated Statement of Operations. As of March 31, 2026, $123,127 of offering costs had been amortized to expense and $861,889 remained deferred on the Consolidated Statement of Assets and Liabilities.

The Fund bears all expenses relating to the Fund’s operations, including, but not limited to (with respect to the Fund and any Subsidiary, as applicable): a Base Management Fee and Incentive Fee; expenses related to the evaluation, acquisition, financing, holding, restructuring, hedging or recapitalization and disposition of Fund Assets and other assets (including temporary investments and investments that are not consummated), including custodial fees and/or expenses, appraisal fees, legal and regulatory compliance and consulting fees, administrative appraisal and third-party valuation expenses, and investment banking, consulting, information services and bank service fees; costs related to borrowings or other indebtedness incurred by the Fund or any such Subsidiary; loan administration costs; external legal expenses relating to the Fund’s activities and operations; the organizational costs of any Subsidiary; expenses incurred in connection with any amendments to the Fund’s agreements; third-party professional fees (including, without limitation, expenses of consultants and experts); research expenses (including, without limitation, systems, software, hardware and other services used in connection with the investment activities of the Fund, including market related data, subscriptions and related travel), pricing and valuation services, portfolio management services; any costs of software licenses and any accounting software packages; external accounting and investor reporting expenses; auditing, accounting and tax preparation expenses, including any expenses related to the Fund’s tax reporting compliance obligations; tax expenses, including taxes imposed on the Fund; fees and expenses incurred in connection with any tax audit, investigation, settlement or review by any taxing authority, including any related administrative settlement and judicial review; administrative and regulatory costs and expenses including, without limitation, the cost of the Fund’s Administrator and the cost of a chief compliance officer, a chief financial officer, an anti-money laundering compliance officer, a money laundering reporting officer and a deputy money laundering reporting officer; insurance expenses (including those relating to directors and officers insurance, employment practices liability insurance and errors and omissions insurance which provide insurance coverage to the employees of the Adviser); and the expenses associated with Board meetings; extraordinary expenses (i.e., litigation costs or damages, workout and restructuring expenses, and indemnification obligations, etc.).

From time to time, CIFC Private Credit Management LLC (in its capacity as the Adviser and Administrator) or its affiliates may pay third-party providers of goods or services. We will reimburse CIFC Private Credit Management LLC (in its capacity as the Adviser or Administrator) or such affiliates thereof for any such amounts paid on our behalf. From time to time, CIFC Private Credit Management LLC (in its capacity as the Adviser and Administrator) may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our Shareholders.

Income Taxes

The Fund intends to elect to be treated as a BDC under the 1940 Act and intends to elect to be treated, and qualify annually, as a RIC under the Code. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its Shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the consolidated financial statements of the Fund.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, pursuant to the excise tax distribution requirements, the Fund is subject to a 4% nondeductible federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

Recent Accounting Pronouncements

In November 2025, the Financial Accounting Standards Board issued Accounting Standards Update No. 2025-08, Financial Instruments — Credit Losses (Topic 326): Purchased Loans ("ASU 2025-08"). The amendments in ASU 2025-08 simplify the accounting for purchased loans by expanding the use of the "gross-up" approach to certain acquired loans that are considered seasoned. The new guidance eliminates the distinction between purchased credit-deteriorated and certain non-credit-deteriorated acquired loans at acquisition, thereby improving consistency and comparability and reducing complexity in the application of the current expected credit loss ("CECL") model. The amendments are effective for annual reporting periods beginning after December 15, 2026, including interim reporting periods within those annual periods. The amendments are to be applied prospectively to loans acquired on or after the adoption date. Early adoption is permitted. The Fund is currently evaluating the impact of adopting ASU 2025-08 on its consolidated financial statements. See Note 2(l) to the consolidated financial statements.

Contractual Obligations

We have entered into the Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. Payments for investment advisory services under the Advisory Agreements and payment for administration services under the Administration Agreement are described in “Item 1. Business—Advisory Agreement” and “Item 1. Business—Administration Agreement.”

The Fund has entered into, and may in the future enter into additional, credit facilities or other financing arrangements to facilitate investments and the timely payment of expenses. Credit facilities generally bear interest at floating rates at spreads over SOFR (or other applicable reference rate) and are typically secured by pledges of investment assets, commitments and/or related cash flows, and contain affirmative and negative covenants that may impact the Fund’s operations. The Fund’s existing SPV Facility, described below, is the Fund’s principal source of leverage as of March 31, 2026.

On February 4, 2025, the Fund entered into a Loan and Servicing Agreement with Sumitomo Mitsui Banking Corporation as administrative agent and lender, providing for a senior secured revolving credit facility (the "SPV Facility") collateralized by certain loans assigned to a wholly-owned bankruptcy-remote special purpose vehicle, CIFC Direct Lending Evergreen Fund SB SPV, LLC. Advances bear interest at three-month Term SOFR plus an applicable spread of 1.70% on broadly syndicated loan collateral and 2.25% on other loan collateral, increasing to 2.20% and 2.85%, respectively, after the revolving period ends on February 4, 2027. The SPV Facility matures on February 2, 2029. As of March 31, 2026, $195,975,000 was outstanding under the SPV Facility, the Fund had incurred $1,872,721 of deferred financing costs (of which $1,395,364 was unamortized), and the Fund was in compliance with all SPV Facility covenants and concentration limits. For the period ended March 31, 2026, interest expense and amortization of deferred financing costs related to the SPV Facility totaled $2,949,435 (cash paid for interest of $2,810,621). See Note 11 to the consolidated financial statements.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

From time to time, we may become party to certain legal proceedings in the ordinary course of business. As of March 31, 2026, we are not aware of any pending or threatened litigation.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and declines in the value of any fixed rate investments we may hold. A rise in interest rates would also be expected to lead to higher costs on floating rate borrowings. We may use risk management techniques in an effort to minimize our exposure to interest rate fluctuation when considered prudent.

We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined by the Adviser in good faith pursuant to policies approved by the Board and subject to Board oversight. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business—Purchase Price and Fees.”

Portfolio Composition and Investment Activity

Portfolio Composition

As of March 31, 2026, our investment portfolio had an aggregate fair value of $287,086,270 and was comprised of $275,382,999 in senior secured loans, $11,014,105 in bifurcated loans, and $689,166 in equity, across 86 portfolio companies.

A summary of the composition of our investment portfolio at cost and fair value as a percentage of total investments are shown in the following table as of March 31, 2026 and December 31, 2025:

	March 31, 2026 (Unaudited)
Type	Cost		Fair Value
Senior Secured Loans	$277,863,372	95.9%	$275,382,999	96.0%
Bifurcated Loans	11,333,987	3.9%	11,014,105	3.8%
Equity	642,004	0.2%	689,166	0.2%
Total	$289,839,363	100.0%	$287,086,270	100.0%

	December 31, 2025
Type	Cost		Fair Value
Senior Secured Loans	$271,869,522	95.8%	$269,577,675	96.1%
Bifurcated Loans	11,350,519	4.0%	10,324,884	3.7%
Equity	642,004	0.2%	546,720	0.2%
Total	$283,862,045	100.0%	$280,449,279	100.0%

Set forth below is a table showing the industry composition of our investment portfolio at cost and fair value as a percentage of total investments as of March 31, 2026 and December 31, 2025:

	March 31, 2026 (Unaudited)
Industry	Cost		Fair Value
Aerospace & Defense	$13,582,742	4.7%	$13,575,603	4.7%

Automobile Components	2,330,584	0.8%	2,317,256	0.8%
Capital Markets	1,797,490	0.6%	1,771,266	0.6%
Chemicals	1,562,445	0.5%	1,552,634	0.5%
Commercial Services & Supplies	7,156,720	2.5%	7,040,590	2.5%
Construction & Engineering	57,641,475	19.9%	57,465,053	20.0%
Consumer Staples Distribution & Retail	351,734	0.1%	350,903	0.1%
Containers & Packaging	3,036,005	1.0%	2,948,630	1.0%
Diversified Consumer Services	5,091,946	1.8%	4,936,735	1.7%
Diversified Telecommunication Services	2,087,906	0.7%	2,020,908	0.7%
Entertainment	2,495,855	0.9%	2,489,026	0.9%
Financial Services	511,600	0.2%	496,620	0.2%
Food Products	28,158,309	9.7%	28,464,733	9.9%
Health Care Providers & Services	50,887,874	17.6%	50,803,193	17.7%
Health Care Technology	1,983,402	0.7%	1,915,997	0.7%
Hotels, Restaurants & Leisure	1,431,230	0.5%	1,418,103	0.5%
Household Durables	17,116,166	5.9%	17,085,651	6.0%
Industrial Conglomerates	744,923	0.3%	745,480	0.3%
Insurance	3,558,311	1.2%	3,516,000	1.2%
IT Services	14,466,807	5.0%	12,553,969	4.4%
Life Sciences Tools & Services	1,233,955	0.4%	1,231,425	0.4%
Machinery	11,662,768	4.0%	11,852,649	4.1%
Media	9,133,944	3.2%	9,081,795	3.2%
Personal Care Products	10,961,755	3.8%	10,966,925	3.8%
Pharmaceuticals	351,685	0.1%	350,724	0.1%
Professional Services	9,651,338	3.3%	9,385,674	3.3%
Software	24,866,509	8.6%	24,784,230	8.6%
Textiles, Apparel & Luxury Goods	1,969,202	0.7%	1,970,671	0.7%
Trading Companies & Distributors	4,014,683	1.4%	3,993,827	1.4%
Total	$289,839,363	100.0%	$287,086,270	100.0%

	December 31, 2025
Industry	Cost		Fair Value
Aerospace & Defense	$13,284,918	4.7%	$13,211,975	4.6%
Automobile Components	2,334,762	0.8%	2,339,191	0.8%
Beverages	498,741	0.2%	500,738	0.2%
Capital Markets	2,052,200	0.7%	2,059,421	0.7%
Commercial Services & Supplies	5,301,343	1.9%	5,211,865	1.9%
Construction & Engineering	67,193,045	23.7%	66,615,800	23.8%
Containers & Packaging	2,789,444	1.0%	2,741,593	1.0%
Diversified Consumer Services	5,653,473	2.0%	5,527,681	2.0%
Diversified Telecommunication Services	2,091,894	0.7%	2,043,770	0.7%
Entertainment	3,500,890	1.2%	3,511,689	1.3%
Financial Services	512,772	0.2%	505,200	0.2%
Food Products	27,464,251	9.7%	27,488,201	9.8%
Health Care Providers & Services	46,755,183	16.5%	46,622,470	16.6%
Health Care Technology	1,988,790	0.7%	1,967,625	0.7%
Hotels, Restaurants & Leisure	1,987,428	0.7%	1,984,674	0.7%
Household Durables	12,023,610	4.2%	12,034,261	4.3%
Industrial Conglomerates	746,887	0.3%	751,202	0.3%
Insurance	4,973,143	1.8%	4,992,584	1.8%
IT Services	13,515,696	4.8%	10,989,784	3.9%
Life Sciences Tools & Services	986,991	0.3%	997,230	0.4%

Machinery	9,508,308	3.3%	9,642,721	3.4%
Media	8,577,823	3.0%	8,539,895	3.0%
Personal Care Products	9,329,664	3.3%	9,331,871	3.3%
Professional Services	8,892,908	3.1%	8,848,999	3.2%
Software	25,955,635	9.1%	26,051,511	9.3%
Textiles, Apparel & Luxury Goods	1,973,905	0.7%	1,982,910	0.7%
Trading Companies & Distributors	3,968,341	1.4%	3,954,418	1.4%
Total	$283,862,045	100.0%	$280,449,279	100.0%

As of March 31, 2026, the debt, including senior secured loans and bifurcated loans, in our portfolio had a weighted average time to maturity of approximately 3.7 years. Additional information regarding our portfolio is set forth in the Schedule of Investments and the related notes thereto included with this Registration Statement.

Concentrations of Credit Risk

Credit risk is the risk of default or non-performance by portfolio companies, equivalent to the investment’s carrying amount. Industry and sector concentrations will vary from period to period based on portfolio activity.

As of March 31, 2026, the Fund’s ten largest portfolio companies represented approximately 120.8% of the Fund's net assets (equivalent to approximately 47.0% of the total fair value of the Fund’s investments in portfolio companies).

Investment Activity

During the period ended March 31, 2026, we invested $37,410,852 in 32 new portfolio companies, excluding deferred fees. During the period ended March 31, 2026, we received an aggregate of $31,184,741 in proceeds from repayments and sales of our investments, including $28,019,291 from early repayments and sales and $3,165,450 from scheduled/amortizing debt payments.

The following table provides a summary of the changes in the investment portfolio for the period ended March 31, 2026 and March 31, 2025:

Period Ending
March 31, 2026
Beginning Portfolio, at fair value	$280,449,279
Purchases, net of deferred transaction fees	36,800,085
Principal payments received on investments	(7,409,059)
Sales of investments	(23,775,683)
Accretion of OID and PIK payments	336,483
Net realized gain/(loss)	25,492
Net change in unrealized appreciation/(depreciation)	659,673
Ending Portfolio, at fair value	$287,086,270

Period Ending
March 31, 2025
Beginning Portfolio, at fair value	$-
Purchases, net of deferred transaction fees	186,216,697
Principal payments received on investments	(1,504,248)
Sales of investments	(1,229,594)
Accretion of OID and PIK payments	52,049
Net realized gain/(loss)	781
Net change in unrealized appreciation/(depreciation)	(331,238)
Ending Portfolio, at fair value	$183,204,447

The level of our investment activity can vary substantially from period to period depending on many factors, including the amount of debt, including secured loans and unsecured loans, and equity capital required by growth-oriented companies, the general economic environment and market conditions and the competitive environment for the types of investments we make.

Debt Investments on Non-Accrual Status

When a debt security becomes 90 days or more past due, or if our management otherwise does not expect that principal, interest, and other obligations due will be collected in full, we will generally place the debt security on non-accrual status and cease recognizing interest income on that debt security until all principal and interest due has been paid or we believe the borrower has demonstrated the ability to repay its current and future contractual obligations. Any uncollected interest is reversed from income in the period that collection of the interest receivable is determined to be doubtful. However, we may make exceptions to this policy if the investment has sufficient collateral value and is in the process of collection.

As of March 31, 2026, there were no investments on non-accrual status.

Results of Operations

The following discussion and analysis of our results of operations encompasses our results for the period ended March 31, 2026.

Investment Income

The following table set forth the components of investment income:

Period Ended
March 31, 2026
Stated interest income	$6,973,541
Amortization of OID	336,483
Other fee income	106,318
Total investment income	$7,416,342

Period Ended
December 31, 2025

Stated interest income	$20,718,318
Amortization of OID	845,328
Other fee income	233,061
Total investment income	$21,796,707

For the period ended March 31, 2026, total investment income was $7,416,342, which represents an approximate effective yield of 9.9% on the weighted average investments during the period. The approximate effective yield represents total investment income for the period, divided by the weighted average outstanding principal of the Fund's investment portfolio over the same period, and annualized to reflect the partial-period operation. The effective yield is presented for informational purposes, is not a measure of total return to investors, and does not reflect the impact of leverage, fees, expenses or distributions. Past performance is not indicative of future results.

Net Operating Expenses

Our operating expenses are comprised of interest and fees on our borrowings, management fees and incentive fees, professional fees, general and administrative expenses, organization and offering costs and excise taxes. Our operating expenses totaled $4,074,983 for the period ended March 31, 2026.

Interest Expense and Other Debt Financing Costs

Interest expense and other debt financing costs on our borrowings totaled $2,949,435 for the period ended March 31, 2026. The effective interest rate on the weighted average debt outstanding, comprised of interest and amortization of fees and discount, was approximately 6.2% for the period ended March 31, 2026.

Management Fees and Incentive Fees

Base management fees for the period ended March 31, 2026 totaled $355,087. Income incentive fees for the period ended March 31, 2026 totaled $351,261. There were no capital gains incentive fees for the period ended March 31, 2026.

Professional Fees Expenses

Professional fees expenses, consisting of legal fees, accounting fees and third-party valuation fees, totaled $65,513 for the period ended March 31, 2026.

Board of Trustees’ fees

Our business and affairs are managed under the direction of our Board of Trustees. Our Board of Trustees consists of five members, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act. Our Board of Trustees elects our officers, who serve at the discretion of the Board of Trustees. The responsibilities of the Board of Trustees include quarterly determinations of fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities. Board of Trustees fees totaled $37,500 for the period ended March 31, 2026.

Administrative Services Expenses

Administrative services expenses include the costs of the Administrator and the Sub-Administrator. The administrative services expenses totaled $125,289 for the period ended March 31, 2026.

Organization and Offering Costs

Organization costs of $83,273 were expensed as incurred during the period ended March 31, 2026. These costs primarily consisted of legal, tax, and regulatory expenses associated with the formation and structuring of the Fund and its subsidiaries. The Fund also incurred $575,686 of offering costs during the period, of which $87,311 was amortized to expense during the period. As of March 31, 2026, $861,889 was deferred and is being amortized on a straight-line basis over a twelve-month period.

Other Expenses

Other expenses, consisting of insurance, regulatory filing fees, custody fees, and other miscellaneous expenses, totaled $20,314 for the period ended March 31, 2026.

Excise Taxes

For the period ended March 31, 2026, the Fund operated as a partnership for federal income tax purposes and was not subject to the BDC/RIC 4% excise tax regime.

Net Investment Income

For the period ended March 31, 2026, the Fund recognized $7,416,342 in total investment income and $4,074,983 in total expenses, resulting in net investment income of $3,341,359 .

Net Realized Gains and Losses

Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written off during the period.

During the period ended March 31, 2026, the Fund's realized gains and losses arose entirely from non-controlled, non-affiliated debt investments. Gross realized gains of $123,982 primarily related to repayments and prepayments of senior secured loan positions. Gross realized losses of $98,490 primarily related to dispositions of broadly syndicated loan positions sold below their cost basis. The Fund did not have any realized activity from equity investments during the period. See the Consolidated Statement of Operations.

The net realized gains (losses) from the sales, repayments, or exits of investments for the period ended March 31, 2026 and December 31, 2025 were comprised of the following:

Period Ended
March 31, 2026
Net realized gain/(loss) on investments:
Gross realized gains	$123,982
Gross realized losses	(98,490)
Total net realized gains/(losses) on investments	$25,492

Period Ended
December 31, 2025
Net realized gain/(loss) on investments:
Gross realized gains	$61,086
Gross realized losses	(675,013)
Total net realized gains/(losses) on investments	$(613,927)

Net Change in Unrealized Appreciation / (Depreciation) from Investments

Net change in unrealized appreciation/(depreciation) from investments primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses. Net unrealized appreciation and depreciation on investments for the period ended March 31, 2026 and December 31, 2025 is comprised of the following:

Period Ended
March 31, 2026
Gross change in unrealized appreciation	$3,591,744
Gross change in unrealized depreciation	(2,932,071)
Total net change in unrealized gains/(losses) on investments	$659,673

Period Ended
December 31, 2025
Gross change in unrealized appreciation	$6,702,453
Gross change in unrealized depreciation	(10,115,219)
Total net change in unrealized gains/(losses) on investments	$(3,412,766)

During the period ended March 31, 2026, our net change in unrealized appreciation totaled approximately $659,673, including net change in unrealized depreciation of $(3,147) from our equity investments and net change in unrealized appreciation of $662,820 from our debt investments.

Net Increase (Decrease) in Net Assets Resulting from Operations

Net increase in net assets resulting from operations during the period ended March 31, 2026, totaled $4,026,524 .

Total Return and Operating Ratios

For the period ended March 31, 2026, the Fund's Total Return (not annualized) for the Limited Partners taken as a whole was 3.7%. The Limited Partners' annualized ratio of net investment income (after incentive fees) to weighted-average net assets was 12.4%, and the Limited Partners' annualized ratio of total expenses (after incentive fees) to weighted-average net assets was 15.5%, of which 10.8% was attributable to interest expense on the SPV Facility. See Note 9 to the consolidated financial statements for a complete presentation of Financial Highlights.

Financial Condition, Liquidity and Capital Resources

Our liquidity and capital resources are generated primarily from the net proceeds of offerings of our securities, as well as cash flows from our operations, including investment sales and repayments and income earned on investments and cash equivalents. Our primary use of our funds includes investments in portfolio companies, payments of interest on our outstanding debt, and payments of fees and other operating expenses we incur. We also expect to use our funds to pay distributions to our Shareholders. We expect to in the future use any borrowings, as well as proceeds from the turnover of our portfolio, to finance our investment objectives and activities.

From time to time, we may enter into credit facilities or issue additional securities in private or public offerings. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions, and other factors.

During the period ended March 31, 2026, the Fund's cash and cash equivalents (including restricted cash) increased by $17,581,775, which was the net result of $18,619,491 of cash provided by financing activities (primarily $13,800,000 of net SPV Facility borrowings and $8,933,786 of contributions, partially offset by $3,460,610 of distributions paid in cash, $575,685 of offering costs, and $78,000 of deferred financing cost payments), offset by $1,037,716 of cash used in operating activities (primarily $37,410,852 of cash invested in portfolio companies, partially offset by $31,184,741 of repayments and sales of portfolio investments and other working-capital movements).

As of March 31, 2026, the Fund had cash and cash equivalents of $3,301,937 and restricted cash of $18,458,627, for total cash, cash equivalents and restricted cash of $21,760,564. Restricted cash represents amounts held at the Fund's wholly-owned subsidiary, CIFC Direct Lending Evergreen Fund SB SPV, LLC, that are subject to contractual restrictions under the SPV Facility (see Note 11 to the consolidated financial statements). Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limit and therefore is subject to credit risk. All of the Fund’s cash deposits are held at large established high credit quality financial institutions, and management believes that the risk of loss associated with any uninsured balances is remote.

Refer to the notes to our consolidated financial statements included in this Registration Statement for additional information, including a discussion of our borrowings.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including valuation risk and interest rate risk.

Valuation Risk

We have invested, and plan to continue to invest, primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, based on, among other things, input from independent third-party valuation firms engaged to review our investments. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we are required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on our investments to be different than the unrealized gains or losses reflected in the valuations currently recorded.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure Shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of March 31, 2026, 100% of our debt investments at fair value were at floating rates. Based on our Statements of Assets and Liabilities as of March 31, 2026, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates (considering base rate floors and ceilings for floating rate instruments assuming no changes in our investment and borrowing structure):

March 31, 2026
	Interest Income	Interest Expense	Net Income
Up 200 basis points	$5,859,068	$3,919,500	$1,939,568
Up 100 basis points	2,929,534	1,959,750	969,784
Down 100 basis points	(2,929,534)	(1,959,750)	(969,784)
Down 200 basis points	(5,859,068)	(3,919,500)	(1,939,568)

December 31, 2025
	Interest Income	Interest Expense	Net Income
Up 200 basis points	$5,742,187	$3,643,500	$2,098,687
Up 100 basis points	2,871,093	1,821,750	1,049,343
Down 100 basis points	(2,871,093)	(1,821,750)	(1,049,343)
Down 200 basis points	(5,742,187)	(3,643,500)	(2,098,687)

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•
the Advisory Agreement
•
the Administration Agreement
•
Subscription agreements with affiliated investors

In addition to the aforementioned agreements, we, our Adviser, and certain of our Adviser’s affiliates have been granted an exemptive relief order by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with the conditions of such order.

Item 3. Properties

The Fund’s principal executive office is at 1 SE 3rd Avenue, Suite 1660, Miami, Florida 33131. The Fund does not own any real estate. The Fund believes its present facilities are adequate to meet the Fund’s current needs. If new or additional space is required, the Fund believes that adequate facilities are available at competitive prices in the same area.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain ownership information with respect to the Fund’s Shares for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of the Fund’s outstanding Shares and all officers and trustees, as a group, as of June 30, 2026. Unless otherwise indicated, the address for each trustee and executive officer is c/o CIFC Direct Lending Evergreen Fund, 1 SE 3rd Avenue, Suite 1660, Miami, Florida 33131.

Name and address	Type of ownership	Shares owned	Percentage
Interested Trustee
Steve Vaccaro	N/A	—	*
Asha Richards	N/A	—	*
Independent Trustees
Mariana Franza	N/A	—	*
Boris Onefater	N/A	—	*
Jennifer Rosenthal	N/A	—	*
Executive Officers
Steve Vaccaro	N/A	—	*
Homyar Choksi	N/A	—	*
Kevin Doogan	N/A	—	*
Asha Richards	N/A	—	*
Principal Shareholders (1)
CIFC Direct Lending Evergreen (Cayman) Fund LP - Class I	Direct
CIFC Direct Lending Evergreen Fund GP LLC	Indirect

* Represents less than 1.0%.

(1)
Unless otherwise stated, the address for each five percent Shareholder is c/o CIFC Direct Lending Evergreen Fund, 1 SE 3rd Avenue, Suite 1660, Miami, Florida 33131.

Item 5. Trustees and Executive Officers.

The business and affairs of the Fund are managed under the direction and oversight of the Board. The Board consists of five (5) members, three (3) of whom are not “interested persons” of the Fund, the Adviser or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. The Fund refers to these individuals as the Fund’s “Independent Trustees.” The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include valuation of the Fund’s assets, corporate governance activities, oversight of the Fund’s financing arrangements and oversight of the Fund’s investment activities.

The Board and Executive Officers

Mr. Vaccaro, an Interested Trustee, serves as Chair of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual trustees and the committees in a manner that enhances effective oversight.

Each trustee holds office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification or removal.

Trustees

The address for each trustee is c/o CIFC Direct Lending Evergreen Fund LP, 1 SE 3rd Avenue, Suite 1660, Miami, Florida 33131.

The following information regarding the Board is as of May 29, 2026:

Name	Year of Birth	Position	Trustee Since
Interested Trustees
Steve Vaccaro	1954	Chief Executive Officer	2026
Asha Richards	1977	Chief Legal Officer & Secretary	2026
Independent Trustees
Mariana Franza	1971	Independent Trustee	2026
Boris Onefater	1967	Independent Trustee	2026
Jennifer Rosenthal	1987	Independent Trustee	2026

Executive Officers who are not Trustees

The following information regarding the executive officers who are not trustees is as of May 29, 2026:

Name	Year of Birth	Position	Length of Time Served
Homyar Choksi	1967	Chief Investment Officer	2026
Kevin Doogan	1976	Chief Financial Officer	2026
Alexander Woodcock	1989	Chief Compliance Officer	2026

Biographical Information

The following is information concerning the business experience of our Board and executive officers. Our Trustees have been divided into two groups—Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” as defined in the 1940 Act.

Interested Trustees

Steve Vaccaro. Mr. Vaccaro joined legacy CIFC in 2006 and is CIFC’s Chief Executive Officer and Chief Investment Officer. Mr. Vaccaro is Chief Executive Officer of the Fund. He previously served as legacy CIFC’s Co-Chief Investment Officer and was named Chief Investment Officer of CIFC upon its merger with Deerfield Capital Corp. in 2011. Mr. Vaccaro has over 40 years of experience in corporate lending and asset management. Mr. Vaccaro spent 25 years at JPMorgan Chase & Co. and predecessor firms where he began his banking career and where he received his credit training. At JPMorgan, Mr. Vaccaro’s roles included Managing Director and Co-Head of the firm’s Media group. Mr. Vaccaro’s experience at JPMorgan also included merchant banking, including mezzanine and equity co-investing, and roles as a credit supervising officer in the bank’s Corporate Banking department, member of the bank’s Credit Audit group and Team Leader in the firm’s Land Transportation and Global Automotive corporate lending groups.

Asha Richards. Ms. Richards is a Senior Managing Director and General Counsel at CIFC and Chief Legal Officer and Secretary of the Fund. She has over 22 years of experience in alternative asset management. Prior to CIFC, Ms. Richards was co-founder and general counsel of an alternative asset manager and adviser focused on investing in Latin America. Ms. Richards was General Counsel of Brookfield Asset Management’s Private Funds Group for four years where she was responsible for the structuring, marketing, fundraising and closing of private equity, real estate and infrastructure funds, as well as joint ventures. Ms. Richards also played a critical role in the development of three global corporate platforms—Fund Operations, Conflicts Management and Compliance. Prior to joining Brookfield, Ms. Richards worked with Kirkland & Ellis LLP where she represented a wide range of private investment funds, in their fund-raising efforts, operations and transactions, as well as certain institutional investors. Ms. Richards started her career at Shearman & Sterling LLP where she also focused on asset management. Ms. Richards holds a B.S. in Biomedical Engineering from Yale University and a J.D. from Columbia University School of Law.

Independent Trustees

Mariana Franza. Mariana Franza is currently the Chief Executive Officer USA and Country Manager at Entrepreneur’s Investment Office. Prior to this, she was the Chief Operating Officer of Ualá. Ms. Franza previously served as Chief Executive Officer of MAE Mercado Abierto Electrónico S.A. and began her career at Goldman Sachs, where she served as Co-Head of Operations for Brazil and Mexico and later as Global Head of Interest Rate Operations. Ms. Franza received her MBA from Fordham University’s Gabelli School of Business.

Boris Onefater. Boris Onefater is a seasoned executive with over 35 years of investment management experience. Mr. Onefater has served as a Principal and Co-Founder of Stable Rock Solutions since 2022, an outsourcing firm dedicated to small and mid-sized businesses. He was the founder and Chief Executive Officer of Constellation Advisers LLC from 2008 to 2022, an investment advisory services business. Since he founded Constellation in 2008, Mr. Onefater has focused his efforts on working with alternative and traditional investment management clients, and assisting investors with their accounting, compliance, middle office, governance, due diligence and operational infrastructure needs. Previously Mr. Onefater served as Chief Executive Officer, Chief Financial Officer and Chief Operating Officer at Dreman Value Management, a $20 billion asset management firm, and as Partner and National Hedge Company Director at Deloitte & Touche LLP, where he built and managed the firm’s investment management consulting practice. He currently serves on the board of Redwood Enhanced Income Corporation and has served on the board of Pine Grove Alternative Institutional Fund from 2013 to 2020. Mr. Onefater received his B.S. degree in Accounting and Finance at New York University and is a Certified Public Accountant in the State of New York.

Jennifer Rosenthal. Jennifer Rosenthal is currently the founder and Chief Executive Officer of JPR Consulting, a financial consulting firm. Prior to this, she was the Chief Financial Officer of Kargoe, an online retail platform. Ms. Rosenthal previously spent eight years investing in healthcare equities at S.A.C. Capital Advisors, Highbridge Capital Management LLC and Hutchin Hill Capital LP. Ms. Rosenthal began her career at Morgan Stanley in the Investment Banking Division where she worked in the Mergers and Acquisitions group. Ms. Rosenthal received her undergraduate business degree in Finance and Accounting from the University of Michigan’s Ross School of Business.

Executive Officers Who are not Trustees

Kevin Doogan. Mr. Doogan is a Senior Managing Director and Direct Lending Chief Financial Officer. He serves as our Chief Financial Officer and is responsible for accounting, finance, operations and tax matters. He serves on the Operations Committee of CIFC and the Valuation Committee of the Direct Lending Team. He has over 28 years of experience in investment management and alternative investments. Previously, Mr. Doogan served as Vice President at BlackRock and spent five years in public accounting providing services to asset management clients at PricewaterhouseCoopers. Mr. Doogan received a B.A. in Accounting and Philosophy from Franklin & Marshall College, and is a Certified Public Accountant (inactive) in the State of Pennsylvania.

Homyar Choksi. Mr. Choksi is the Deputy Chief Investment Officer responsible for managing CIFC Direct Lending’s investment functions and serves as a committee member of the Investment Committee. He has over 30 years of experience in large corporate and middle-market leveraged lending transactions, including both senior and junior debt and preferred and common equity, across a wide range of industries. Prior to CIFC, Mr. Choksi held various positions at GE Capital Corporate Lending, most recently leading the Financial Intermediaries Group in New York as Managing Director. Prior to GE Capital Corporate Lending, Mr. Choksi served as an Auditor with GE Capital Audit Staff. Mr. Choksi is a frequent speaker on middle market leveraged lending. Mr. Choksi holds a Master of Science, Finance from Purdue University, Krannert School of Management and a Bachelor of Commerce, Accounting and Economics from the University of Bombay, H.R. College.

Alexander Woodcock. Mr. Woodcock is the Fund’s Chief Compliance Officer. Mr. Woodcock also serves as Senior Vice President and Principal Financial Officer of PINE Distributors LLC since November 2022, and Chief Compliance Officer of the same from 2022 and 2025. Prior thereto, Mr. Woodcock was Vice President of Compliance Services at SS&C ALPS from 2019 to 2022, and Manager of Global Operations Oversight at Oppenheimer Funds from 2014 to 2019.

Board Leadership Structure

The Board currently has five (5) Trustees, three (3) of whom are Independent Trustees. Mr. Vaccaro, an Interested Trustee, serves as the Chair of the Board. The Board has determined that its leadership structure is appropriate in light of the composition of the Board and its committees. The Board believes that its leadership structure enhances the effectiveness of the Board’s oversight role.

The Board generally meets four times a year and may hold additional special meetings to address specific matters that arise between regularly scheduled meetings. The Independent Trustees also meet regularly without the presence of management and are advised by independent legal counsel.

As discussed more fully below, the Board has delegated certain aspects of its oversight function to committees comprised solely of Independent Trustees. The committee structure facilitates the Board’s timely and efficient consideration of matters pertinent to the Fund’s business and affairs and their associated risks.

The Trustees primarily operate as a full Board, but have also established two standing committees, the Audit Committee and Nominating and Governance Committee, to facilitate the timely and efficient consideration of all matters of importance to the Trustees, the Fund, and shareholders and to facilitate compliance with legal and regulatory requirements and oversight of the Fund’s activities and associated risks. The Board has charged the Adviser and its affiliates with (i) identifying events or circumstances the occurrence of which could have demonstrably adverse effects on the Fund’s business and/or reputation; (ii) implementing processes and controls to lessen the possibility that such events or circumstances occur or to mitigate the effects of such events or circumstances if they do occur; and (iii) creating and maintaining a system designed to evaluate continuously business and market conditions in order to facilitate the identification and implementation processes described in (i) and (ii) above. Because the day-to-day operations and activities of the Fund is carried out by or through the Adviser, its affiliates, and other service providers, the Fund’s exposure to risks is mitigated but not eliminated by the processes overseen by the Trustees. Board oversight of different aspects of the Fund’s activities is exercised primarily through the full Board, but also through the Audit Committee and Nominating and Governance Committee. Appropriate personnel, including but not limited to the Fund’s CCO, the Adviser’s internal auditor, the independent accountants, the Fund’s chief financial officer and portfolio management personnel, and the Adviser’s investment and enterprise risk management teams make periodic reports to the Board, Audit Committee and Nominating and Governance Committee, as appropriate, including an annual review of the Adviser’s risk management program. The responsibilities of the Audit Committee and Nominating and Governance Committee, including their oversight responsibilities, are described further under “Committees of the Board.”

Committees of the Board

The Board has established an Audit Committee and Nominating and Governance Committee and may establish additional committees in the future.

Audit Committee

The Fund’s audit committee (the “Audit Committee”) is comprised of the Independent Trustees. Mr. Onefater serves as the chair of the Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Audit Committee. All committee members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one Audit Committee member will be an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act. The Audit Committee meets separately at least annually with the Fund’s chief financial officer, with personnel responsible for the internal audit function of CIFC, and with the Fund’s outside auditors. The Audit Committee has direct responsibility for the appointment, compensation, and oversight of the work of the outside auditor employed by the Fund. The Audit Committee assists the Trustees in fulfilling their responsibility to oversee: (i) the systems of internal accounting and financial controls of the Fund and the Fund’s service providers, (to the extent such controls impact the Fund’s consolidated financial statements); (ii) the

Fund’s auditors and the annual audits of the Fund’s consolidated financial statements; (iii) the financial reporting processes of the Fund; (iv) whistleblower reports; and (v) the accounting policies and disclosures of the Fund.

The Audit Committee considers and acts upon (i) the provision by any outside auditor of any non-audit services for the Fund, and (ii) the provision by any outside auditor of certain non-audit services to Fund service providers and their affiliates to the extent that such approval (in the case of this clause (ii)) is required under applicable regulations of the SEC. In furtherance of the foregoing, the Audit Committee has adopted (and may from time to time amend or supplement) and provides oversight of policies and procedures for non-audit engagements by outside auditors of the Fund. The Audit Committee is responsible for approving all audit engagement fees and terms for the Fund and for resolving disagreements between the Fund and any outside auditor regarding the Fund’s financial reporting. Auditors of the Fund report directly to the Audit Committee. The Audit Committee will obtain assurance of independence and objectivity from the outside auditors, including a formal written statement delineating all relationships between the auditor and the Fund and any service providers consistent with the rules of the Public Company Accounting Oversight Board. It will discuss regularly and oversee the review of internal controls of and the management of risks by the Fund and its service providers with respect to accounting and financial matters (including financial reporting relating to the Fund, including a review of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Fund’s ability to record, process, summarize, and report financial data; (ii) any change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting; and (iii) any fraud, whether material or not, that involves management or other employees who have a significant role in the Fund’s or service providers’ internal controls over financial reporting).

The Audit Committee will also review periodically the Fund’s major exposures relating to internal controls over accounting and financial matters and the steps that have been taken to monitor and control such exposures. In connection to such reviews, the Audit Committee will receive periodic reports on the Fund’s service providers’ internal controls over accounting and financial matters. It will also review any correspondence with regulators or governmental agencies or published reports that raise material issues regarding the Fund’s consolidated financial statements or accounting policies. The Audit Committee reviews at least annually a report from the outside auditor describing any material issues raised by the most recent internal quality control, peer review, or Public Company Accounting Oversight Board examination of the auditing firm and any material issues raised by any inquiry or investigation by governmental or professional authorities of the auditing firm and in each case any steps taken to deal with such issues. The Audit Committee will oversee and receive reports on the Fund’s financial reporting process, will discuss with the Adviser and outside auditors their qualitative judgments about the appropriateness and acceptability of accounting principles and financial disclosure practices used or proposed for adoption by the Fund. The Audit Committee will review with the Adviser, outside auditor, and, as appropriate, legal counsel the results of audits of the Fund’s consolidated financial statements.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised solely of Independent Trustees. Ms. Rosenthal serves as the chair of the Nominating and Governance Committee. Among other things, the Nominating and Governance Committee (i) reviews the composition of the Board; (ii) reviews committee and Board and committee leadership assignments; (iii) reviews the responsibilities of any committees of the Board; (iv) reviews compensation of the Independent Trustees; and (v) reviews Board governance procedures and determines the form of the Board’s annual self-evaluation.

Experience, Skills, Attributes, and Qualifications of the Trustees

The individual qualifications of each Trustee are noted below. These qualifications, along with the experience noted above under “Trustees,” led to the conclusion that each Trustee should serve as a Trustee for the Fund. In addition to individual qualifications, the following characteristics are among those qualifications applicable to each existing Trustee and are among the qualifications that the Independent Trustees will consider for any future nominees:

•
Reputation for integrity, honesty, and high ethical standards;
•
Diversity of background;
•
Skills in disciplines deemed by the Independent Trustees to be relevant to the role of Independent Trustee, including business acumen, experience relevant to the financial services industry generally and the investment industry particularly, and ability to exercise sound judgment in matters relating to the current and long-term objectives of the Fund;
•
Understanding and appreciation of the important role occupied by an Independent Trustee in the regulatory structure governing registered investment companies;
•
Willingness and ability to contribute positively to the decision-making process for the Fund, including appropriate interpersonal skills to work effectively with other Independent Trustees;
•
Desire and availability to serve as an Independent Trustee for a substantial period of time; and

Absence of conflicts that would interfere with qualifying as an Independent Trustee.

Board Role in Risk Oversight

Managing the investment portfolio and the operations of the Fund involves certain risks. The Adviser (and other Fund service providers, subject to oversight by the Adviser) is responsible for day-to-day risk management for the Fund. The Board oversees the Fund’s risk management as part of its general management oversight function. The Board, either directly or through committees, regularly receives and reviews reports from the Adviser about the elements of risk that affect or may affect the Fund, including investment risk, operational risk, compliance risk, and legal risk, among other elements of risk related to the operations of the Fund and the Adviser, and the steps the Adviser takes to mitigate those risks. The Board will appoint a CCO, who oversees the implementation and testing of the Fund’s compliance program and reports to the Board at least quarterly regarding compliance matters for the Fund, the Adviser, and the Fund’s service providers

In addition to the Board’s direct oversight, the Audit Committee plays an important role in overseeing risk management on behalf of the Fund. The Audit Committee oversees the risk management efforts for financial reporting, pricing and valuation, and liquidity risk and will meet regularly with the Fund’s chief financial officer and independent auditors, as well as with members of management, to discuss financial reporting and audit issues, including risks related to financial controls.

While the Adviser has (and the Fund’s service providers have) implemented a number of measures intended to mitigate risk effectively to the extent practicable, it is not possible to eliminate all of the risks that are inherent in the operations of the Fund. Some risks are beyond the Adviser’s and/or a service provider’s control and not all risks that may affect the Fund can be identified before the risk arises or before the Adviser or a service provider, as applicable, develops processes and controls to eliminate the occurrence or mitigate the effects of such risks.

Item 6. Executive Compensation.

(a)
Compensation of Executive Officers

None of the Fund’s officers receives direct compensation from the Fund. To the extent that the Administrator outsources any of its functions, the Fund will pay the fees associated with such functions at cost. The Fund will agree to reimburse the Administrator for its allocable portion of the compensation of any personnel that it provides for use by the Fund.

(b)
Compensation of Trustees

The Fund’s Independent Trustees are entitled to receive annual cash retainer fees and an annual cash retainer for serving as chair of the Audit Committee. These Independent Trustees are Mses. Franza and Rosenthal and Mr. Onefater. Because the Fund operated as a Delaware limited partnership during the period from February 4, 2025 (commencement of operations) through December 31, 2025 and the Independent Trustees did not assume their roles until Board became effective at the organizational meeting on February 9, 2026, no compensation was paid to any Independent Trustee for service during the period covered by the consolidated annual financial statements. The following annualized compensation arrangements were approved by the Board at the organizational meeting on February 9, 2026 and took effect on that date:

Annual Cash Retainer	Annual Audit Committee Chair Cash Retainer
$50,000	$5,000

We also reimburse each of the Independent Trustees for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

No compensation is expected to be paid to trustees who are “interested persons” with respect to the Fund, as such term is defined in Section 2(a)(19) of the 1940 Act.

Item 7. Certain Relationships and Related Transactions, and Trustee Independence.

(a)
Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons

The Fund has entered into a number of business relationships with affiliated or related parties, including the Advisory Agreement and the Administration Agreement.

In addition to the aforementioned agreements, the Fund may rely on exemptive relief granted to the Fund, the Adviser, and CIFC permitting the Fund to co-invest with other funds managed by CIFC in a manner consistent with the conditions of such relief, as well as any regulatory requirements and other pertinent factors.

Various potential and actual conflicts of interest may arise from the overall investment activities of the Adviser and CIFC for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Fund include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Fund. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

Conflicts of Interest

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for the Shares.

Other Investment Vehicles and Advisory Relationships. The Adviser and its affiliates currently manage, and expect in the future to continue to manage, other funds and separately managed accounts with similar, identical or overlapping investment objectives and policies, including other funds or accounts that may invest on a side-by-side basis in whole or in part with the Fund, and other investment funds or accounts that are sponsored or advised by the Adviser or its affiliates (“Other Clients”). It is anticipated that such Other Clients shall make investments that are similar or identical to the Fund’s investments, which creates a potential conflict of interest for the Adviser. Such Other Clients, whether now existing or created in the future, could compete with the Fund for the purchase and sale of investment opportunities. The Fund’s exposure to certain investments or any particular investment would in certain cases be lower or it would not receive an allocation of any particular investment at all, as a result of such Other Clients, and in certain cases, the Fund may exit an investment earlier or later than such Other Clients as a result of decisions to hold or sell made in respect of the Fund or one or more such Other Clients.

Investment opportunities may be appropriate for the Fund and Other Clients at the same time, at different or overlapping levels of a portfolio company’s capital structure. Conflicts may arise in determining the terms of investments, particularly where these clients may invest in different types of securities in a single portfolio company. Questions may arise as to whether payment obligations and covenants should be enforced, modified or waived, or whether debt should be refinanced. Decisions about what action should be taken in a troubled situation, including whether or not to enforce claims, whether or not to advocate or initiate a restructuring or liquidation inside or outside of bankruptcy, and the terms of any work out or restructuring may raise conflicts of interest, particularly in the Fund and Other Clients that have invested in different securities within the same portfolio company.

The Fund may invest in bank debt, loans and securities of or other investments in companies in which Other Clients hold securities, loans or other investments, including equity securities. In the event that such investments are made by the Fund or an Other Client, the interests of the Fund or Other Client may be in conflict with the interest of such Other Client or the Fund, particularly in circumstances where the underlying company is facing financial distress. The involvement of such persons at both the equity and debt levels, or in different levels of the debt structure of an issuer, could cause conflicts of interest. In certain circumstances, decisions made with respect to investments held by an Other Client could adversely affect the investments of the Fund. The involvement of such persons at multiple levels of the capital structure could also inhibit strategic information exchanges among fellow creditors. In certain circumstances, the Fund and Other Clients may be prohibited from exercising voting or other rights and may be subject to claims by other creditors with respect to the subordination of their interest. If additional capital is necessary as a result of financial or other difficulties, or to finance growth or other opportunities, the Fund or Other Clients may or may not provide such additional capital, and if provided the Fund or Other Client will supply such additional capital in such amounts, if any, as determined by the Adviser. The Adviser and its affiliates may seek to address these conflicts by adopting policies and procedures, which may include limiting investments by the Fund which produce such conflicts, limiting voting or roles on creditors’ committees, procedures designed to ensure that the team managing the investments make independent decisions, or other procedures in the judgment of the Adviser.

The Adviser and the Firm are permitted to engage in transactions or investments or cause or advise Other Clients to engage in transactions or investments that may differ from or be identical to the transactions or investments engaged in by the Adviser and the Firm for the Fund’s account without notifying the Shareholders. Such advice or transactions may be effected at prices or rates that are more or less favorable than the prices or rates applying to transactions effected for the Fund and may affect the prices and availability of loans and other investments in which the Fund invests or seeks to invest. The Adviser and the Firm do not have any obligation to engage in any transaction or investment for the Fund’s account or to recommend any transaction to the Fund that the Adviser and the Firm may engage in for their own accounts or the account of any Other Clients except as otherwise required by applicable law. Such activities could cause the Firm to give advice to clients that may differ from the advice given to, or the timing or nature of action taken or contemplated with respect to, the Fund. To the extent permitted by law, the Adviser and the Firm are permitted to bunch or aggregate orders for the Fund’s account with orders for Other Clients.

The Adviser (and its affiliates), in its capacity as manager of its own accounts or those of Other Clients, is expected to take purchase, sale or other actions with respect to an investment for its own accounts or those of Other Clients, or recommend that such Other Clients take such purchase, sale or other actions prior to executing such actions for the Fund in respect of such investment, and such actions by the Adviser (or its affiliates) could result in more or less favorable terms in connection with any subsequent action taken by or on behalf of the Fund. Such investments may be identical or similar to, or different from, those made by or on behalf of the Fund. Additionally, the Adviser (and its affiliates) will vote and make any other determinations with respect to the investments held for its own accounts or those of its Other Clients in its sole discretion without regard to the manner in which it votes or makes any other determinations on behalf of the Fund with respect to such investments, and such votes or determinations taken for the

Adviser’s (or its affiliates’) own accounts or those of its Other Clients may conflict with those votes or determinations taken on behalf of the Fund. The Adviser is under no obligation to disclose such votes or determinations to the Shareholders.

Broad and Wide-Ranging Activities. As a diversified financial services firm, the Firm engages in a broad spectrum of activities including investment management, sponsoring and managing private investment funds, and other activities. In the ordinary course of its business, the Firm engages in activities where its interests or the interests of its clients will conflict with the interests of the Fund and the Shareholders. By acquiring a Share, each Shareholder will be deemed to have acknowledged the existence of actual and potential conflicts of interest and to have waived any claim with respect to the existence of any such conflict of interest. Conflicts of interest that arise between the Fund, on the one hand, and the Firm, any existing or future affiliated fund or any of the Firm’s clients or other affiliates, on the other hand, generally will be discussed and resolved on a case-by-case basis by senior management of the Firm and its affiliates and representatives of the Adviser, who will in most circumstances be the same individuals. Any such discussions will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflict. The Adviser will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of, and such resolution will be binding on, the Fund. Accordingly, investors should be aware that conflicts will not necessarily be resolved in favor of the Fund’s or any investor’s interests.

Allocation of Opportunities. The Adviser is not required to accord exclusivity or priority to the Fund in the event of limited investment opportunities. Where there is a limited supply of a loan or another asset, the Adviser will endeavor to allocate the investment opportunity in a manner it deems equitable, but the Adviser cannot assure, and assume no responsibility for, equality among all of their and their affiliates’ accounts and clients. See “Other Investment Vehicles and Advisory Relationships” above for additional information.

Co-Investments. The Adviser, in its sole discretion, determines that the amount of an investment opportunity exceeds the amount that it determines would be appropriate for the Fund, the Adviser may offer any such excess to one or more co-investors on such terms and conditions as the Adviser determines. In general, (i) no investor in the Fund should expect to have a right to participate in any co-investment opportunity, even if such investor has expressed an interest in co-investment opportunities, (ii) decisions regarding whether and to whom to offer co-investment opportunities, as well as the applicable terms on which a co-investment is made, are made in the sole discretion of the Adviser considering such factors as the Adviser may consider relevant, which may include such persons strategic relationships, existing or future investments with or in the Fund or Other Clients or other relationships with the Adviser, and (iii) co-investment opportunities may be offered to some and not other investors in the Fund, in the sole discretion of the Adviser, and certain investors may be offered a smaller amount of co-investment opportunities than originally requested. Additionally, the Adviser is permitted to enter into certain agreements to provide co-investment rights, including preferential rights, to receive offers of co-investment opportunities, to certain third parties and any non-binding acknowledgement of interest in co-investment opportunities by an investor in the Fund does not require the Adviser to notify the recipient of such acknowledgments if there is a co-investment opportunity.

In exercising its discretion to allocate co-investment opportunities with respect to a particular investment among the Fund and Other Clients, investors in the Fund or Other Clients or other potential co-investors, the Adviser may consider some or all of a wide range of factors, which include, but are not limited to, one or more of the following: (i) the Adviser’s evaluation of the size and financial resources of a potential co-investment party and the Adviser’s perception of the ability of such co-investment party to efficiently and expeditiously participate in the investment opportunity, (ii) any confidentiality concerns relating to the Adviser providing a potential co-investment party with information to evaluate the investment opportunity, (iii) the Adviser’s perception of past experiences and relationships with a potential co-investment party, (iv) the tax character and nature of the co-investment opportunity, (v) the ability of a potential co-investment party to aid in operating or monitoring the co-investment opportunity, (vi) any interests a potential co-investment party has with competitors of the co-investment opportunity, (vii) the Adviser’s perception of whether a potential co-investment would subject the co-investment party to certain legal, regulatory or competitive burdens, and (viii) how allocating an investment opportunity to a potential co-investment party will help establish, strengthen, or cultivate a relationship with that potential co-investment party that may provide long-term benefits to the Adviser, the Fund or Other Clients.

Co-investments may be committed and/or consummated by the Fund before or after the time that a co-investor makes its commitment or acquires the investment. In the event of a post-closing sell down, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms. The

Fund may, in certain circumstances, bear the entire amount of any break-up fee, dead deal expenses, or other fees, costs and expenses related to a co-investment, including financing expenses related to holding such co-investment, hold a larger portion than expected in such investment, or may realize lower-than-expected returns from such investment. The Fund will also bear the risk that any co-investors acquiring an interest in an investment after the closing of such investment may acquire such interest on terms that may not reflect the then-current value of such investment. In the case of a post-closing sell down, the Adviser may decide to charge a co-investor interest for the investment at cost of acquiring such investment and may decline to charge a co-investor interest for the time from the closing of the Fund’s investment to the date of transfer or other carrying expenses. The Fund may incur fees and other expenses in connection with borrowing the portion of the acquisition price of an investment ultimately allocated to the co-investor(s), and those amounts may not be required to be reimbursed by the co-investor(s). In certain circumstances, the Adviser may receive compensation from a third party for a co-investment opportunity, including fees or carried interest (which compensation may be greater than the compensation paid by the Fund) or other benefits and such fees and carried interest will not be rebated to the Fund or offset or reduce management fees from the Fund.

In certain cases, a co-investment vehicle, or other similar vehicle may be established to facilitate the investment alongside the Fund or an Other Client. In the event such a co-investment vehicle is created, the investors in such co-investment vehicle will typically bear all expenses related to its organization and formation once the co-investment opportunity is actually made by such persons and other expenses incurred solely for the benefit of the co-investment vehicle. As a general matter, no co-investor will bear dead deal costs, break-up fees or organizational expenses of a co-investment vehicle until they are contractually committed to invest in the prospective investment and, furthermore, unless any co-investors otherwise agree, the client account (and any other applicable clients) will bear the entire amount of any such expenses or other fees, costs and expenses related to a co-investment that is not consummated by such co-investors. Similarly, co-investment vehicles and other co-investors are not typically allocated any share of break-up fees received in connection with an unconsummated transaction until they are contractually committed to invest in the prospective investment. The Adviser or its affiliates or employees are permitted to participate in such co-investment vehicles.

Potential investors are invited to ask questions of and obtain further information from the Adviser regarding co-investments.

Cross Transactions and Principal Transactions. The Adviser is expected to execute cross transactions in accordance with the Adviser’s policies. In a cross transaction with Other Clients, the Adviser shall have a conflicting division of loyalties and responsibilities regarding both parties to the transaction, which conflicts involve specific conflicts related to pricing and other matters as described elsewhere herein. Such cross transactions include inter-account transactions in which the Adviser effects transactions for the Fund (or an affiliate) and the Adviser, its principals or its affiliates recommend and/or execute the transaction on behalf of the other counterparty. In addition, the Adviser believes that cross transactions may in certain circumstances enable it to purchase or sell an investment for each client account and possibly avoid or minimize transaction costs or unfavorable price movements. While the Adviser believes that such transactions provide meaningful benefits for its clients including the Fund, no assurances can be provided in that regard. Other than as described herein, the Adviser has implemented policies and procedures to ensure that cross transactions between the Fund and Other Accounts or funds managed by the Adviser or CIFC are executed at a value that is no less than that which the Adviser and CIFC in good faith believe may be negotiated on an arm’s length basis with a third party. The Fund will generally not engage in cross trades, but it may cross trade with certain affiliates in accordance with Rule 17a-7 under the 1940 Act.

Conflicts of Staff. Although the professional staff of the Adviser will devote as much time to the Fund as the Adviser deems appropriate to perform its duties in accordance with the Fund Agreement, the Advisory Agreement and reasonable commercial standards, the staff may have conflicts in allocating its time and services among the Fund, the Adviser’s or their affiliates’ Other Clients and there is no guarantee or obligation to devote a specific amount of time to the Fund by the Adviser or any particular employee of the foregoing. Accordingly, during certain periods or in certain circumstances, the Adviser may be unable as a result of such restrictions to buy or sell investments or to take other actions that it might consider to be in the best interests of the Fund.

Conflicts of Service Providers. The Fund’s service providers (including lenders, brokers, attorneys and investment banking firms) are permitted to be investors in the Fund and/or sources of investment opportunities and counterparties therein. This creates an incentive to influence the Board in deciding whether to select such a service provider. The Adviser may have an incentive to engage in transactions with institutions who have referred prospective investors to the Adviser. In addition, the service providers or agents of the Fund could be under the common ownership with each other and others, and as such would face certain conflicts of interests in relation to the Fund. These service providers and their affiliates are permitted to contract or enter into any custodial, financial, banking, advising or brokerage or other arrangement or transaction with the Fund, the Adviser or any investor in the Fund or any company or entity any of whose loans are held by or for the account of the Fund. Similarly, these service providers and their affiliates are permitted to engage in competitive activities and earn fees from or receive or provide other consideration from such persons or entities, and provide different advice or services, take different action, or hold or deal in different loans for any other client or account, including their own accounts, from the advice or services they provide, action they take, or loans they hold or deal for the Fund.

The Adviser and its affiliates directly or indirectly buy or sell loans through numerous agent banks for new issue loans and through numerous banks and other trading counterparties for secondary market loan trading. The Adviser’s trading counterparties generally do not charge commissions, instead earning a return on the bid/ask spread of the loans that they trade. When considering the reasonableness of a bid/ask spread, the Adviser is permitted to consider an investment’s yield, its availability through other agent banks and counterparties, and prevailing market conditions, among other things. Additionally, the Adviser has the authority to determine the broker or dealer to be used and the commission rate to be paid to brokers without limitation, and whether or not they provide the lowest commission rate or the best transaction prices or terms. The factors the Adviser considers in determining the broker or dealer to be used and the reasonableness of the commission rate paid or bid/ask spread are mainly the quality of execution, the financial condition of the broker or dealer, and the overall quality of the broker or dealer’s services, which may include services other than execution of a specific trade, such as general market or company research the broker or dealer provides to the Adviser or specific trading ideas. The research generated by a client’s trading is permitted to be used for the benefit of Other Clients, and not all clients will benefit from all research obtained. Furthermore, certain brokers and dealers are permitted to introduce prospective clients to the Adviser or prospective investors to the investment funds managed by the Adviser.

The Adviser may also engage in a wide variety of business transactions with parties that provide services to the Fund as well as parties that trade in the same markets as the Fund.

Valuation Agents. In the event that the Fund holds securities and financial instruments that may not have readily available market quotes, valuations will be determined in accordance with the Adviser’s Valuation Policy, which provides that as part of Adviser’s valuation process the Adviser typically will seek third-party valuations of such securities and financial instruments quarterly, as further described in the Valuation Policy. As part of this valuation process, there may be instances in which the fair value of an investment prepared by the third-party valuation firms does not align with the Adviser’s internally prepared valuation. In such cases, the Adviser will document the factors driving the difference between the results of the third-party valuation firms and its own internal valuation analysis and discuss both valuation analyses with the Valuation Committee. Once the Valuation Committee has considered and evaluated both valuation outcomes, the Valuation Committee will conclude upon the fair value application in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820, Fair Value Measurements and Disclosures in light of the relevant facts and circumstances as of the measurement date. The Adviser will either conclude to maintain use of the third-party valuation firm’s midpoint as the final fair value, or to utilize its own internal valuation as the final fair value. Use of the Adviser’s own internal valuation as the final fair value will require unanimous Valuation Committee approval and will be documented accordingly.

Valuation of Assets. Fair value is defined by U.S. GAAP as the value the Fund would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market for the investment if a ready market existed. Fair value measurements are determined within a framework that utilizes a three-tier hierarchy, which maximizes the use of observable market inputs and minimizes the use of unobservable inputs. Fund Assets with observable market data and inputs will typically be valued at their market mid prices, as provided by a loan pricing service selected by the Adviser. Since the Fund expects to invest primarily in privately negotiated loans to middle-market companies where observable market data and inputs are limited and readily ascertainable market data is lacking, the majority of the Fund’s loans will be fair valued based on model-derived valuations in which one or more significant inputs or significant value drivers are unobservable and may require the use of estimates and/or the Adviser’s assessment of factors specific to the investment. Loans and other Investments acquired by the Fund would also be valued in part using such valuation processes, policies and procedures. Pursuant to the Adviser’s Valuation Policy, the Adviser typically will generally rely on third-party valuation on a quarterly basis to determine the fair value of the Fund’s investments and at the expense of the Fund. As part of this valuation process, there may be instances in which the fair value of an investment prepared by the third-party valuation firms does not align with the Adviser’s internally prepared valuation. In such cases, the Adviser will document the factors driving the difference between the results of the third-party valuation firms and its own internal valuation analysis and discuss both valuation analyses with the applicable Valuation Committee. Once the Valuation Committee has considered and evaluated both valuation outcomes, the Valuation Committee will conclude upon the fair value application in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820, Fair Value Measurements and Disclosures in light of the relevant facts and circumstances as of the measurement date. The Adviser will either conclude to maintain use of the third-party valuation firm’s midpoint as the final fair value, or to utilize its own internal valuation as the final fair value. Notwithstanding the foregoing, CIFC may not require third-party valuations for investments under certain circumstances which may include but not be limited to new investments originated or partially sold or syndicated in an arms-length transaction to another lending party in the current quarter and investments subject to certain thresholds which may include investment size, materiality and/or other criteria, and in other conditions as reasonably determined by the Valuation Committee. Use of the Adviser’s own internal valuation as the final fair value will require unanimous Valuation Committee approval and will be documented accordingly. The exercise of any discretion in valuation by the Adviser may give rise to conflicts of interest, including in connection with determining any write-ups or write-downs of Fund interests, the amount and timing of distributions of Incentive Fees and the calculation of management fees.

Confidential Information. In connection with its other business activities and Other Clients, the Adviser and its affiliates may come into possession of confidential, material non-public information with respect to a borrower (including, without limitation, due to its prior transactions with the borrower, through its participation in an official or unofficial steering committee or through third-party information sources), which may limit its ability to engage in potential transactions on behalf of the Fund in certain circumstances. Should this occur, the Adviser may also be restricted from providing all or a portion of the services described herein and in the Advisory Agreement until such time as the information becomes public or is no longer deemed confidential and/or material. Additionally, there may be circumstances in which one or more of certain individuals associated with the Adviser will be precluded from providing services related to the Fund’s activities because of certain confidential information available to such individuals, the Adviser or their respective affiliates. To avoid some of these restrictions with respect to the Fund or an Other Client, the Adviser may elect not to receive such material nonpublic information. As a result, the Fund, at times, may receive less information about a particular investment than it may have otherwise received, including less information than that received by other investors, and therefore may be disadvantaged compared to other investors in determining to purchase or sell such investment.

By reason of the investment advisory and other activities of the Firm, the Adviser and its affiliates are expected to be put in the position of acquiring confidential information due to their services with respect to the Fund or Other Clients, and are permitted to use such information, however acquired, for the benefit of the Fund or Other Clients. The Adviser and its affiliates are permitted, but shall not be obligated to divulge, or to act upon, any such confidential information with respect to the Adviser’s or its affiliates’ performance of their own responsibilities for the Fund or Other Clients and may be prohibited by law or contract from doing so for the Fund. It is further acknowledged and agreed that (i) due to such a restriction, there may be certain investment opportunities that the Adviser will decline, or be unable, to make on behalf of the Fund, (ii) there may be circumstances in which one or more individuals associated with the Adviser will be precluded from providing services to the Fund because of certain confidential information available to those individuals or the Adviser, and (iii) the Adviser, its affiliates and employees are under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Fund.

Third-Party Ownership Interest. The Adviser is an indirect subsidiary of CIFC LLC. A majority interest in CIFC LLC is indirectly owned by a third-party interest holder, which does not have authority over the day-to day operations or investment decisions of the Adviser as they relate to the Fund, although it has negotiated certain protective rights, consent rights and other rights in connection with its indirect investment in CIFC LLC. Although the Adviser intends to maintain operations, strategy and investment decisions separate from this third-party investor, they generally will have incentives to conduct operations in a manner that benefits this third-party investor.

Possible Future Activities. The Firm may expand the range of services that it provides over time. Except as otherwise provided herein, the Firm will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Firm has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Fund. These clients may themselves represent appropriate investment opportunities for the Fund or may compete with the Fund for investment opportunities. In determining whether to engage in a particular transaction, the Adviser is permitted to consider, and there is no guarantee that the Adviser would not be influenced by, those relationships.

Additional Potential Conflicts. The officers, trustees, members, managers and employees of the Firm are permitted to trade in loans and securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and internal policies or otherwise determined from time to time by the Firm. Neither the Fund nor any Shareholder, as a result of its status as the Fund or a Shareholder, has any right to participate in any manner in any profits or income earned or derived by or accruing to the Adviser, its affiliates or the respective members, partners, trustees, officers, employees or shareholders thereof from the conduct of business other than the business of the Fund or from any transaction in investments effected by the Adviser, its affiliates or their respective members, partners, trustees, officers, employees or shareholders thereof for any accounts other than those of the Fund. The Firm and its affiliates are permitted to act in a proprietary capacity with long or short positions in instruments of all types, including those that may be purchased, sold or held directly or indirectly by the Fund. Such positions may also raise other conflicts of interest, including as to the allocation of investment opportunities, as the Firm would have conflicting interests in connection with these investments. There can be no assurance that the returns from participating in a transaction would be equal to and not less than an Other Client participating in the same transaction in the absence of such conflicts, or that would have been as favorable as it would have been had such conflict not existed. There is no guarantee that the Firm and its affiliates would exercise their rights with respect to such investments in the same manner as the Fund or in a manner that is not adverse to the Fund. The Adviser may offer co-investment opportunities, and decisions regarding whether and to whom to offer co-investment opportunities are made in the sole discretion of the Firm and no investors have the right to receive co-investment opportunities. In addition, investment opportunities may be appropriate for the Fund and Other Clients, or CIFC and its employees or principals, at the same, different, or overlapping levels of an issuer’s capital structure. Conflicts may arise in determining the terms of investments, particularly where these clients may invest in different types of instruments of a single issuer, particularly in determining whether and how to exercise rights with respect to such interests. In such circumstances, the Adviser may determine to take certain actions to mitigate such conflicts, including by permitting the Fund or Other Clients to vote on the resolution of such conflicts, and abstaining from voting or implementing other procedures in its sole discretion, but there is no guarantee that the Firm’s actions would ultimately favor the Fund. In certain instances, significant equity owners of the Firm may invest in the Fund and may exercise voting and other rights, though affiliates of the Firm are generally excluded from votes of the Fund. Such investors have conflicts with respect to approving actions with respect to the Firm and the Fund and there is no guarantee that such investors would exercise their rights in a manner favorable to other investors in the Fund. Such activities could affect the prices and availability of the investments that the Adviser seeks to buy or sell on behalf of the Fund, which could adversely impact the financial returns of the Fund. Personnel of the Adviser or its affiliates are permitted to serve as trustees of entities the securities or assets of which are purchased, sold or held directly or indirectly by the Fund.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, investors should consider the potential effects of the interplay of multiple conflicts.

Fees

The Fund has entered into the Administration Agreement with the Administrator pursuant to which the Fund will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities thereunder. The Fund will reimburse the Adviser for certain expenses it incurs.

Certain Business Relationships

Certain of the current trustees and officers of the Fund are trustees or officers of the Adviser. See “Item 7(b). Promoters and Certain Control Persons” below for a description of the Advisory Agreement.

Indebtedness of Management

None.

(b)
Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Fund. The Fund has entered into the Advisory Agreement with the Adviser.

Under the Advisory Agreement, the Fund will, to the extent permitted by applicable law and in the discretion of the Board, indemnify the Adviser and certain of its affiliates. See “Item 1. Business—Advisory Agreement.”

Item 8. Legal Proceedings

The Fund is not currently subject to any material legal proceedings, nor, to the Fund’s knowledge, is any material legal proceeding threatened against us. From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Fund’s rights under loans to or other contracts with the Fund’s portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, the Fund does not expect that these proceedings will have a material effect upon the Fund’s financial condition or results of operations.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information

Unless a public offering occurs, the outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no market for the Fund’s Shares, and the Fund can offer no assurances that a market for the Fund’s Shares will develop in the future.

Because Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Fund’s Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Fund’s consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at the Fund’s option, be required to provide the Fund with a legal opinion, in form and substance satisfactory to us, that registration is not required). The Fund’s Shares are privately placed and any transfers require the Fund’s prior consent. As a result, it is not expected that Shareholders will be able to take advantage of transfers under Rule 144. Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until the Fund is liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on the Fund’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by the Fund.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Fund’s Shares.

Valuation of Investments

The NAV per share of a class of the Fund’s Shares is determined by dividing the value of total assets minus liabilities of that share class by the total number of Shares outstanding in that class at the date as of which the determination is made.

The Fund values its investments, upon which its NAV is based, in accordance with Rule 2a-5 under the 1940 Act and FASB ASC 820, Fair Value Measurements, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. Pursuant to Rule 2a-5, the Board has designated the Adviser as the valuation designee responsible for valuing all of the Fund’s investments, including making fair valuation determinations as needed. The Adviser has established the Valuation Committee to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern activities of the Valuation Committee and the performance of functions required to determine the fair value of a fund’s investments in good faith. These functions include periodically assessing and managing material risks associated with fair value determinations, selecting, applying, reviewing, and testing fair value methodologies, monitoring for circumstances that may necessitate the use of fair value, and overseeing and evaluating pricing services used.

Fair value measurements are determined within a framework that utilizes a three-tier hierarchy, which maximizes the use of observable market inputs and minimizes the use of unobservable inputs. Fund Assets with observable market data and inputs will typically be valued at their market mid prices, as provided by a loan pricing service selected by the Adviser. Since the Fund expects to invest primarily in privately negotiated loans to middle-market companies where observable market data and inputs are limited and readily ascertainable market data is lacking, the majority of the Fund’s loans will be fair valued based on model-derived valuations in which one or more significant inputs or significant value drivers are unobservable and may require the use of estimates and/or the Adviser’s assessment of factors specific to the investment. Loans and other Investments acquired by the Fund would also be valued in part using such valuation processes, policies and procedures. Pursuant to the Adviser’s Valuation Policy, the Adviser typically will generally rely on third-party valuation on a quarterly basis to determine the fair value of the Fund’s investments and at the expense of the Fund. As part of this valuation process, there may be instances in which the fair value of an investment prepared by the third-party valuation firms does not align with Adviser’s internally prepared valuation. In such cases, the Adviser will document the factors driving the difference between the results of the third-party valuation firms and its own internal valuation analysis and discuss both valuation analyses with the applicable Valuation Committee. Once the Valuation Committee has considered and evaluated both valuation outcomes, the Valuation Committee will conclude upon the fair value application in accordance with ASC 820 in light of the relevant facts and circumstances as of the measurement date. CIFC will either conclude to maintain use of the third-party valuation firm’s midpoint as the final fair value, or to utilize its own internal valuation as the final fair value. Use of the Adviser’s own internal valuation as the final fair value will require unanimous Valuation Committee approval and will be documented accordingly. The exercise of any discretion in valuation by the Adviser may give rise to conflicts of interest, including in connection with determining any write-ups or write-downs of Fund interests, the amount and timing of distributions of Incentive Fees and the calculation of management fees.

The Valuation Committee manages the Fund’s fair valuation practices and maintains the fair valuation policies and procedures. To assess the continuing appropriateness of pricing sources and methodologies, the Valuation Committee regularly performs price verification procedures, engages in oversight activities with respect to third-party pricing sources used and issues challenges as necessary. In addition, the Valuation Committee may rely on third-party pricing services to verify the fair value determinations of certain investments. The Adviser reports to the Board information regarding the fair valuation process and related material matters. The Board may determine to modify its designation of the Adviser as valuation designee, relating to any or all Fund investments, at any time.

Valuation techniques used to value the Fund’s investments by major category are as follows:

•
Equity securities and other investments, including restricted securities, for which market quotations are readily available, are valued at the last reported sale price or official closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) as reported by a third-party pricing service on the primary market or exchange on which they are traded. In the event there were no sales during the day or closing prices are not available, securities are valued at the last quoted bid price or may be valued using the last available price. For foreign equity securities, when market or security specific events arise, comparisons to the valuation of American Depositary Receipts (“ADRs”), futures contracts, Exchange-Traded Funds (“ETFs”) and certain indexes as well as quoted prices for similar securities may be used. For equity securities, including restricted securities, where observable inputs are limited, assumptions about market activity and risk are used.
•
Debt securities that are publicly traded, including restricted securities, are valued based on evaluated prices received from third-party pricing services or from brokers who make markets in such securities. Preferred securities are valued by pricing services who utilize matrix pricing which considers yield or price of bonds of comparable quality, coupon, maturity and type or by broker-supplied prices. When independent prices are unavailable or unreliable, debt securities may be valued utilizing pricing methodologies which consider similar factors that would be used by third-party pricing services.
•
Swaps are valued using quotations or evaluated prices received from third-party pricing services or recognized dealers.
•
Short-term securities with remaining maturities of sixty days or less for which market quotations and information furnished by a pricing service are not readily available may be valued at amortized cost, which approximates current value.
•
Investments in open-end investment companies are valued at their NAV each Business Day.

Securities, including private placements or other restricted securities, for which observable inputs are not available are generally valued using one or more valuation methods including the market approach, the income approach and cost approach. The market approach considers factors including the price of recent investments in the same or a similar security or financial metrics of comparable securities. The income approach considers factors including expected future cash flows, security specific risks and corresponding discount rates. The cost approach considers factors including the value of the security’s underlying assets and liabilities.

Distributions

The Fund has adopted a quarterly distribution policy. For the period ended March 31, 2026, the Fund declared total distributions of $3,367,729. Of the total distributions declared, $0 had been paid in cash and $3,368,202 remained payable. Because the Fund operated as a Delaware limited partnership during this period, the tax characterization of these distributions is reported to investors on Schedule K-1 and is not separable between ordinary income and return of capital in the manner applicable to a regulated investment company. Following the BDC Conversion and the Fund’s intended election to be treated as a RIC for federal income tax purposes, the tax characterization of future distributions will be determined annually in accordance with Subchapter M of the Internal Revenue Code.

The Fund has adopted an “opt out” DRIP, which will become effective prior to the filing of the election to be regulated as a BDC. As a result of adopting the plan, if the Board authorizes, and the Fund declares, a cash dividend or distribution, Shareholders will have their cash dividends or distributions automatically reinvested in additional Shares of the same class of Shares to which the distribution relates, rather than receiving cash, unless they “opt out.” Shareholders who make such an election will receive their distributions in cash. Shares issued pursuant to the DRIP will not reduce minimum investment amounts described herein.

The per Share amount of distributions on Class I and Class Y Shares will generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each Share class. There are no shareholder servicing and/or distribution fees with respect to Class I Shares; however, Class I Shares are subject to certain shareholder administration fees. For example, distributions on Class Y Shares will be lower than Class I Shares because the Fund is required to pay a higher ongoing shareholder servicing and/or distribution fees with respect to the Class Y Shares (compared to Class I Shares). Shareholders will not pay transaction related charges when purchasing Shares under the DRIP, but all outstanding Class Y Shares, including those purchased under the DRIP, will be subject to ongoing shareholder servicing and/or distribution fees. Class Y Shares are also subject to certain shareholder administration fees.

A registered Shareholder may elect to “opt out” of the DRIP by notifying the plan administrator and the transfer agent and registrar in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to Shareholders. The plan administrator will set up an account for each Shareholder to acquire Shares in non-certificated form through the plan if such Shareholders have elected to receive their distributions in Shares. Those Shareholders who hold Shares through a broker or other financial intermediary may opt not to receive distributions in Shares by notifying their broker or other financial intermediary of their election.

The Fund will use newly issued Shares to implement the DRIP, with such Shares to be issued at the relevant Share class’s NAV. The number of Shares to be issued to a Shareholder is determined by dividing the total dollar amount of the distribution payable to such Shareholder by the price per Share of the applicable Share class. The number of Shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per Share at which additional Shares will be issued has been determined and the elections of the Shareholders have been tabulated.

There will be no brokerage or other charges to Shareholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by us.

Shareholders who receive distributions in the form of Shares are generally subject to the same U.S. federal, state and local tax consequences as are Shareholders who receive their distributions in cash. However, since a participating Shareholder’s cash dividends would be reinvested in Shares, such Shareholder will not receive cash with which to pay applicable taxes on reinvested dividends. A Shareholder’s basis for determining gain or loss upon the sale of Shares received in a distribution from us will generally be equal to the cash that would have been received if the Shareholder had received the distribution in cash. Any Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such Shares are credited to the U.S. holder’s account.

The Fund may terminate the DRIP upon 10 business days’ written notice to the Participants.

Item 10. Recent Sales of Unregistered Securities

As of May 29, 2026, the Fund had issued and sold $116,193,553 in limited partnership interests. In connection with the BDC Conversion, the Fund’s limited partnership interests will be converted to Shares and each limited partner will become a Shareholder by operation of law.

Item 11. Description of Registrant’s Securities to be Registered

Description of our Shares

General.

Under the terms of the Fund’s Declaration of Trust and Bylaws, the Fund is authorized to issue an unlimited number of Shares. There is currently no market for the Fund’s Shares, and the Fund can offer no assurances that a market for its Shares will develop in the future. There are no outstanding options or warrants to purchase the Fund’s Shares. No Shares have been authorized for issuance under any equity compensation plans. Under Delaware law, Shareholders generally are not personally liable for the debts or obligations of the Fund.

Shares.

All the Fund’s Shares have equal rights as to earnings, assets, dividends, subject to any preferential dividend rights of outstanding preferred Shares, if any. Distributions may be paid to the holders of the Fund’s Shares if, as and when authorized by the Board and declared by the Fund out of funds legally available therefor. In the event of the Fund’s liquidation, termination or winding up, each Share of the Fund’s Shares would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of the Fund’s preferred Shares, if any preferred Shares are outstanding at such time.

Each share of the Fund’s Shares is entitled to one vote on all matters submitted to a vote of Shareholders, including the election of trustees. Except as provided with respect to any other class or series of Shares, the holders of the Fund’s Shares will possess exclusive voting power. There is no cumulative voting in the election of trustees, which means that holders of a majority of the outstanding Shares can elect all of the Fund’s trustees, and holders of less than a majority of such Shares will not be able to elect any trustees.

The Fund is offering any combination of Class I Shares and Class Y Shares pursuant to this Registration Statement on a continuous, “best efforts” basis through the Placement Agent, and any sub-placement agent appointed thereby. Because this is a “best efforts” offering, the Placement Agent must only use its best efforts to sell the Shares, which means that no placement agent, broker or other person will be obligated to purchase any Shares.

Preferred Shares.

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares within the first year after the effective date of this Registration Statement. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the Shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act generally requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is declared with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66 2/3% (or 50% if certain approval and disclosure requirements are not satisfied) of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our Independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. In the event we liquidate, dissolve or wind up, voluntarily or involuntarily, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus redemption premium, if any, together with accrued and unpaid dividends, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by us.

Class I Shares

Neither the Fund nor the Placement Agent will charge upfront selling commissions. No shareholder servicing and/or distribution fees are paid for sales of any Class I Shares; however, Class I Shares are subject to certain shareholder administration fees. The Adviser or its affiliates may, in their discretion, pay additional compensation to selected brokers, dealers or other financial intermediaries out of their own funds and not as an additional charge to the Fund or Shareholders.

Class I Shares generally are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class I Shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I Shares, (4) through transaction/brokerage platforms at participating brokers, (5) through participating brokers that have certain selling arrangements with the Placement Agent, (6) through certain registered investment advisers, (7) by the Fund’s executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser or other affiliates and their immediate family members, and, if approved by the Board, joint venture partners, consultants and other service providers, or (8) by other categories of investors that the Fund may name from time to time in its offering documents. The Fund intends to also offer Class I Shares to certain feeder vehicles primarily created to hold Class I Shares, which, in turn, will offer interests in themselves to qualified investors. Such feeder vehicles, such as the Feeder Funds, may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. The Fund may also offer Class I Shares to other investment vehicles.

In addition, in certain cases, where a holder of Class Y Shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s Class Y Shares may be exchanged into an equivalent NAV amount of Class I Shares at the discretion of the Fund. The Fund expects to conduct such offerings pursuant to available exemptions from registration under the Securities Act. If a Shareholder is eligible to purchase both classes of Shares (when all of such classes are available for sale), the Shareholder should be aware that Class I Shares have no shareholder servicing or distribution fees, which will reduce the distributions of Class Y Shares. However, Class I Shares will not receive related shareholder services. Class I Shares and Class Y shares may be subject to shareholder administration fees.

Class Y Shares

Neither the Fund nor the Placement Agent will charge upfront selling commissions for sales of any Class Y Shares. However, if a Shareholder purchases Class Y Shares from certain financial intermediaries, they may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.0% cap on NAV for Class Y Shares. The Fund will pay the Placement Agent selling commissions over time as a shareholder servicing and/or distribution fee with respect to the Fund’s outstanding Class Y Shares of up to 0.30% per annum of the aggregate NAV of the Fund’s outstanding Class Y Shares, including any Class Y Shares issued pursuant to the Fund’s DRIP. The shareholder servicing and/or distribution fees will be paid monthly in arrears. The Placement Agent reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. The Adviser or its affiliates may, in its discretion, pay additional compensation to selected brokers, dealers or other financial intermediaries out of its own funds and not as an additional charge to the Fund or Shareholders. Class Y Shares are also subject to shareholder administration fees. To the extent that both shareholder administration fees and shareholder servicing fees are assessed in connection with the provision of identical services to holders of Class Y Shares, the duplicative shareholder administration or shareholder servicing fees will be waived, as applicable. Class Y Shares are available for purchase in this offering through brokerage and transaction-based accounts.

Shareholder Servicing and/or Distribution Fees

The following table shows the shareholder servicing and/or distribution fees the Fund will pay the Placement Agent with respect to the Class I Shares and Class Y Shares on an annualized basis as a percentage of the NAV for such class, but the table does not include any shareholder administration fees. The shareholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Maximum Shareholder Servicing and/or Distribution Fees
Class I	—%
Class Y	0.30%

The shareholder servicing and/or distribution fees will be paid monthly in arrears. There are no shareholder servicing and/or distribution fees with respect to Class I Shares; however, Class I Shares are subject to shareholder administration fees. Because the shareholder administration, servicing and/or distribution fees with respect to Class Y Shares will be deducted from the gross distributions for each such share class, the per share amount of distributions on Class I Shares and Class Y Shares will generally differ. Specifically, distributions on Class Y Shares will be lower than Class I shares because the Fund is required to pay higher ongoing shareholder servicing and/or distribution fees with respect to the Class Y Shares (compared to none for Class I shares).

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class Y Shares, which may include the following: assistance with recordkeeping, answering investor inquiries regarding the Fund, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Placement Agent will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Shareholder Servicing and/or Distribution Fees Comparison

Assuming a constant NAV per share of $25.00, the Fund expects that a one-time investment in 400 shares of each class of the Fund’s Shares (representing an aggregate NAV of $10,000 for each class of Shares) would be subject to the following shareholder servicing and/or distribution fees:

	Annual Shareholder Servicing and/ or Distribution Fees	Total Over Five Years
Class I	$—	$—
Class Y	$30	$150

Exchange of Shares Between Classes

A Shareholder may be permitted to exchange Shares between classes of Shares that a Shareholder may otherwise be eligible to purchase through a financial intermediary, provided that, among other things: (1) the Shareholder’s aggregate investment would have met the minimum initial investment requirements in the applicable class at the time of purchase and continues to meet those requirements; (2) the Shares are otherwise available for offer and sale; and (3) the investment meets all other requirements, including Shareholder eligibility, for investment in the applicable class. When an individual Shareholder cannot meet the minimum initial investment requirements of the applicable class, exchanges of Shares from one class to the applicable class may be permitted, in the Fund’s sole discretion, if such Shareholder’s investment is made by an intermediary that has discretion over the account and has invested other clients’ assets in the Fund, which when aggregated together with such investor’s investment, meet the minimum initial investment requirements for the applicable class. Investors will not be charged any fees by the Fund for such exchanges. Ongoing fees and expenses incurred by a given class will differ from those of other Share classes, and an investor receiving new Shares in an exchange may be subject to lower total expenses charged by the Fund following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions between Share classes of the Fund are generally not taxable for federal income tax purposes, investors are urged to consult their tax advisors as to the U.S. federal, state, local and non-U.S. tax consequences of an exchange.

The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.

Other Terms of Shares

The Fund will cease paying the shareholder servicing and/or distribution fee on Class Y Shares on the earlier to occur of the following: (i) a listing of Class I Shares, (ii) a merger or consolidation of the Fund with or into another entity, or the sale or other disposition of all or substantially all of the Fund’s assets or (iii) the date following the completion of the primary portion of the offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from the Fund’s offering.

Transferability of Shares

Shareholders may not Transfer any Shares, rights or obligations unless (i) the Fund gives consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. While the Fund does not intend to list the Shares on any securities exchange, if any class of its Shares is listed on a national securities exchange, Shareholders may be restricted from selling or transferring their Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the initial public offering. Each transferee must agree to be bound by the restrictions set forth in the Subscription Agreement and all other obligations as an investor in the Fund. In addition, certain of our existing Shareholders have agreed to not Transfer or otherwise dispose of their Shares without the Fund’s prior written consent for a period ending at least three (3) years from the respective investor’s initial Capital Contribution under their Subscription Agreement.

Limited Liability of the Shareholders

No common Shareholder or former Shareholder, in its capacity as such, will be liable for any of our debts, liabilities or obligations except as provided hereunder and to the extent otherwise required by law. Each Shareholder will be required to pay to us any unpaid balance of any payments that he, she or it is expressly required to make to us pursuant to the Declaration of Trust and Bylaws or pursuant to such Shareholder’s Subscription Agreement, as the case may be.

Limitation on Liability of Trustees and Officers

To the fullest extent permitted by applicable law, none of the Fund’s Trustees and Officers or employees will be liable to the Fund or to any Shareholder for any act or omission performed or omitted by any such person (including any acts or omissions of or by another Trustee, Officer or employee), in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Delaware Law and Certain Limited Declaration of Trust and Bylaws Provisions

Organization and Duration

The Fund was initially formed as a limited partnership and intends to convert to a Delaware statutory trust. We will remain in existence until dissolved in accordance with the Declaration of Trust and Bylaws or pursuant to Delaware law.

Purpose

Under the Declaration of Trust and Bylaws, we may engage in any lawful act or activity for which Delaware statutory trusts may be formed under the laws of the State of Delaware and shall have all the powers available to it as a Delaware statutory trust under the laws of the State of Delaware.

Agreement to be Bound by the Declaration of Trust and Bylaws; Power of Attorney

By executing the Subscription Agreement (which signature page constitutes a counterpart signature page to the Declaration of Trust and Bylaws), each investor accepted by the Fund is agreeing to be admitted as a member of the

Fund and bound by the terms of the Declaration of Trust and Bylaws. Pursuant to the Declaration of Trust and Bylaws, each Shareholder and each person who acquires Shares from a Shareholder grants any duly authorized representative of the Fund as its true and lawful representative and its attorney-in-fact, in its name, place, and stead.

Resignation and Removal of Trustees; Procedures for Vacancies

As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Any trustee may resign at any time by submitting his or her written resignation to the Board or secretary of the Fund. Such resignation shall take effect at the time of its receipt by the Fund unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. A trustee may be removed from office for cause only, and not without cause, by action taken by a majority of the remaining Trustees or by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee.

Except as otherwise provided by applicable law, including the 1940 Act, any newly created trusteeship on the Board that results from an increase in the number of trustees, and any vacancy occurring in the Board that results from the death, resignation, retirement, disqualification or removal of a trustee or other cause, shall be filled by exclusively by the appointment and affirmative vote of a majority of the remaining trustees in office, although less than a quorum, or by a sole remaining trustee. Any trustee elected to fill a vacancy or newly created trusteeship shall hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualified, or until his or her death, resignation, retirement, disqualification or removal.

Action by Shareholders

Under the Declaration of Trust and Bylaws, whenever action is required to be taken by a specified percentage in interest of the Shareholders (or any class or group of Shareholders), such action shall be deemed to be valid if taken upon the written vote or written consent of those Shareholders (or those Shareholders included in such class or group) whose Shares represent the specified percentage of the aggregate outstanding Shares of all Shareholders (or all Shareholders included in such class or group) at the time. Each Shareholder shall be entitled to one vote for each Share held on all matters submitted to a vote of the Shareholders.

Only our Board, the Chairman of the Board or our President may call a meeting of Shareholders. Only business specified in the Fund’s notice of meeting (or any supplement thereto) may be conducted at such meeting.

Amendment of the Declaration of Trust and Bylaws; No Approval by Shareholders

Except as otherwise provided in the Declaration of Trust and Bylaws, the terms and provisions of the Declaration of Trust and Bylaws may be amended with the consent of the Board (which term includes any waiver, modification, or deletion of the Declaration of Trust and Bylaws) during or after the term of the Fund, together with the prior written consent of:

a.
If no preferred Shares have been issued and are outstanding, the holders of a majority of the Shares; and
b.
If preferred Shares have been issued and are outstanding, (i) in the case of an amendment not affecting the rights of preferred Shareholders, the holders of a majority of the Shares, (ii) in the case of an amendment not affecting the rights of the Shareholders (including rights or protections with respect to tax consequences of Shareholders), the holders of a majority of the preferred Shares, and (iii) in case of an amendment affecting the rights (including rights or protections with respect to tax consequences of Shareholders) of both the Shareholders and preferred Shareholders, the holders of a majority of the Shares and the holders of a majority of the preferred Shares.

Notwithstanding clauses (a) or (b) above, certain limited amendments, as set forth in the Declaration of Trust and Bylaws, may be made with the consent of the Board and without the need to seek the consent of any Shareholder or preferred Shareholder.

Merger, Sale or Other Disposition of Assets

Subject to any restrictions of the 1940 Act and applicable law, the Board shall be entitled, without the approval of any Shareholders, to cause the Fund to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Fund’s assets in a single transaction or series of transactions, or approve on behalf of the Fund, the sale, exchange or disposition of all or substantially all of the Fund’s assets. The Board may also cause the sale of all or substantially all of the Fund’s assets under foreclosure or other realization without the consent of any Shareholders.

Item 12. Indemnification of Trustees and Officers

The Declaration of Trust and Bylaws provides that, to the fullest extent permitted by applicable law, none of our officers, trustees or employees will be liable to us or to any Shareholder for any act or omission performed or omitted by any such person (including any acts or omissions of or by another officer, trustee or employee), in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Declaration of Trust and Bylaws provides that we will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund) by reason of the fact that he or she is or was a trustee, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a trustee, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, we will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he or she is or was a trustee, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a trustee, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Fund unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under the indemnification provision of the Declaration of Trust and Bylaws, expenses (including attorneys’ fees) incurred by an officer or trustee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Fund in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such trustee or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Fund pursuant to the provisions of the Declaration of Trust and Bylaws.

So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of trustees who are disinterested, non-party trustees or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we have obtained liability insurance for our officers and trustees.

Item 13. Financial Statements and Supplementary Data

Set forth below is an index to the consolidated financial statements attached to this Registration Statement.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
Consolidated Financial Statements of CIFC Direct Lending Evergreen Fund LP (Unaudited)
Consolidated Statement of Assets and Liabilities as of March 31, 2026 (Unaudited) and December 31, 2025	F-3
Consolidated Schedule of Investments as of March 31, 2026 (Unaudited) and December 31, 2025	F-4 - F-12
Consolidated Statement of Operations for the Three Months Ended March 31, 2026 and the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)	F-13
Consolidated Statement of Changes in Net Assets for the Three Months Ended March 31, 2026 and the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)	F-14
Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2026 and the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)	F-15
Notes to Consolidated Financial Statements (Unaudited)	F-16 - F-30

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)
List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)
Exhibits

3.1	Certificate of Conversion, dated May 29, 2026*
3.2	Certificate of Trust, dated May 29, 2026*
3.3	Declaration of Trust of the Fund, dated May 29, 2026*
3.4	Bylaws of the Fund, dated May 29, 2026*
10.1	Advisory Agreement*
10.2	Administration Agreement*
10.3	Custody Agreement*
10.4	Dividend Reinvestment Plan*
10.5	Form of Subscription Agreement*
10.6	Loan and Servicing Agreement, dated February 4, 2025, between CIFC Direct Lending Evergreen Fund SB SPV, LLC, as borrower, and Sumitomo Mitsui Banking Corporation, as administrative agent and lender.*
10.7	Multiple Class Plan*
14.1	Code of Ethics of the Fund and the Adviser*
21.1	List of Subsidiaries*
* Filed herewith.

CIFC Direct Lending Evergreen Fund LP

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2026

CONSOLIDATED FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AS OF AND FOR THE PERIOD FROM FEBRUARY 4, 2025 (COMMENCEMENT OF OPERATIONS)
TO DECEMBER 31, 2025

CIFC Direct Lending Evergreen Fund LP

Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2026

Contents

Page(s)
Consolidated Statement of Assets and Liabilities as of March 31, 2026 (Unaudited) and December 31, 2025	F-3
Consolidated Schedule of Investments as of March 31, 2026 (Unaudited) and December 31, 2025	F-4 - F-12
Consolidated Statement of Operations for the Three Months Ended March 31, 2026 and the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)	F-13
Consolidated Statement of Changes in Net Assets for the Three Months Ended March 31, 2026 and the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)	F-14
Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2026 and the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)	F-15
Notes to Consolidated Financial Statements (Unaudited)	F-16 - F-30

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Assets and Liabilities

	(Unaudited) March 31, 2026	December 31, 2025
Assets
Investments, at fair value
Non-controlled, non-affiliated investments (amortized cost of $289,827,033 and $283,849,715, respectively)	$287,085,690	$280,445,552
Non-controlled, affiliated investments (amortized cost of $12,330 and $12,330, respectively)	580	3,727
Total investments, at fair value (total amortized cost of $289,839,363 and $283,862,045, respectively)	287,086,270	280,449,279
Cash and cash equivalents	3,301,937	1,734,903
Restricted cash	18,458,627	2,443,886
Interest receivable from non-controlled, non-affiliated investments	3,292,220	3,394,701
Deferred financing costs (net of accumulated amortization of $477,357 and $358,785, respectively)	1,395,364	1,435,936
Investments sold receivable	2,182,894	-
Deferred offering costs	861,889	373,514
Other assets	17,115	34,369
Total assets	$316,596,316	$289,866,588

Liabilities
Lines of credit borrowings	$195,975,000	$182,175,000
Investments purchased payable	2,615,411	-
Paydowns received in advance	3,697	-
Distributions payable	3,368,202	3,460,610
Interest payable	944,369	924,127
Accrued expenses	980,111	322,468
Due to affiliates	130,787	59,032
Other liabilities	167,231	53,048
Management fees payable	355,087	374,975
Income-based incentive fees payable	351,262	384,277
Total liabilities	204,891,157	187,753,537

Net assets:
General Partner	$9,325,218	$474,778
Limited Partners	102,379,941	101,638,273
Total net assets	111,705,159	102,113,051
Total liabilities and net assets	$316,596,316	$289,866,588

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of March 31, 2026 (Unaudited)

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated Direct Lending Loans:
Aerospace & Defense
OC Composite Works, LLC	(d)	Term Loan, Senior Secured	$1,460,419	2/4/2025	7/1/2027	S + 500 bps	8.77%	$1,454,227	$1,449,467	1.3%
SV-Aero Holdings, LLC	(d)	Term Loan, Senior Secured	1,237,650	2/4/2025	11/1/2030	S + 500 bps	8.70%	1,232,892	1,237,650	1.1%
Votaw Precision Technologies, LLC		Revolver, Senior Secured	1,330,105	3/21/2025	3/21/2030	S + 600 bps	9.65%	1,296,305	1,304,833	1.2%
Votaw Precision Technologies, LLC	(d)	Term Loan, Senior Secured	9,504,927	3/21/2025	3/21/2030	S + 600 bps	9.67%	9,353,972	9,324,333	8.3%
Votaw Precision Technologies, LLC		Delayed Draw, Senior Secured	264,343	3/21/2025	3/21/2030	S + 600 bps	9.67%	245,346	259,320	0.2%
Chemicals
Deerpoint Group, LLC		Revolver, Senior Secured	126,614	2/6/2026	8/15/2030	S + 500 bps	8.67%	120,286	123,297	0.1%
Deerpoint Group, LLC	(d)	Term Loan, Senior Secured	1,472,342	2/6/2026	8/15/2030	S + 500 bps	8.67%	1,446,588	1,433,766	1.3%
Commercial Services & Supplies
AIP ATCO Buyer, LLC		Revolver, Senior Secured	135,973	4/28/2025	5/17/2028	S + 675 bps	10.52%	135,973	131,391	0.1%
AIP ATCO Buyer, LLC	(d)	Term Loan, Senior Secured	2,333,697	4/28/2025	5/17/2028	S + 675 bps	10.78%	2,333,697	2,255,051	2.0%
Rapid Pump Acquisition, Inc.		Revolver, Senior Secured	46,365	4/28/2025	8/4/2027	S + 575 bps	9.52%	45,797	45,613	0.0%
Rapid Pump Acquisition, Inc.	(d)	Term Loan, Senior Secured	1,811,834	2/6/2026	8/4/2027	S + 575 bps	9.52%	1,788,842	1,782,482	1.6%
Rapid Pump Acquisition, Inc.	(d)	Term Loan, Senior Secured	773,409	4/28/2025	8/4/2027	S + 575 bps	9.52%	768,832	760,879	0.7%
Rapid Pump Acquisition, Inc.	(d)	Term Loan, Senior Secured	493,440	4/28/2025	8/4/2027	S + 575 bps	9.52%	490,520	485,446	0.4%
Rapid Pump Acquisition, Inc.	(d)	Term Loan, Senior Secured	312,721	4/28/2025	8/4/2027	S + 575 bps	9.52%	310,870	307,655	0.3%
Rapid Pump Acquisition, Inc.	(d)	Term Loan, Senior Secured	540,326	4/28/2025	8/4/2027	S + 575 bps	9.52%	537,128	531,572	0.5%
Construction & Engineering
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	5,655,822	2/4/2025	6/30/2030	S + 525 bps	8.95%	5,567,653	5,570,985	5.0%
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	2,754,188	7/3/2025	6/30/2030	S + 525 bps	8.95%	2,707,322	2,712,875	2.4%
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	2,923,307	2/4/2025	6/30/2030	S + 525 bps	8.95%	2,877,930	2,879,457	2.6%
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	937,491	2/4/2025	6/30/2030	S + 525 bps	8.95%	919,680	923,428	0.8%
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	1,546,356	2/6/2026	6/30/2030	S + 525 bps	8.95%	1,518,189	1,523,160	1.4%
Ambient Enterprises Holdco LLC	(d)	Delayed Draw, Senior Secured	3,330,156	7/3/2025	6/30/2030	S + 525 bps	8.95%	3,258,437	3,254,936	2.9%
GridSource Incorporated, LLC	(d)	Term Loan, Bifurcated	11,481,398	2/18/2025	3/30/2029	S + 700 bps	10.67%	11,333,987	11,014,105	9.9%
Kelso Industries LLC	(d)	Term Loan, Senior Secured	18,109,045	2/4/2025	12/30/2029	S + 575 bps	9.42%	18,019,011	18,063,772	16.2%
Lightning Canada Holdings Limited	(d,e,i)	Term Loan, Senior Secured	119,534	2/4/2025	11/16/2029	S + 600 bps	9.70%	117,579	116,904	0.1%
Lightning US Holdings, Inc.	(d)	Term Loan, Senior Secured	990,423	2/4/2025	11/16/2029	S + 600 bps	9.70%	974,229	968,634	0.9%
Lightning US Holdings, Inc.		Delayed Draw, Senior Secured	233,828	2/4/2025	11/16/2029	S + 600 bps	9.70%	227,703	228,684	0.2%
MKD Electric, LLC		Revolver, Senior Secured	803,471	4/28/2025	5/31/2029	S + 650 bps	10.17%	789,511	796,440	0.7%
MKD Electric, LLC	(d)	Term Loan, Senior Secured	4,118,851	3/3/2025	5/31/2029	S + 650 bps	10.17%	4,054,982	4,082,811	3.7%
MKD Electric, LLC	(d)	Term Loan, Senior Secured	5,416,811	3/3/2025	5/31/2029	S + 650 bps	10.17%	5,315,814	5,369,414	4.8%
Containers & Packaging
Outlook Group, LLC	(d)	Term Loan, Senior Secured	2,850,525	2/4/2025	11/26/2029	S + 575 bps	9.41%	2,808,449	2,722,251	2.4%
Diversified Consumer Services
Capital Construction, LLC		Revolver, Senior Secured	199,804	4/28/2025	10/22/2026	S + 575 bps	9.59%	199,102	196,607	0.2%
Capital Construction, LLC	(d)	Term Loan, Senior Secured	1,440,208	4/28/2025	10/22/2026	S + 575 bps	9.52%	1,438,040	1,417,164	1.3%
Capital Construction, LLC	(d)	Term Loan, Senior Secured	174,117	4/28/2025	10/22/2026	S + 575 bps	9.52%	173,855	171,332	0.2%
Capital Construction, LLC	(d)	Term Loan, Senior Secured	268,057	4/28/2025	10/22/2026	S + 575 bps	9.52%	267,653	263,768	0.2%
Capital Construction, LLC	(d)	Term Loan, Senior Secured	347,788	4/28/2025	10/22/2026	S + 575 bps	9.52%	347,265	342,224	0.3%
Food Products
Abbiamo Pasta Company LLC	(d)	Term Loan, Senior Secured	9,277,304	2/10/2025	2/10/2030	S + 575 bps	9.42%	9,133,928	9,138,145	8.2%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	14,425,079	3/31/2025	3/31/2029	S + 550 bps	9.17%	14,208,571	14,410,654	12.9%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	304,123	4/28/2025	3/31/2029	S + 550 bps	9.17%	299,475	303,819	0.3%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	294,364	4/28/2025	3/31/2029	S + 550 bps	9.08%	289,865	294,070	0.3%
Western Smokehouse Partners, LLC	(d)	Delayed Draw, Senior Secured	2,405,441	2/4/2025	3/31/2029	S + 550 bps	9.17%	2,372,223	2,403,035	2.2%
Health Care Providers & Services
Bluebird PM Buyer, Inc.		Revolver, Senior Secured	176,817	2/6/2025	2/3/2032	S + 475 bps	8.46%	165,745	176,817	0.2%
Bluebird PM Buyer, Inc.	(d)	Term Loan, Senior Secured	6,418,445	2/6/2025	2/3/2032	S + 475 bps	8.45%	6,338,064	6,418,445	5.7%
Everest AcquisitionCo, LLC	(d)	Term Loan, Senior Secured	3,062,571	7/8/2025	12/13/2028	S + 600 bps	9.67%	3,014,819	3,093,197	2.8%
Health Care Providers & Services
NS and Associates LLC	(d)	Term Loan, Senior Secured	14,724,060	8/6/2025	8/6/2030	S + 525 bps	8.92%	14,531,986	14,517,924	13.0%

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of March 31, 2026 (Unaudited)

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Nystrom & Associates Holding Company, Inc.		Revolver, Senior Secured	278,486	2/7/2025	6/28/2027	S + 525 bps	9.21%	272,138	268,043	0.2%
Nystrom & Associates Holding Company, Inc.	(d)	Term Loan, Senior Secured	3,500,392	2/7/2025	6/28/2027	S + 525 bps	9.21%	3,477,713	3,369,127	3.0%
Nystrom & Associates Holding Company, Inc.	(d)	Term Loan, Senior Secured	1,051,827	2/7/2025	6/28/2027	S + 525 bps	9.21%	1,045,013	1,012,384	0.9%
Nystrom & Associates Holding Company, Inc.	(d)	Term Loan, Senior Secured	2,309,115	8/1/2025	6/28/2027	S + 525 bps	9.21%	2,290,329	2,222,523	2.0%
Nystrom & Associates Holding Company, Inc.		Delayed Draw, Senior Secured	163,585	2/7/2025	6/28/2027	S + 525 bps	9.21%	159,585	157,450	0.1%
Panorama Eye Care, LLC		Revolver, Senior Secured	1,031,431	2/4/2025	1/22/2030	S + 675 bps	10.42%	1,011,774	1,005,645	0.9%
Panorama Eye Care, LLC	(d)	Term Loan, Senior Secured	5,933,305	2/4/2025	1/22/2030	S + 675 bps	10.42%	5,820,227	5,784,972	5.2%
Panorama Eye Care, LLC		Delayed Draw, Senior Secured	618,858	2/4/2025	1/22/2030	S + 675 bps	10.42%	579,544	575,867	0.5%
Prime Providers Holdings, LLC	(d)	Term Loan, Senior Secured	1,816,389	2/5/2026	11/21/2028	S + 950 bps	13.28%	1,767,455	1,752,816	1.6%
Prime Providers Holdings, LLC	(d)	Term Loan, Senior Secured	1,407,702	2/5/2026	11/21/2028	S + 950 bps	13.46%	1,370,518	1,358,432	1.2%
Redwood MSO, LLC		Revolver, Senior Secured	332,932	2/4/2025	12/20/2029	S + 550 bps	9.20%	326,745	330,036	0.3%
Redwood MSO, LLC	(d)	Term Loan, Senior Secured	5,766,581	2/4/2025	12/20/2029	S + 550 bps	9.20%	5,678,184	5,716,412	5.1%
Redwood MSO, LLC	(d)	Delayed Draw, Senior Secured	845,720	2/4/2025	12/20/2029	S + 550 bps	9.20%	826,432	836,447	0.7%
Household Durables
Centex Acquisition, LLC		Revolver, Senior Secured	2,371,400	4/28/2025	5/9/2029	S + 550 bps	9.27%	2,345,257	2,353,614	2.1%
Centex Acquisition, LLC	(d)	Term Loan, Senior Secured	3,632,631	2/6/2026	5/9/2029	S + 550 bps	9.27%	3,570,591	3,605,386	3.2%
Centex Acquisition, LLC	(d)	Term Loan, Senior Secured	5,845,317	4/28/2025	5/9/2029	S + 550 bps	9.27%	5,822,664	5,801,478	5.2%
Kimbel Mechanical Systems, LLC		Revolver, Senior Secured	302,535	7/3/2025	6/28/2029	S + 450 bps	8.20%	289,869	296,121	0.3%
Kimbel Mechanical Systems, LLC	(d)	Term Loan, Senior Secured	5,137,978	7/3/2025	6/28/2029	S + 450 bps	8.20%	5,087,785	5,029,052	4.5%
IT Services
DeFY Security LLC	(d)	Term Loan, Senior Secured	2,256,609	4/4/2025	12/31/2028	S + 600 bps	9.81%	2,223,428	2,256,609	2.0%
Engineering Research and Consulting, LLC	(d)	Term Loan, Senior Secured	9,924,623	7/10/2025	8/29/2031	S + 500 bps	8.70%	9,781,909	7,873,551	7.0%
Summit Hosting LLC		Revolver, Senior Secured	244,835	2/5/2026	3/1/2030	S + 525 bps	8.91%	241,331	235,654	0.2%
Summit Hosting LLC	(d)	Term Loan, Senior Secured	753,683	2/5/2026	3/1/2030	S + 525 bps	8.91%	745,052	725,419	0.6%
Machinery
Uniloy, Inc.		Revolver, Senior Secured	1,128,568	3/4/2025	3/4/2030	S + 550 bps	9.17%	1,099,012	1,127,440	1.0%
Uniloy, Inc.	(d)	Term Loan, Senior Secured	2,214,190	2/6/2026	3/4/2030	S + 550 bps	9.16%	2,175,753	2,211,975	2.0%
Uniloy, Inc.	(d)	Term Loan, Senior Secured	8,521,756	3/4/2025	3/4/2030	S + 550 bps	9.16%	8,388,003	8,513,234	7.6%
Media
Berlin Rosen, LLC		Revolver, Senior Secured	470,533	4/28/2025	1/14/2027	S + 550 bps	9.27%	467,286	465,828	0.4%
Berlin Rosen, LLC	(d)	Term Loan, Senior Secured	6,739,828	4/28/2025	1/14/2027	S + 550 bps	9.27%	6,693,317	6,672,430	6.0%
Personal Care Products
Bradford Soap International, Inc.		Revolver, Senior Secured	32,558	2/5/2026	8/28/2031	P + 375 bps	10.50%	31,086	32,558	0.0%
Bradford Soap International, Inc.	(d)	Term Loan, Senior Secured	1,623,826	2/5/2026	8/28/2031	S + 475 bps	8.42%	1,616,484	1,623,826	1.5%
DWS Buyer LLC	(d)	Term Loan, Senior Secured	9,486,326	7/29/2025	7/29/2031	S + 550 bps	9.07%	9,360,007	9,356,363	8.4%
Professional Services
A.G. Adjustments, Ltd.		Revolver, Senior Secured	43,038	4/28/2025	6/29/2026	S + 550 bps	9.16%	42,746	42,737	0.0%
A.G. Adjustments, Ltd.	(d)	Term Loan, Senior Secured	2,616,877	4/28/2025	6/29/2026	S + 550 bps	9.16%	2,609,787	2,598,559	2.3%
ES Ventures LLC	(d)	Term Loan, Senior Secured	2,479,436	8/1/2025	12/13/2028	S + 475 bps	8.41%	2,454,566	2,439,269	2.2%
ES Ventures LLC	(d)	Term Loan, Senior Secured	2,170,523	8/8/2025	12/13/2028	S + 475 bps	8.41%	2,148,627	2,135,360	1.9%
Software
CF Newco, Inc.		Revolver, Senior Secured	268,423	2/4/2025	12/10/2029	S + 600 bps	9.66%	262,391	268,423	0.2%
CF Newco, Inc.	(d)	Term Loan, Senior Secured	9,596,108	2/4/2025	12/10/2029	S + 600 bps	9.66%	9,520,643	9,692,069	8.7%
REDL Holdings, LLC		Revolver, Senior Secured	610,058	2/4/2025	12/13/2029	S + 725 bps	11.04%	586,140	588,706	0.5%
REDL Holdings, LLC	(d)	Term Loan, Senior Secured	12,225,384	2/4/2025	12/13/2029	S + 725 bps	11.04%	11,890,347	11,797,496	10.6%
Trading Companies & Distributors
BLP Buyer, Inc.		Revolver, Senior Secured	336,282	4/28/2025	12/24/2029	S + 650 bps	10.17%	328,466	327,538	0.3%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	3,072,314	4/28/2025	12/24/2029	S + 650 bps	10.17%	3,008,325	2,992,434	2.7%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	263,982	4/28/2025	12/24/2029	S + 650 bps	10.17%	258,484	257,119	0.2%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	369,616	4/28/2025	12/24/2029	S + 650 bps	10.17%	361,918	360,006	0.3%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	58,244	8/29/2025	12/24/2029	S + 650 bps	10.13%	57,490	56,730	0.1%

Total Non-controlled/non-affiliated Direct Lending Loans								252,926,763	250,934,950	224.6%

Non-controlled/non-affiliated Broadly Syndicated Loans:
Automobile Components
Clarios Global LP (fka Power Solutions)	(d,f)	Term Loan, Senior Secured	1,492,500	2/6/2025	1/14/2032	S + 275 bps	6.42%	1,494,073	1,490,634	1.3%
Tenneco Inc.	(d,f)	Term Loan, Senior Secured	496,154	7/9/2025	11/17/2028	S + 475 bps	8.51%	488,299	484,497	0.4%
Tenneco Inc.	(d,f)	Term Loan, Senior Secured	350,000	8/20/2025	11/17/2028	S + 500 bps	8.80%	348,212	342,125	0.3%
Capital Markets
Cetera Financial Group, Inc.	(d,f)	Term Loan, Senior Secured	915,072	11/20/2025	8/9/2030	S + 300 bps	6.67%	914,211	904,827	0.8%
Osaic Holdings, Inc. fka Advisor Group	(d,f)	Term Loan, Senior Secured	881,253	1/12/2026	8/2/2032	S + 250 bps	6.20%	883,279	866,439	0.8%
Commercial Services & Supplies
Pitney Bowes Inc	(d,f,i)	Term Loan, Senior Secured	744,222	7/2/2025	3/19/2032	S + 375 bps	7.45%	745,061	740,501	0.7%
The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of March 31, 2026 (Unaudited)

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Consumer Staples Distribution & Retail
Golden State Foods	(d,f)	Term Loan, Senior Secured	350,000	1/22/2026	12/4/2031	S + 350 bps	7.20%	351,734	350,903	0.3%
Containers & Packaging
Charter Next Generation, Inc. (fka Charter NEX)	(d,f,j)	Term Loan, Senior Secured	249,342	3/20/2026	11/29/2030	N/A	N/A	249,342	248,165	0.2%
Diversified Consumer Services
KinderCare (KUEHG Corp.)	(d,f,i)	Term Loan, Senior Secured	977,588	7/1/2025	6/12/2030	S + 275 bps	6.45%	978,205	879,829	0.8%
Medforth Global Healthcare Education (fka St. George's)	(d,f)	Term Loan, Senior Secured	1,442,075	3/12/2025	2/10/2029	S + 275 bps	6.42%	1,438,529	1,417,293	1.3%
Prime Security Services Borrower, LLC	(d,f,j)	Term Loan, Senior Secured	249,297	3/24/2026	10/13/2030	N/A	N/A	249,297	248,518	0.2%
Diversified Telecommunication Services
Acquisitions Cogeco Cable II L.P. (Atlantic Broadband (Penn) Holdings, Inc.)	(d,f)	Term Loan, Senior Secured	1,588,203	7/22/2025	9/1/2028	S + 250 bps	6.28%	1,585,070	1,518,720	1.4%
SubCom	(d,f)	Term Loan, Senior Secured	500,000	2/5/2026	1/30/2031	S + 300 bps	6.67%	502,836	502,188	0.4%
Entertainment
Creative Artists	(d,f)	Term Loan, Senior Secured	997,494	7/22/2025	10/1/2031	S + 250 bps	6.17%	1,000,831	998,037	0.9%
WME/IMG Worldwide	(d,f)	Term Loan, Senior Secured	1,492,481	2/4/2025	3/24/2032	S + 275 bps	6.42%	1,495,024	1,490,989	1.3%
Financial Services
Hudson River Trading	(d,f,j)	Term Loan, Senior Secured	497,491	1/21/2026	3/18/2030	S + 250 bps	6.18%	499,270	496,040	0.4%
Food Products
Actus Nutrition (fka Milk Specialties)	(d,f,j)	Term Loan, Senior Secured	997,500	1/22/2026	7/8/2032	S + 400 bps	7.67%	999,772	1,001,246	0.9%
Chobani, LLC	(d,f,j)	Term Loan, Senior Secured	249,375	3/31/2026	10/22/2032	N/A	N/A	249,375	249,752	0.2%
Health Care Providers & Services
Aveanna Healthcare	(d,f,j)	Term Loan, Senior Secured	249,373	3/19/2026	9/10/2032	N/A	N/A	249,685	249,545	0.2%
Lifepoint Hospitals, Inc. (aka Lakers Holding Corp.)	(d,f)	Term Loan, Senior Secured	997,475	2/4/2025	5/17/2031	S + 375 bps	7.42%	995,900	998,911	0.9%
MyEyeDr	(d,f)	Term Loan, Senior Secured	498,750	12/31/2025	4/15/2031	S + 300 bps	6.67%	501,616	499,147	0.4%
Southern Veterinary Partners, LLC	(d,f)	Term Loan, Senior Secured	498,747	7/7/2025	12/11/2031	S + 250 bps	6.18%	500,440	495,091	0.4%
Health Care Technology
Zelis Healthcare Corporation	(d,f)	Term Loan, Senior Secured	1,975,000	2/4/2025	11/26/2031	S + 325 bps	6.92%	1,983,402	1,915,997	1.7%
Hotels, Restaurants & Leisure
AGS LLC	(d,f)	Term Loan, Senior Secured	639,393	7/7/2025	6/14/2032	S + 475 bps	8.45%	633,404	624,508	0.6%
Ignite	(d,f)	Term Loan, Senior Secured	798,000	1/2/2026	7/1/2032	S + 425 bps	7.95%	797,826	793,595	0.7%
Industrial Conglomerates
Madison IAQ	(d,f)	Term Loan, Senior Secured	744,802	2/6/2025	6/21/2028	S + 250 bps	6.13%	744,923	745,480	0.7%
Insurance
AMWINS Group, Inc.	(d,f)	Term Loan, Senior Secured	987,450	1/14/2026	1/23/2032	S + 200 bps	5.67%	989,669	982,029	0.9%
Asurion, LLC (fka Asurion Corporation)	(d,f)	Term Loan, Senior Secured	756,983	7/3/2025	8/19/2028	S + 400 bps	7.77%	751,839	757,536	0.7%
BroadStreet Partners	(d,f)	Term Loan, Senior Secured	1,488,827	3/12/2025	6/14/2031	S + 250 bps	6.17%	1,493,833	1,454,681	1.3%
IMA Financial Group, Inc.	(d,f,j)	Term Loan, Senior Secured	324,185	3/23/2026	11/1/2028	N/A	N/A	322,970	321,754	0.3%
IT Services
Presidio	(d,f)	Term Loan, Senior Secured	1,482,525	7/2/2025	6/27/2031	S + 300 bps	6.67%	1,485,610	1,473,259	1.3%
Life Sciences Tools & Services
Phoenix Newco, Inc. (fka Parexel International)	(d,f,j)	Term Loan, Senior Secured	249,375	3/19/2026	12/9/2031	N/A	N/A	249,063	248,855	0.2%
Syneos Health, Inc. (FKA INC Research, LLC)	(d,f)	Term Loan, Senior Secured	992,405	7/3/2025	9/27/2030	S + 400 bps	7.70%	984,892	982,570	0.9%
Media
Cengage Learning Acquisitions, Inc. (Thomson Learning)	(d,f)	Term Loan, Senior Secured	1,482,519	1/22/2026	3/24/2031	S + 300 bps	6.68%	1,486,216	1,455,337	1.3%
Nexstar Broadcasting, Inc.	(d,f,j)	Term Loan, Senior Secured	300,000	3/25/2026	3/18/2033	N/A	N/A	298,125	297,000	0.3%
Nielsen Finance LLC (VNU, Inc.)	(d,f,j)	Term Loan, Senior Secured	200,000	3/20/2026	1/28/2033	N/A	N/A	189,000	191,200	0.2%
Pharmaceuticals
Amneal Pharmaceuticals LLC	(d,f)	Term Loan, Senior Secured	349,123	1/13/2026	8/1/2032	S + 300 bps	6.67%	351,685	350,724	0.3%
Professional Services
AmSpec	(d,f,j)	Term Loan, Senior Secured	299,246	3/23/2026	12/22/2031	N/A	N/A	299,246	299,184	0.3%
Citrin Cooperman	(d,f)	Term Loan, Senior Secured	249,373	2/6/2026	3/8/2032	S + 300 bps	6.70%	245,704	240,334	0.2%
Clarivate Analytics (fka Intellectual Property & Science)	(d,f,i)	Term Loan, Senior Secured	1,500,000	2/4/2025	1/31/2031	S + 275 bps	6.42%	1,501,581	1,303,440	1.2%
Grant Thornton Advisors LLC	(d,f)	Term Loan, Senior Secured	349,121	3/11/2025	6/2/2031	S + 275 bps	6.42%	349,081	326,791	0.3%
Software
Avalara Inc.	(d,f)	Term Loan, Senior Secured	249,373	1/26/2026	3/19/2032	S + 275 bps	6.45%	249,373	244,074	0.2%
BMC Software Inc.	(d,f)	Term Loan, Senior Secured	398,992	2/6/2025	7/30/2031	S + 300 bps	6.67%	400,240	371,021	0.3%
Cloud Software Group, Inc. (aka Citrix fka TIBCO Software)	(d,f)	Term Loan, Senior Secured	437,970	8/29/2025	3/21/2031	S + 325 bps	6.95%	437,688	402,495	0.4%
McAfee	(d,f)	Term Loan, Senior Secured	825,432	2/7/2025	3/1/2029	S + 300 bps	6.67%	818,864	739,793	0.7%

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of March 31, 2026 (Unaudited)

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Ping Identity	(d,f)	Term Loan, Senior Secured	350,000	1/21/2026	10/29/2032	S + 275 bps	6.42%	351,280	346,063	0.3%
UKG Inc. (fka Ultimate Software)	(d,f)	Term Loan, Senior Secured	349,123	1/13/2026	2/10/2031	S + 250 bps	6.17%	349,543	334,090	0.3%
Textiles, Apparel & Luxury Goods
Authentic Brands	(d,f)	Term Loan, Senior Secured	1,972,456	2/7/2025	12/21/2028	S + 225 bps	5.92%	1,969,202	1,970,671	1.8%

Total Non-controlled/non-affiliated Broadly Syndicated Loans								36,454,320	35,645,878	31.9%

Non-controlled/non-affiliated Unfunded Commitments:
Aerospace & Defense
SV-Aero Holdings, LLC		Revolver, Senior Secured	-	2/4/2025	11/1/2030	Fixed	1.00%	-	-	-%
Chemicals
Deerpoint Group, LLC	(h)	Delayed Draw, Senior Secured	-	2/6/2026	8/15/2030	Fixed	1.00%	(4,429)	(4,429)	(0.0%)
Construction & Engineering
Ambient Enterprises Holdco LLC	(h)	Revolver, Senior Secured	-	4/28/2025	12/8/2029	Fixed	0.50%	(13,192)	(13,192)	(0.0%)
Ambient Enterprises Holdco LLC	(h)	Delayed Draw, Senior Secured	-	2/6/2026	6/30/2030	Fixed	0.75%	(23,590)	(23,590)	(0.0%)
Lightning US Holdings, Inc.	(h)	Revolver, Senior Secured	-	2/4/2025	11/16/2029	Fixed	1.00%	(3,770)	(3,770)	(0.0%)
Containers & Packaging
Outlook Group, LLC	(h)	Revolver, Senior Secured	-	2/4/2025	11/26/2029	Fixed	0.50%	(10,024)	(10,024)	(0.0%)
Outlook Group, LLC	(h)	Delayed Draw, Senior Secured	-	2/4/2025	11/26/2029	Fixed	1.00%	(11,762)	(11,762)	(0.0%)
Food Products
Abbiamo Pasta Company LLC	(h)	Revolver, Senior Secured	-	2/10/2025	2/10/2030	Fixed	0.50%	(11,678)	(11,678)	(0.0%)
Western Smokehouse Partners, LLC	(h)	Revolver, Senior Secured	-	3/31/2025	3/31/2029	Fixed	0.50%	(12,896)	(12,896)	(0.0%)
Health Care Providers & Services
Bluebird PM Buyer, Inc.	(h)	Delayed Draw, Senior Secured	-	2/6/2025	2/3/2032	Fixed	1.00%	(5,536)	(5,536)	(0.0%)
Everest AcquisitionCo, LLC	(h)	Delayed Draw, Senior Secured	-	7/8/2025	12/13/2028	Fixed	1.00%	(7,128)	(7,128)	(0.0%)
NS and Associates LLC	(h)	Revolver, Senior Secured	-	8/6/2025	8/6/2030	Fixed	0.50%	(17,339)	(17,339)	(0.0%)
Prime Providers Holdings, LLC	(h)	Revolver, Senior Secured	-	2/5/2026	11/21/2028	Fixed	1.00%	(6,035)	(6,035)	(0.0%)
IT Services
Summit Hosting LLC		Delayed Draw, Senior Secured	-	2/5/2026	3/1/2030	Fixed	1.00%	(10,523)	(10,523)	(0.0%)
Personal Care Products
Bradford Soap International, Inc.		Delayed Draw, Senior Secured	-	2/5/2026	8/28/2031	Fixed	1.00%	-	-	-%
DWS Buyer LLC	(h)	Revolver, Senior Secured	-	7/29/2025	7/29/2031	Fixed	0.50%	(24,994)	(24,994)	(0.0%)
DWS Buyer LLC	(h)	Delayed Draw, Senior Secured	-	7/29/2025	7/29/2031	Fixed	1.00%	(20,828)	(20,828)	(0.0%)

Total Non-controlled/non-affiliated Unfunded Commitments								(183,724)	(183,724)	(0.2%)

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of March 31, 2026 (Unaudited)

Investments		Type	Shares / Units	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated Equity Investments:
Food Products
Pasta Holdings LLC		Equity, Common	630	2/10/2025				629,674	688,586	0.6%

Total Non-controlled/non-affiliated Equity Investments								629,674	688,586	0.6%

Non-controlled/affiliated Equity Investments:
Other
LBC Credit Agency Services, LLC	(g)	Equity, Common		2/4/2025				12,330	580	0.0%

Total Non-controlled/affiliated Equity Investments								12,330	580	0.0%

Grand Total	(k,l,m,n)							$289,839,363	$287,086,270	257.0%

(a)
Loans may bear interest at a rate that is determined by reference to SOFR ("S") or Prime ("P") and which resets periodically. Loans may also be subject to a SOFR or Prime interest rate floor. As of March 31, 2026, the reference rates for the floating rate loans were 1 month SOFR of 3.65%, 3 month SOFR of 3.67%, Prime of 6.75%.
(b)
Interest rate, including fee on unfunded commitments, in effect as of March 31, 2026.
(c)
Cost of investments is net of capitalized and unamortized transaction fees and includes capitalized payment-in-kind ("PIK") interest.
(d)
All or a portion of the loan is held by a special purpose vehicle, wholly-owned by the Fund, created specifically to borrow from and hold collateral for the Fund's warehouse lines of credit.
(e)
Portfolio Company is a foreign entity domiciled in Canada.
(f)
Security is a Level 2 security within the Fund's fair value hierarchy as included in Note (4).
(g)
LBC Credit Agency Services, LLC, a Fund affiliate that facilitates and manages certain loan transactions between borrowers and the Fund and other lenders, allocates the relevant income and expenses to the Fund. Under the Investment Company Act of 1940 (the "1940 Act"), as amended, the Fund generally is deemed to be an “affiliated person” of a portfolio company if it owns 5% or more of the portfolio company’s voting securities and generally is deemed to “control” a portfolio company if it owns more than 25% of the portfolio company’s voting securities or it has the power to exercise control over the management or policies of such portfolio company. As of March 31, 2026, the Fund held an investment in a portfolio company of which it is deemed to be an “affiliated person” but is not deemed to “control".
(h)
The negative fair value is the result of the capitalized discount on the loan and/or the unfunded commitment being valued below par. The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.
(i)
The Fund has determined the indicated investments are non-qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying assets unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund’s total assets.
(j)
Unsettled trade as of March 31, 2026.
(k)
Unless otherwise indicated, all securities are a Level 3 security within the Fund's fair value hierarchy as included in Note (4).
(l)
All securities are exempt from registration under the Securities Act of 1933 (the "Securities Act"), and may be deemed to be “restricted securities” under the Securities Act.
(m)
All the Fund’s investments are issued by eligible portfolio companies, as defined in the Investment Company Act of 1940, unless otherwise noted. All the Fund’s investments are issued by U.S. portfolio companies unless otherwise noted. All securities are denominated in U.S. dollars, unless otherwise stated.
(n)
All investments are non-controlled/non-affiliated investments as defined by the 1940 Act, unless otherwise noted. The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company.

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated Direct Lending Loans:
Aerospace & Defense
OC Composite Works, LLC	(d)	Term Loan, Senior Secured	$1,464,116	2/4/2025	4/1/2027	S + 525 bps	9.22%	$1,456,378	$1,464,116	1.4%
SV-Aero Holdings, LLC	(d)	Term Loan, Senior Secured	1,245,635	2/4/2025	11/1/2030	S + 500 bps	8.67%	1,240,590	1,245,635	1.2%
Votaw Precision Technologies, LLC		Revolver, Senior Secured	1,010,879	3/21/2025	3/21/2030	S + 600 bps	9.86%	974,983	982,575	1.0%
Votaw Precision Technologies, LLC	(d)	Term Loan, Senior Secured	9,528,869	3/21/2025	3/21/2030	S + 600 bps	9.87%	9,368,141	9,262,061	9.1%
Votaw Precision Technologies, LLC		Delayed Draw, Senior Secured	265,008	3/21/2025	3/21/2030	S + 600 bps	9.87%	244,826	257,588	0.3%
Commercial Services & Supplies
AIP ATCO Buyer, LLC		Revolver, Senior Secured	58,472	4/28/2025	5/17/2028	S + 650 bps	10.47%	58,472	56,864	0.1%
AIP ATCO Buyer, LLC	(d)	Term Loan, Senior Secured	2,339,707	4/28/2025	5/17/2028	S + 650 bps	10.53%	2,339,707	2,275,365	2.2%
Rapid Pump Acquisition, Inc.		Revolver, Senior Secured	46,365	4/28/2025	8/4/2027	S + 575 bps	9.72%	45,693	45,613	0.0%
Rapid Pump Acquisition, Inc.	(d)	Term Loan, Senior Secured	2,125,310	4/28/2025	8/4/2027	S + 575 bps	9.72%	2,110,424	2,090,881	2.0%
Construction & Engineering
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	9,540,868	2/4/2025	6/30/2030	S + 525 bps	8.92%	9,380,322	9,445,460	9.3%
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	2,761,125	7/3/2025	6/30/2030	S + 525 bps	8.92%	2,711,416	2,733,514	2.7%
Ambient Enterprises Holdco LLC	(d)	Delayed Draw, Senior Secured	888,186	7/3/2025	6/30/2030	S + 525 bps	8.92%	837,156	879,305	0.9%
GridSource Incorporated, LLC	(d)	Term Loan, Bifurcated	11,510,461	2/18/2025	3/30/2029	S + 700 bps	10.82%	11,350,519	10,324,884	10.1%
Kelso Industries LLC	(d)	Term Loan, Senior Secured	18,225,878	2/4/2025	12/30/2029	S + 575 bps	9.57%	18,129,460	18,271,442	17.9%
Lightning Canada Holdings Limited	(d,e,i)	Term Loan, Senior Secured	119,836	2/4/2025	11/18/2029	S + 600 bps	9.67%	117,744	116,841	0.1%
Lightning US Holdings, Inc.	(d)	Term Loan, Senior Secured	992,931	2/4/2025	11/18/2029	S + 600 bps	9.67%	975,594	968,107	0.9%
Lightning US Holdings, Inc.		Delayed Draw, Senior Secured	124,505	2/4/2025	11/18/2029	S + 600 bps	9.67%	119,641	121,393	0.1%
MKD Electric, LLC		Revolver, Senior Secured	1,324,021	4/28/2025	5/31/2029	S + 625 bps	10.12%	1,299,226	1,309,457	1.3%
MKD Electric, LLC	(d)	Term Loan, Senior Secured	22,713,342	3/3/2025	5/31/2029	S + 625 bps	10.12%	22,290,066	22,463,496	22.0%
Containers & Packaging
Outlook Group, LLC		Revolver, Senior Secured	2,857,723	2/4/2025	11/26/2029	S + 575 bps	9.74%	2,812,698	2,764,847	2.7%
Diversified Consumer Services
Capital Construction, LLC	(d)	Term Loan, Senior Secured	2,235,788	4/28/2025	10/22/2026	S + 575 bps	9.72%	2,230,937	2,200,015	2.2%
Food Products
Abbiamo Pasta Company LLC	(d)	Term Loan, Senior Secured	9,300,791	2/10/2025	2/10/2030	S + 600 bps	9.72%	9,147,882	9,138,027	8.9%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	14,461,414	3/31/2025	3/31/2029	S + 550 bps	9.37%	14,226,520	14,331,261	14.0%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	304,890	4/28/2025	3/31/2029	S + 550 bps	9.37%	299,848	302,146	0.3%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	295,116	4/28/2025	3/31/2029	S + 550 bps	9.23%	290,235	292,460	0.3%
Western Smokehouse Partners, LLC	(d)	Delayed Draw, Senior Secured	1,927,520	2/4/2025	3/31/2029	S + 550 bps	9.37%	1,896,608	1,903,329	1.9%
Health Care Providers & Services
Bluebird PM Buyer, Inc.	(d)	Term Loan, Senior Secured	6,434,653	2/6/2025	2/3/2032	S + 475 bps	8.42%	6,350,671	6,434,653	6.3%
Everest AcquisitionCo, LLC	(d)	Term Loan, Senior Secured	3,070,286	7/8/2025	12/13/2028	S + 600 bps	9.72%	3,018,047	3,042,653	3.0%
NS and Associates LLC	(d)	Term Loan, Senior Secured	14,761,056	8/6/2025	8/6/2030	S + 525 bps	9.07%	14,557,586	14,598,684	14.3%
Nystrom & Associates Holding Company, Inc.		Revolver, Senior Secured	175,343	2/7/2025	6/28/2027	S + 525 bps	9.18%	167,734	170,083	0.2%
Nystrom & Associates Holding Company, Inc.	(d)	Term Loan, Senior Secured	4,564,287	2/7/2025	6/28/2027	S + 525 bps	9.18%	4,528,840	4,427,358	4.3%
Nystrom & Associates Holding Company, Inc.	(d)	Term Loan, Senior Secured	2,314,917	8/1/2025	6/28/2027	S + 525 bps	9.18%	2,292,342	2,245,470	2.2%
Nystrom & Associates Holding Company, Inc.		Delayed Draw, Senior Secured	163,997	2/7/2025	6/28/2027	S + 525 bps	9.18%	159,199	159,078	0.2%
Panorama Eye Care, LLC		Revolver, Senior Secured	1,031,431	2/4/2025	1/22/2030	S + 675 bps	10.48%	1,010,503	988,111	1.0%
Panorama Eye Care, LLC	(d)	Term Loan, Senior Secured	5,971,339	2/4/2025	1/22/2030	S + 675 bps	10.62%	5,850,179	5,720,542	5.6%
Redwood MSO, LLC		Revolver, Senior Secured	120,339	2/4/2025	12/20/2029	S + 550 bps	9.17%	113,742	118,390	0.1%
Redwood MSO, LLC	(d)	Term Loan, Senior Secured	5,781,180	2/4/2025	12/20/2029	S + 550 bps	9.17%	5,686,690	5,687,525	5.6%
Redwood MSO, LLC		Delayed Draw, Senior Secured	623,926	2/4/2025	12/20/2029	S + 550 bps	9.17%	605,591	613,819	0.6%
Household Durables
Centex Acquisition, LLC		Revolver, Senior Secured	1,108,093	4/28/2025	5/9/2029	S + 550 bps	9.36%	1,104,745	1,106,985	1.1%
Centex Acquisition, LLC	(d)	Term Loan, Senior Secured	5,860,141	4/28/2025	5/9/2029	S + 550 bps	9.47%	5,835,627	5,854,280	5.7%
Kimbel Mechanical Systems, LLC	(d)	Term Loan, Senior Secured	5,151,013	7/3/2025	6/28/2029	S + 450 bps	8.17%	5,096,867	5,086,625	5.0%
IT Services
DeFY Security LLC	(d)	Term Loan, Senior Secured	2,262,293	4/4/2025	12/31/2028	S + 550 bps	9.64%	2,226,050	2,236,955	2.2%
Engineering Research and Consulting, LLC	(d)	Term Loan, Senior Secured	9,949,749	7/10/2025	8/29/2031	S + 500 bps	8.67%	9,800,157	7,263,317	7.1%
Machinery
The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Uniloy, Inc.		Revolver, Senior Secured	1,128,568	3/4/2025	3/4/2030	S + 575 bps	9.62%	1,107,651	1,125,183	1.1%
Uniloy, Inc.	(d)	Term Loan, Senior Secured	8,543,168	3/4/2025	3/4/2030	S + 575 bps	9.74%	8,400,657	8,517,538	8.3%
Media
Berlin Rosen, LLC		Revolver, Senior Secured	399,953	4/28/2025	1/14/2027	S + 550 bps	9.47%	395,691	393,954	0.4%
Berlin Rosen, LLC	(d)	Term Loan, Senior Secured	6,756,934	4/28/2025	1/14/2027	S + 550 bps	9.47%	6,695,733	6,655,580	6.5%
Personal Care Products
DWS Buyer LLC		Revolver, Senior Secured	9,510,101	7/29/2025	7/29/2031	S + 550 bps	9.70%	9,377,606	9,379,813	9.2%
Professional Services
A.G. Adjustments, Ltd.		Revolver, Senior Secured	43,038	4/28/2025	6/29/2026	S + 550 bps	9.49%	42,452	42,392	0.0%
A.G. Adjustments, Ltd.	(d)	Term Loan, Senior Secured	2,623,589	4/28/2025	6/29/2026	S + 550 bps	9.49%	2,609,291	2,584,235	2.5%
ES Ventures LLC	(d)	Term Loan, Senior Secured	2,485,665	8/1/2025	12/13/2028	S + 475 bps	8.74%	2,458,459	2,457,826	2.4%
ES Ventures LLC	(d)	Term Loan, Senior Secured	2,175,976	8/8/2025	12/13/2028	S + 475 bps	8.74%	2,152,024	2,151,605	2.1%
Software
CF Newco, Inc.		Revolver, Senior Secured	268,423	2/4/2025	12/10/2029	S + 600 bps	9.67%	261,989	268,423	0.3%
CF Newco, Inc.	(d)	Term Loan, Senior Secured	9,670,883	2/4/2025	12/10/2029	S + 600 bps	9.74%	9,589,756	9,767,592	9.6%
REDL Holdings, LLC		Revolver, Senior Secured	610,058	2/4/2025	12/13/2029	S + 725 bps	11.21%	584,548	591,756	0.6%
REDL Holdings, LLC	(d)	Term Loan, Senior Secured	13,329,765	2/4/2025	12/13/2029	S + 725 bps	11.10%	12,940,145	12,929,872	12.7%
Trading Companies & Distributors
BLP Buyer, Inc.		Revolver, Senior Secured	286,249	4/28/2025	12/22/2029	S + 625 bps	9.97%	277,917	278,807	0.3%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	3,715,338	4/28/2025	12/22/2029	S + 625 bps	9.97%	3,632,840	3,618,739	3.5%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	58,390	8/29/2025	12/22/2029	S + 625 bps	10.29%	57,584	56,872	0.1%

Total Non-controlled/non-affiliated Direct Lending Loans								244,943,999	241,821,397	236.8%

Non-controlled/non-affiliated Broadly Syndicated Loans:
Automobile Components
Clarios Global LP (fka Power Solutions)	(d,f)	Term Loan, Senior Secured	1,496,250	2/6/2025	1/14/2032	S + 275 bps	6.47%	1,497,894	1,505,833	1.5%
Tenneco Inc.	(d,f)	Term Loan, Senior Secured	497,436	7/9/2025	11/17/2028	S + 475 bps	8.74%	488,823	488,701	0.5%
Tenneco Inc.	(d,f)	Term Loan, Senior Secured	350,000	8/20/2025	11/17/2028	S + 500 bps	8.77%	348,045	344,657	0.3%
Beverages
Primo Brands( f.k.a Triton Water Holdings)	(d,f,i)	Term Loan, Senior Secured	498,741	10/14/2025	3/31/2028	S + 225 bps	5.92%	498,741	500,738	0.5%
Capital Markets
Cetera Financial Group, Inc.	(d,f)	Term Loan, Senior Secured	548,618	11/20/2025	8/9/2030	S + 300 bps	6.72%	548,618	551,411	0.5%
Osaic Holdings, Inc. fka Advisor Group	(d,f)	Term Loan, Senior Secured	1,500,000	7/22/2025	7/16/2032	S + 300 bps	6.60%	1,503,582	1,508,010	1.5%
Commercial Services & Supplies
Pitney Bowes Inc	(d,f,i)	Term Loan, Senior Secured	746,171	7/2/2025	3/19/2032	S + 375 bps	7.47%	747,047	743,142	0.7%
Diversified Consumer Services
KinderCare (KUEHG Corp.)	(d,f,i)	Term Loan, Senior Secured	1,980,050	7/1/2025	6/12/2030	S + 275 bps	6.42%	1,981,373	1,927,381	1.9%
Medforth Global Healthcare Education (fka St. George's)	(d,f)	Term Loan, Senior Secured	1,446,038	3/12/2025	2/10/2029	S + 275 bps	6.47%	1,442,175	1,401,297	1.4%
Diversified Telecommunication Services
Acquisitions Cogeco Cable II L.P. (Atlantic Broadband (Penn) Holdings, Inc.)	(d,f)	Term Loan, Senior Secured	1,592,376	7/22/2025	9/1/2028	S + 250 bps	6.33%	1,588,914	1,539,270	1.5%
SubCom	(d,f)	Term Loan, Senior Secured	500,000	7/10/2025	1/30/2031	S + 350 bps	7.22%	502,980	504,500	0.5%
Entertainment
Creative Artists	(d,f)	Term Loan, Senior Secured	1,995,000	7/22/2025	10/1/2031	S + 250 bps	6.22%	2,001,992	2,004,975	2.0%
WME/IMG Worldwide	(d,f)	Term Loan, Senior Secured	1,496,241	2/4/2025	3/24/2032	S + 275 bps	6.47%	1,498,898	1,506,714	1.5%
Financial Services
Hudson River Trading	(d,f)	Term Loan, Senior Secured	498,737	2/4/2025	3/18/2030	S + 275 bps	6.49%	500,442	501,473	0.5%
Food Products
Actus Nutrition (fka Milk Specialties)	(d,f)	Term Loan, Senior Secured	997,500	7/22/2025	7/8/2032	S + 450 bps	8.25%	999,862	1,004,363	1.0%
Health Care Providers & Services
Lifepoint Hospitals, Inc. (aka Lakers Holding Corp.)	(d,f)	Term Loan, Senior Secured	997,481	2/4/2025	5/17/2031	S + 375 bps	7.65%	995,277	1,001,870	1.0%
MyEyeDr	(d,f)	Term Loan, Senior Secured	500,000	12/31/2025	4/15/2031	S + 300 bps	6.72%	503,014	502,083	0.5%
Southern Veterinary Partners, LLC	(d,f)	Term Loan, Senior Secured	997,500	7/7/2025	12/11/2031	S + 250 bps	6.37%	1,001,032	997,415	1.0%
Health Care Technology
Zelis Healthcare Corporation	(d,f)	Term Loan, Senior Secured	1,980,000	2/4/2025	11/26/2031	S + 325 bps	6.97%	1,988,790	1,967,625	1.9%
Hotels, Restaurants & Leisure
AGS LLC	(d,f)	Term Loan, Senior Secured	748,125	7/7/2025	6/14/2032	S + 475 bps	8.42%	740,836	735,343	0.7%
Ignite	(d,f)	Term Loan, Senior Secured	1,246,875	7/10/2025	5/10/2032	S + 475 bps	8.42%	1,246,592	1,249,331	1.2%
Industrial Conglomerates
Madison IAQ	(d,f)	Term Loan, Senior Secured	746,752	2/6/2025	6/21/2028	S + 250 bps	6.70%	746,887	751,202	0.7%
Insurance
AMWINS Group, Inc.	(d,f)	Term Loan, Senior Secured	1,989,950	2/4/2025	1/23/2032	S + 225 bps	5.97%	1,994,611	1,997,919	2.0%
Asurion, LLC (fka Asurion Corporation)	(d,f)	Term Loan, Senior Secured	1,492,288	7/3/2025	8/19/2028	S + 400 bps	7.82%	1,481,099	1,495,840	1.5%
BroadStreet Partners	(d,f)	Term Loan, Senior Secured	1,492,178	3/12/2025	6/14/2031	S + 275 bps	6.47%	1,497,433	1,498,825	1.5%
IT Services

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Presidio	(d,f)	Term Loan, Senior Secured	1,486,250	7/2/2025	6/27/2031	S + 300 bps	6.78%	1,489,489	1,489,512	1.5%
Life Sciences Tools & Services
Syneos Health, Inc. (FKA INC Research, LLC)	(d,f)	Term Loan, Senior Secured	994,937	7/3/2025	9/27/2030	S + 400 bps	7.67%	986,991	997,230	1.0%
Media
Cengage Learning Acquisitions, Inc. (Thomson Learning)	(d,f)	Term Loan, Senior Secured	1,482,519	2/5/2025	3/24/2031	S + 350 bps	7.23%	1,486,399	1,490,361	1.5%
Professional Services
Clarivate Analytics (fka Intellectual Property & Science)	(d,f,i)	Term Loan, Senior Secured	1,500,000	2/4/2025	1/31/2031	S + 275 bps	6.47%	1,501,662	1,482,908	1.5%
Grant Thornton Advisors LLC	(d,f)	Term Loan, Senior Secured	129,627	3/11/2025	6/2/2031	S + 275 bps	6.47%	129,020	130,033	0.1%
Software
BMC Software Inc.	(d,f)	Term Loan, Senior Secured	743,128	2/6/2025	7/30/2031	S + 300 bps	6.82%	745,560	742,069	0.7%
Cloud Software Group, Inc. (aka Citrix fka TIBCO Software)	(d,f)	Term Loan, Senior Secured	598,500	8/29/2025	3/21/2031	S + 325 bps	6.92%	600,651	599,948	0.6%
McAfee	(d,f)	Term Loan, Senior Secured	1,243,719	2/7/2025	3/1/2029	S + 300 bps	6.72%	1,232,986	1,151,851	1.1%
Textiles, Apparel & Luxury Goods
Authentic Brands	(d,f)	Term Loan, Senior Secured	1,977,463	2/7/2025	12/21/2028	S + 225 bps	5.97%	1,973,905	1,982,910	1.9%

Total Non-controlled/non-affiliated Broadly Syndicated Loans								38,491,620	38,296,740	37.5%

Non-controlled/non-affiliated Unfunded Commitments:
Aerospace & Defense
SV-Aero Holdings, LLC		Revolver, Senior Secured	-	2/4/2025	11/1/2030	Fixed	1.00%	-	-	-%
Construction & Engineering
Ambient Enterprises Holdco LLC	(h)	Revolver, Senior Secured	-	4/28/2025	12/8/2029	Fixed	0.50%	(14,073)	(14,073)	(0.0%)
Lightning US Holdings, Inc.	(h)	Revolver, Senior Secured	-	2/4/2025	11/18/2029	Fixed	1.00%	(4,026)	(4,026)	(0.0%)
Containers & Packaging
Outlook Group, LLC	(h)	Revolver, Senior Secured	-	2/4/2025	11/26/2029	Fixed	0.50%	(10,699)	(10,699)	(0.0%)
Outlook Group, LLC	(h)	Delayed Draw, Senior Secured	-	2/4/2025	11/26/2029	Fixed	1.00%	(12,555)	(12,555)	(0.0%)
Diversified Consumer Services
Capital Construction, LLC	(h)	Revolver, Senior Secured	-	4/28/2025	10/22/2026	Fixed	0.50%	(1,012)	(1,012)	(0.0%)
Food Products
Abbiamo Pasta Company LLC	(h)	Revolver, Senior Secured	-	2/10/2025	2/10/2030	Fixed	0.50%	(12,422)	(12,422)	(0.0%)
Western Smokehouse Partners, LLC	(h)	Revolver, Senior Secured	-	3/31/2025	3/31/2029	Fixed	0.50%	(13,956)	(13,956)	(0.0%)
Health Care Providers & Services
Bluebird PM Buyer, Inc.	(h)	Revolver, Senior Secured	-	2/6/2025	2/3/2032	Fixed	0.50%	(11,539)	(11,539)	(0.0%)
Bluebird PM Buyer, Inc.	(h)	Delayed Draw, Senior Secured	-	2/6/2025	2/3/2032	Fixed	1.00%	(5,769)	(5,769)	(0.0%)
Everest AcquisitionCo, LLC	(h)	Delayed Draw, Senior Secured	-	7/8/2025	12/13/2028	Fixed	1.00%	(7,778)	(7,778)	(0.0%)
NS and Associates LLC	(h)	Revolver, Senior Secured	-	8/6/2025	8/6/2030	Fixed	0.50%	(18,322)	(18,322)	(0.0%)
Panorama Eye Care, LLC	(h)	Delayed Draw, Senior Secured	-	2/4/2025	1/22/2030	Fixed	1.00%	(41,856)	(41,856)	(0.0%)
Household Durables
Kimbel Mechanical Systems, LLC	(h)	Revolver, Senior Secured	-	7/3/2025	6/28/2029	Fixed	0.50%	(13,629)	(13,629)	(0.0%)
Personal Care Products
DWS Buyer LLC	(h)	Revolver, Senior Secured	-	7/29/2025	7/29/2031	Fixed	0.50%	(26,150)	(26,150)	(0.0%)
DWS Buyer LLC	(h)	Delayed Draw, Senior Secured	-	7/29/2025	7/29/2031	Fixed	1.00%	(21,792)	(21,792)	(0.0%)

Total Non-controlled/non-affiliated Unfunded Commitments								(215,578)	(215,578)	(0.2%)

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Shares / Units	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated Equity Investments:
Food, Beverage & Tobacco
Pasta Holdings LLC		Equity, Common	630	2/10/2025				629,674	542,993	0.5%

Total Non-controlled/non-affiliated Equity Investments								629,674	542,993	0.5%

Non-controlled/affiliated Equity Investments:
Other
LBC Credit Agency Services, LLC	(g)	Equity, Common		2/4/2025				12,330	3,727	0.0%

Total Non-controlled/affiliated Equity Investments								12,330	3,727	0.0%

Grand Total	(j,k,l,m)							$283,862,045	$280,449,279	274.6%

(a)
Loans may bear interest at a rate that is determined by reference to SOFR ("S") or Prime ("P") and which resets periodically. Loans may also be subject to a SOFR or Prime interest rate floor. As of December 31, 2025, the reference rates for the floating rate loans were 1 month SOFR of 3.69%, 3 month SOFR of 3.65%, Prime of 6.75%.
(b)
Interest rate, including fee on unfunded commitments, in effect as of December 31, 2025.
(c)
Cost of investments is net of capitalized and unamortized transaction fees and includes capitalized payment-in-kind ("PIK") interest.
(d)
All or a portion of the loan is held by a special purpose vehicle, wholly-owned by the Fund, created specifically to borrow from and hold collateral for the Fund's warehouse lines of credit.
(e)
Portfolio Company is a foreign entity domiciled in Canada.
(f)
Security is a Level 2 security within the Fund's fair value hierarchy as included in Note (4).
(g)
LBC Credit Agency Services, LLC, a Fund affiliate that facilitates and manages certain loan transactions between borrowers and the Fund and other lenders, allocates the relevant income and expenses to the Fund. Under the Investment Company Act of 1940 (the "1940 Act"), as amended, the Fund generally is deemed to be an “affiliated person” of a portfolio company if it owns 5% or more of the portfolio company’s voting securities and generally is deemed to “control” a portfolio company if it owns more than 25% of the portfolio company’s voting securities or it has the power to exercise control over the management or policies of such portfolio company. As of December 31, 2025, the Fund held an investment in a portfolio company of which it is deemed to be an “affiliated person” but is not deemed to “control".
(h)
The negative fair value is the result of the capitalized discount on the loan and/or the unfunded commitment being valued below par. The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.
(i)
The Fund has determined the indicated investments are non-qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying assets unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund’s total assets.
(j)
Unless otherwise indicated, all securities are a Level 3 security within the Fund's fair value hierarchy as included in Note (4).
(k)
All securities are exempt from registration under the Securities Act of 1933 (the "Securities Act"), and may be deemed to be “restricted securities” under the Securities Act.
(l)
All the Fund’s investments are issued by eligible portfolio companies, as defined in the Investment Company Act of 1940, unless otherwise noted. All the Fund’s investments are issued by U.S. portfolio companies unless otherwise noted. All securities are denominated in U.S. dollars, unless otherwise stated.
(m)
All investments are non-controlled/non-affiliated investments as defined by the 1940 Act, unless otherwise noted. The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company.

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Operations

For the Three Months Ended March 31, 2026 and for the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)

	Three Months Ended March 31, 2026	Period from February 4, 2025 (commencement of operations) to March 31, 2025

Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$6,973,541	$1,370,283
Fee income	417,639	106,707
Total investment income from non-controlled, non-affiliated investments	7,391,180	1,476,990
Investment income from non-controlled, affiliated investments:
Fee income from affiliate	25,162	3,013
Total investment income from non-controlled, affiliated investments	25,162	3,013
Total investment income	7,416,342	1,480,003

Expenses
Management fees	355,087	148,961
Income-based incentive fees	351,261	85,857
Administrative costs	125,289	48,000
Interest expense	2,949,435	372,172
Organization costs	83,273	872,897
Amortization of deferred offering costs	87,311	1,657
Professional fees	65,513	33,627
Board of Trustees’ fees	37,500	-
Other expenses	20,314	539
Total expenses	4,074,983	1,563,710
Net investment income (loss)	3,341,359	$(83,707)

Realized and change in unrealized gain (loss)
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	25,492	781
Net change in unrealized gain (loss) on investments:
Non-controlled, non-affiliated investments	662,820	(329,356)
Non-controlled, affiliated investments	(3,147)	(1,882)
Total net realized and change in unrealized gain (loss)	685,165	(330,457)
Net increase (decrease) in net assets resulting from operations	$4,026,524	$(414,164)

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Changes in Net Assets (Unaudited)

For the Three Months Ended March 31, 2026 and for the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)

	Three Months Ended March 31, 2026			Period from February 4, 2025 (commencement of operations) to March 31, 2025
	Limited Partners	General Partner	Total	Limited Partners	General Partner	Total

Beginning Net Assets	$101,638,273	$474,778	$102,113,051	$-	$-	$-
Increase (decrease) in net assets resulting from capital transactions
Contributions	139,082	8,794,704	8,933,786	82,109,765	500,000	82,609,765
Distributions	(3,142,395)	(225,807)	(3,368,202)	(784,690)	(8,259)	(792,949)
Net Increase (decrease) in net assets resulting from capital transactions	(3,003,313)	8,568,897	5,565,584	81,325,075	491,741	81,816,816
Increase (decrease) in net assets resulting from operations
Total investment income	6,994,863	421,479	7,416,342	1,468,319	11,684	1,480,003
Management fees	(355,087)	-	(355,087)	(148,961)	-	(148,961)
Income-based incentive fees	(351,261)	-	(351,261)	(85,857)	-	(85,857)
Expenses	(3,172,796)	(195,839)	(3,368,635)	(1,320,214)	(8,678)	(1,328,892)
Net investment income (loss)	3,115,719	225,640	3,341,359	(86,713)	3,006	(83,707)
Net realized gain (loss) on investments	23,401	2,091	25,492	776	5	781
Net change in unrealized gain (loss) on investments	605,861	53,812	659,673	(328,233)	(3,005)	(331,238)
Net increase (decrease) in net assets resulting from operations	3,744,981	281,543	4,026,524	(414,170)	6	(414,164)
Ending Net Assets	$102,379,941	$9,325,218	$111,705,159	$80,910,905	$491,747	$81,402,652

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Cash Flows

For the Three Months Ended March 31, 2026 and for the Period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited)

	Three Months Ended March 31, 2026	Period from February 4, 2025 (commencement of operations) to March 31, 2025
Cash Flows from Operating Activities
Net increase (decrease) in net assets resulting from operations	$4,026,524	$(414,164)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net realized (gain) loss on investments	(25,492)	(781)
Net change in unrealized (gain) loss on investments	(659,673)	331,238
Accretion of original issue discount	(336,483)	(52,049)
Amortization of deferred financing costs	118,572	35,583
Amortization of deferred offering costs	87,311	-
Changes in operating assets and liabilities
(Increase) decrease in interest receivable	102,481	(740,884)
(Increase) decrease in investments sold receivable	(2,182,894)	-
(Increase) decrease in paydowns receivable	-	(30,192)
(Increase) decrease in other assets	17,254	(51,897)
Increase (decrease) in investments purchased payable	2,615,411	54,603,684
Increase (decrease) in interest payable	20,242	255,140
Increase (decrease) in accrued expenses	657,643	240,159
Increase (decrease) in due to affiliates	71,755	(22,028)
Increase (decrease) in management fee payable	(19,888)	148,961
Increase (decrease) in income-based incentive fees	(33,015)	85,857
Increase (decrease) in other liabilities	114,183	64,332
Increase (decrease) in paydowns received in advance	3,697	-
Acquisitions / fundings of investments	(37,410,852)	(188,408,704)
Proceeds from deferred transaction fees, net	610,767	2,192,007
Dispositions / paydowns of investments	31,184,741	2,733,842
Net cash provided by (used in) operating activities	(1,037,716)	(129,029,896)
Cash Flows from Financing Activities
Borrowings on line of credit facility	13,800,000	69,000,000
Repayments on line of credit facility	-	(15,000,000)
Payment of deferred financing costs	(78,000)	(1,074,861)
Payment of offering costs	(575,685)	-
Contributions	8,933,786	82,609,765
Distributions, net of change in distributions payable	(3,460,610)	-
Net cash provided by (used in) financing activities	18,619,491	135,534,904
Net increase (decrease) in cash and cash equivalents (including restricted cash)	17,581,775	6,505,008

Cash and cash equivalents (including restricted cash)
Beginning of period	4,178,789	-
End of period	$21,760,564	$6,505,008

Supplemental cash flow information
Cash paid during the period for interest	$2,810,621	$117,032

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

(1)
Organization

CIFC Direct Lending Evergreen Fund LP (the “Fund”) was formed on November 25, 2024, and commenced operations on February 4, 2025, with CIFC Direct Lending Evergreen Fund GP LLC as the General Partner and the Limited Partners (collectively with the “Partners”) in the Fund pursuant to the Limited Partnership Agreement (the “Partnership Agreement”) dated November 25, 2024, and amended January 24, 2025, March 5, 2025, and September 30, 2025. CIFC Private Credit Management LLC, a Delaware limited liability company, (the “Adviser”, "Management Company", or the "Administrator") serves as the Investment Adviser to the Fund. The Adviser is a registered Investment Adviser under the U.S. Investment Advisers Act of 1940, as amended. The General Partner and the Adviser are affiliated entities under common control. On May 28, 2026, the Fund filed a registration statement on Form 10 (the "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on a voluntary basis in connection with its election to be regulated as a Business Development Company (a "BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"), to provide current public information to the investment community. Subsequent to March 31, 2026, the Fund converted to a Delaware statutory trust and elected to be regulated as a BDC; see Note 17.

The Fund was established to maximize current return while preserving Limited Partners’ capital primarily by directly originating and managing a diversified portfolio of senior loans to middle market companies with revenues typically less than $750 million and earnings before income tax, depreciation, and amortization (“EBITDA”) of $5 million to $50 million. The Fund will have a primary focus on senior loans. The primary types of these loans are cash flow, uni-tranche, bifurcated term, second lien and secured mezzanine. Other Fund investments may include unsecured mezzanine loans, broadly syndicated corporate loans and, to a lesser extent, equity participations, corporate leases, debtor-in-possession loans, loan pools and on a limited basis, bonds that are traded in the primary and secondary markets.

(2)
Summary of Significant Accounting Policies
(a)
Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Fund consolidates the wholly owned subsidiary included in note 2(c) and has included all the assets and liabilities and revenues and expenses of the wholly owned subsidiary in the accompanying consolidated financial statements. All intercompany balances and transactions have been eliminated upon consolidation. The Fund is an investment company under the accounting definition and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 946, Financial Services - Investment Companies.

(b)
Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of increases and decreases in Net Assets during the reporting period. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ, and such differences could be material.

(c)
Consolidation

As provided under ASC 946, the Fund will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Fund.

As of March 31, 2026, the Fund's only consolidated subsidiary was CIFC Direct Lending Evergreen Fund SB SPV, LLC ("SB SPV"). All intercompany balances and transactions have been eliminated in consolidation.

The Fund does not consolidate its equity investment in LBC Credit Agency Services, LLC.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

(d)
Valuation of Investments

The consolidated financial statements of the Fund include investments whose values, in the absence of readily ascertainable market values, have been estimated in good faith by the General Partner. However, because of the inherent uncertainty of valuations, those estimated values may differ from the values that would have been used had a ready market for these investments existed, and the differences could be material. In addition, subsequent developments which were not known or knowable at the valuation date may result in a material change in the future fair value of an investment. The Adviser has designated its valuation committee (the "Valuation Committee") to oversee the process of valuing each investment on behalf of the Fund. Generally, third-party valuation firms will be engaged to determine the fair values of the investments, and the cost of the third-party valuations will generally be incurred by the Fund.

The Fund investments will be fair valued pursuant to FASB’s ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines “fair value” as the price that the Fund would receive upon selling an asset or transferring a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market for the investment if a readily available market existed. Fair value measurements are determined within a framework that utilizes a three-tier hierarchy, which maximizes the use of observable market data inputs and minimizes the use of unobservable inputs. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability. Observable inputs reflect the assumptions that market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s own judgement about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in each circumstance. The inputs or methodology used to measure fair value of a security may not be an indication of the risks associated with investing in that security and, in the absence of readily ascertainable market values, have been estimated in good faith by the Adviser.

Investments reported at fair value are classified and disclosed in one of the following categories based on the lowest level of input that is significant to the fair value measurement:

Level 1: Assets and liabilities are valued using unadjusted quoted market prices in active markets for identical assets or liabilities as of the measurement date.

Level 2: Assets and liabilities are valued using market consensus prices that are corroborated by observable market data and quoted market prices for similar assets and liabilities.

Level 3: Assets and liabilities are valued using unobservable inputs determined in good faith by management using the process described herein.

For Level 1 or Level 2 investments for which market quotations are readily available and determined to be reliable, market quote(s) will be obtained to determine fair value. If, however, it is determined the obtained market quote(s) are unreliable or unactionable for any reason, the Valuation Committee may elect to not rely on such broker quotes. In those circumstances, reasons for such exclusion will be documented and the investment will be valued in accordance with the process described herein for investments without readily available market quotes.

Generally, for Level 3 investments, the Adviser will engage third-party valuation firms to provide fair value indications for the Fund’s investments. Notwithstanding the foregoing, the Valuation Committee may not require third-party valuations for investments under certain circumstances which may include but not be limited to new investments originated or partially sold or syndicated in an arms-length transaction to another lending party in the current quarter and investments subject to certain thresholds which may include investment size, materiality and/or other criteria as outlined in the Fund’s internal valuation procedures and methodologies, and in other circumstances where the Valuation Committee determines such valuations are not necessary.

Internal valuations will be prepared in accordance with the Fund’s internal valuation procedures and methodologies for all investments, concurrently with the third-party valuation firms, as applicable. The Valuation Committee will review the third-party valuation firms’ fair value ranges, alongside its own internal valuations to ensure reasonableness and accuracy, including assessing the reasonableness of any unobservable inputs. Generally, the midpoint of the third-party valuation firm’s valuation range will be utilized, as applicable, for each investment as the final fair value at the period end.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

As part of this valuation process, there may be instances in which the fair value of an investment prepared by the third-party valuation firms does not align with internally prepared valuations. In such cases, the factors driving the difference between the results of the third-party valuation firms and the Fund's own internal valuation analysis will be documented and both valuation analyses will be discussed with the Valuation Committee. Once the Valuation Committee has considered and evaluated both valuation outcomes, the Valuation Committee will conclude upon the fair value application in accordance with ASC 820 in light of the relevant facts and circumstances as of the measurement date. The Valuation Committee will either conclude to maintain use of the third-party valuation firm’s midpoint as the final fair value, or to utilize its own internal valuation as the final fair value. Use of internal valuations as the final fair value will require unanimous Valuation Committee approval and will be documented accordingly. There were no such instances occurred as of March 31, 2026, that required the Valuation Committee to deviate from the midpoint provided by the third-party valuation firm.

In substantially all the Fund’s valuations, the inputs used to measure fair value fall into different levels of the fair value hierarchy. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

(e)
Cash, Cash Equivalents and Restricted Cash

The Fund considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may consist of investments in an overnight money market account. Cash equivalents are held to meet short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) or Securities Investor Protection Corporation (SIPC) limitations. Cash and cash equivalents are carried at cost, which approximates fair value.

Restricted cash is subject to legal or contractual restriction by third parties as well as restriction to withdrawal or use, including restrictions that require the funds to be used for a specified purpose and restrictions that limit the purpose for which the funds can be used. Restricted cash represents cash held through certain of the Fund’s wholly owned subsidiaries or collateral accounts that may only be used to purchase additional collateral loans, pay accrued interest on advances, fund certain expenses, and prepay outstanding advances in connection with the Fund’s credit facilities.

The following table presents amounts included in Cash and cash equivalents (including restricted cash) as of March 31, 2026 and December 31, 2025:

	March 31, 2026 (Unaudited)	December 31, 2025
Cash and cash equivalents	$3,301,937	$1,734,903
Restricted cash	18,458,627	2,443,886
Total cash and cash equivalents (including restricted cash)	$21,760,564	$4,178,789

(f)
Income Taxes

The Fund is classified as a partnership for federal income tax purposes. As such, each partner in the Fund is treated as the owner of its proportionate share of the partners’ capital, income, expenses and realized and unrealized gains and losses of the Fund. Therefore, no federal income tax provision is required.

The Fund files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The Fund's tax returns are subject to examination by major taxing authorities for a period of three years from when they are filed. The General Partner evaluates tax positions in accordance with ASC 740 and has not identified any tax positions that require recognition or disclosure in the consolidated financial statements.

(g)
Income Recognition

The Fund may receive loan origination fees or original issue discount (“OID”) at closing, in accordance with the terms of certain investments. Fees received and OID are initially treated as a reduction in cost and are accreted into the investment cost and income over the term of the related investment using a method that approximates the effective interest method. Upon the early payoff of all or a portion of an investment, the Fund recognizes the related unaccreted loan origination fees and OID into income. For the period ended March 31, 2026, accretion of $336,483

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

is included in Fee Income on the Consolidated Statement of Operations. The Fund, from time to time, may also receive amendment fees, account maintenance fees, servicing fees, loan administration fees, waiver fees, and other similar fees, which are recognized as income when earned in accordance with U.S. GAAP.

Interest and dividend income is recorded on the accrual basis.

Payment-in-kind (“PIK”) interest is accrued on certain loans, in accordance with the terms of such loans, as additional principal. PIK is generally due upon maturity of the loan and therefore could be uncollectible in the event the borrower is unable to repay all or a portion of the loan.

Loans and other investments are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Accrued, uncapitalized interest is generally reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual designated investments may be recognized as income or applied to principal depending upon management's judgment or contractual agreement. Non-accrual investments are restored to accrual status when past due principal and interest are paid and/or in management's judgment, are likely to be collectible. The cost of non-accrual investments is written down when the General Partner believes that there is a reasonable probability that such investments will not be recovered. As of March 31, 2026, there were no investments on non-accrual status.

(h)
Gains and Losses

Gains and losses on investments are calculated by using the specific identification method.

(i)
Expenses

Expenses consist of management fees, operating expenses and other expenses incurred by the Fund in accordance with the terms of the Fund’s private placement memorandum and Partnership Agreement. Expenses are accrued when incurred.

On January 10, 2025, the Fund entered into an Administration Agreement (the “Administration Agreement”) with the Administrator. Under the terms of the Administration Agreement, the Administrator performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports, and managing the payment of expenses and the performance of administrative and professional services rendered by others. On January 10, 2025, the Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with CITCO Fund Services (USA) Inc. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement. For the three months ended March 31, 2026, and for the period from February 4, 2025 (commencement of operations) to March 31, 2025, there were $77,288 and $10,805, respectively, of Administrative Costs and $48,000 and $48,000, respectively, of Sub-Administrative Costs charged to the Fund.

(j)
Deferred Financing Costs

Deferred financing costs include commitment fees and other costs incurred in connection with obtaining lines of credit. Deferred financing costs are capitalized as an asset and amortized over the term of the related line of credit utilizing the straight-line method.

(k)
Organization and Offering Costs

Costs associated with the organization of the Fund are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Fund. Offering Costs are capitalized as a deferred expense and are included in the Consolidated Statement of Assets and Liabilities. Offering Costs are amortized over twelve months to expenses on the Consolidated Statement of Operations.

(l)
Recent Accounting Pronouncement

In November 2025, the FASB issued Accounting Standards Update 2025‑08, Financial Instruments—Credit Losses (Topic 326): Purchased Loans (“ASU 2025‑08”). The amendments in ASU 2025‑08 simplify the accounting for purchased loans by expanding the use of the “gross‑up” approach to certain acquired loans that are considered seasoned. The new guidance eliminates the distinction between purchased credit‑deteriorated and certain non‑credit‑deteriorated acquired loans at acquisition, thereby improving consistency and comparability and reducing complexity in the application of the current expected credit loss (“CECL”) model. The amendments in ASU 2025‑08 are effective for annual reporting periods beginning after December 15, 2026, including interim reporting periods

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

within those annual periods. The amendments are to be applied prospectively to loans acquired on or after the adoption date. Early adoption is permitted. The Fund is currently evaluating the impact of adopting ASU 2025‑08 on its consolidated financial statements.

(3)
Investments

The following table shows the composition of the Fund’s investment portfolio, at amortized cost and fair value (with corresponding percentage of total portfolio investments):

	March 31, 2026 (Unaudited)
Type	Cost		Fair Value
Senior Secured Loans	$277,863,372	95.9%	$275,382,999	96.0%
Bifurcated Loans	11,333,987	3.9%	11,014,105	3.8%
Equity	642,004	0.2%	689,166	0.2%
Total	$289,839,363	100.0%	$287,086,270	100.0%

	December 31, 2025
Type	Cost		Fair Value
Senior Secured Loans	$271,869,522	95.8%	$269,577,675	96.1%
Bifurcated Loans	11,350,519	4.0%	10,324,884	3.7%
Equity	642,004	0.2%	546,720	0.2%
Total	$283,862,045	100.0%	$280,449,279	100.0%

The following table shows the composition of the Fund’s investment portfolio by industry, at amortized cost and fair value (with corresponding percentage of total portfolio investments):

	March 31, 2026 (Unaudited)
Industry	Cost		Fair Value
Aerospace & Defense	$13,582,742	4.7%	$13,575,603	4.7%
Automobile Components	2,330,584	0.8%	2,317,256	0.8%
Capital Markets	1,797,490	0.6%	1,771,266	0.6%
Chemicals	1,562,445	0.5%	1,552,634	0.5%
Commercial Services & Supplies	7,156,720	2.5%	7,040,590	2.5%
Construction & Engineering	57,641,475	19.9%	57,465,053	20.0%
Consumer Staples Distribution & Retail	351,734	0.1%	350,903	0.1%
Containers & Packaging	3,036,005	1.0%	2,948,630	1.0%
Diversified Consumer Services	5,091,946	1.8%	4,936,735	1.7%
Diversified Telecommunication Services	2,087,906	0.7%	2,020,908	0.7%
Entertainment	2,495,855	0.9%	2,489,026	0.9%
Financial Services	511,600	0.2%	496,620	0.2%
Food Products	28,158,309	9.7%	28,464,733	9.9%
Health Care Providers & Services	50,887,874	17.6%	50,803,193	17.7%
Health Care Technology	1,983,402	0.7%	1,915,997	0.7%
Hotels, Restaurants & Leisure	1,431,230	0.5%	1,418,103	0.5%
Household Durables	17,116,166	5.9%	17,085,651	6.0%
Industrial Conglomerates	744,923	0.3%	745,480	0.3%
Insurance	3,558,311	1.2%	3,516,000	1.2%
IT Services	14,466,807	5.0%	12,553,969	4.4%
Life Sciences Tools & Services	1,233,955	0.4%	1,231,425	0.4%
Machinery	11,662,768	4.0%	11,852,649	4.1%
Media	9,133,944	3.2%	9,081,795	3.2%
Personal Care Products	10,961,755	3.8%	10,966,925	3.8%
Pharmaceuticals	351,685	0.1%	350,724	0.1%

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

Professional Services	9,651,338	3.3%	9,385,674	3.3%
Software	24,866,509	8.6%	24,784,230	8.6%
Textiles, Apparel & Luxury Goods	1,969,202	0.7%	1,970,671	0.7%
Trading Companies & Distributors	4,014,683	1.4%	3,993,827	1.4%
Total	$289,839,363	100.0%	$287,086,270	100.0%

	December 31, 2025
Industry	Cost		Fair Value
Aerospace & Defense	$13,284,918	4.7%	$13,211,975	4.6%
Automobile Components	2,334,762	0.8%	2,339,191	0.8%
Beverages	498,741	0.2%	500,738	0.2%
Capital Markets	2,052,200	0.7%	2,059,421	0.7%
Commercial Services & Supplies	5,301,343	1.9%	5,211,865	1.9%
Construction & Engineering	67,193,045	23.7%	66,615,800	23.8%
Containers & Packaging	2,789,444	1.0%	2,741,593	1.0%
Diversified Consumer Services	5,653,473	2.0%	5,527,681	2.0%
Diversified Telecommunication Services	2,091,894	0.7%	2,043,770	0.7%
Entertainment	3,500,890	1.2%	3,511,689	1.3%
Financial Services	512,772	0.2%	505,200	0.2%
Food Products	27,464,251	9.7%	27,488,201	9.8%
Health Care Providers & Services	46,755,183	16.5%	46,622,470	16.6%
Health Care Technology	1,988,790	0.7%	1,967,625	0.7%
Hotels, Restaurants & Leisure	1,987,428	0.7%	1,984,674	0.7%
Household Durables	12,023,610	4.2%	12,034,261	4.3%
Industrial Conglomerates	746,887	0.3%	751,202	0.3%
Insurance	4,973,143	1.8%	4,992,584	1.8%
IT Services	13,515,696	4.8%	10,989,784	3.9%
Life Sciences Tools & Services	986,991	0.3%	997,230	0.4%
Machinery	9,508,308	3.3%	9,642,721	3.4%
Media	8,577,823	3.0%	8,539,895	3.0%
Personal Care Products	9,329,664	3.3%	9,331,871	3.3%
Professional Services	8,892,908	3.1%	8,848,999	3.2%
Software	25,955,635	9.1%	26,051,511	9.3%
Textiles, Apparel & Luxury Goods	1,973,905	0.7%	1,982,910	0.7%
Trading Companies & Distributors	3,968,341	1.4%	3,954,418	1.4%
Total	$283,862,045	100.0%	$280,449,279	100.0%

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

(4)
Fair Value Measurements

The Fund’s consolidated investments measured at fair value within the fair value hierarchy as of March 31, 2026 (Unaudited) and December 31, 2025, were as follows:

March 31, 2026 (Unaudited)

Investments, at fair value	Level 1	Level 2	Level 3	Total
Senior secured loans	$-	$43,519,429	$231,863,570	$275,382,999
Bifurcated loans	-	-	11,014,105	11,014,105
Equity	-	-	689,166	689,166
Total investments, at fair value	$-	$43,519,429	$243,566,841	$287,086,270

December 31, 2025

Investments, at fair value	Level 1	Level 2	Level 3	Total
Senior secured loans	$-	$38,296,740	$231,280,935	$269,577,675
Bifurcated loans	-	-	10,324,884	10,324,884
Equity	-	-	546,720	546,720
Total investments, at fair value	$-	$38,296,740	$242,152,539	$280,449,279

The following table provides a reconciliation of the beginning and ending balances for investments at fair value that use Level 3 inputs for the period ended March 31, 2026 (Unaudited) and March 31, 2025:

	Senior secured loans	Bifurcated loans	Equity
Balance as of December 31, 2025	$231,280,935	$10,324,884	$546,720
Net realized gain on investments	120,781	-	-
Net change in unrealized gain (loss) on investments	425,033	705,753	142,446
Net accretion on discount of investments	317,056	12,531	-
Purchase of investments and other adjustments to cost	27,381,408	-	-
Proceeds from sales of investments	(13,525,499)	-	-
Proceeds from principal repayments	(6,262,593)	(29,063)	-
Transfer/Restructuring of Investments	(7,873,551)	-	-
Balance as of March 31, 2026	$231,863,570	$11,014,105	$689,166

	Senior secured loans	Bifurcated loans	Equity
Balance as of February 4, 2025	$-	$-	$-
Net realized gain on investments	-	-	-
Net change in unrealized gain (loss) on investments	129,858	(4,900)	(1,882)
Net accretion on discount of investments	47,313	5,339	-
Purchase of investments and other adjustments to cost	96,137,493	9,856,163	635,005
Proceeds from sales of investments	-	-	-
Proceeds from principal repayments	(1,153,319)	(25,076)	-
Balance as of March 31, 2025	$95,161,345	$9,831,526	$633,123

Changes in valuation techniques or available market data may result in transfers into or out of an assigned level within the disclosure hierarchy.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

The following table presents quantitative information about the significant unobservable inputs of the Fund’s Level 3 investments as of March 31, 2026 and December 31, 2025.

March 31, 2026
Security Type	Fair Value	Valuation Techniques	Unobservable Input	Range/Amount (Weighted Average1)
Senior secured loans	$188,084,579	Income Approach	Required Yield	7.91% to 14.59% (10.27%)
	25,715,219	Transaction Value	Cost	N/A
	18,063,772	Independent Pricing Source	N/A [2]	N/A [2]
Bifurcated loans	11,014,105	Market Approach	EBITDA Multiple	8.00x to 8.00x (8.00x)
Equity	689,166	Market Approach	EBITDA Multiple	7.25x to 7.75x (7.50x)

December 31, 2025
Security Type	Fair Value	Valuation Techniques	Unobservable Input	Range/Amount (Weighted Average1)
Senior secured loans	$205,746,176	Income Approach	Required Yield	7.64% to 13.15% (10.04%)
	25,534,759	Independent Pricing Source	N/A [2]	N/A [2]
Bifurcated loans	10,324,884	Market Approach	EBITDA Multiple	7.25x to 7.75x (7.50x)
Equity	546,720	Market Approach	EBITDA Multiple	7.25x to 7.75x (7.50x)

(1)
Weighted average is calculated based on the cost of each applicable investment.
(2)
As these investments are valued using unadjusted broker-dealer quotes, unobservable inputs, range, and weighted average are not applicable. The Fund received pricing from one or more type of Independent Pricing Sources, including broker-dealers (less than 2 quotes), and/or independent valuation firms.

The significant unobservable input used in the income approach of fair value measurement of the Fund’s loan investments is the required yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include future principal, interest, and fee payments. Increases or decreases in the required yield would result in a decrease or increase in the fair value measurement, respectively.

The significant inputs used in the market approach of fair value measurement of the Fund’s investments are the original purchase multiple of EBITDA, market multiples of EBITDA of comparable public companies and comparable private transactions, original multiple of revenue, and market multiples of revenue of comparable public companies and private transactions. Multiples of EBITDA such as multiples provided through indications of interest or letters of intent to acquire the business or estimated restructuring multiples may also be incorporated. When valuing loan investments using the market approach, an enterprise value analysis is utilized, which may also incorporate a required yield analysis. Increases or decreases in the multiple will result in an increase or decrease in enterprise value, respectively, resulting in an increase or decrease in the fair value estimate of the investment. In certain cases, expected sale proceeds, less any fees/expenses, may be used as the enterprise value calculated in the market approach.

During the three months ended March 31, 2026, the valuation designee changed the valuation technique used to measure the fair value of its debt investments in MKD Electric and Centex Acquisition from an income approach applied at December 31, 2025 to a transaction value based on the price of a recent, arm's-length market transaction in a similar debt instrument for the issuer. During the three months ended March 31, 2026, the valuation designee changed the valuation technique used to measure the fair value of its debt investments in DeFy Security, LLC from an income approach applied at December 31, 2025 to a transaction value utilizing the anticipated proceeds documented in the payoff letter. As permitted by ASC 820-10-35-25 and in accordance with the Fund’s valuation policy, the valuation designee made the changes because observable transaction evidence became available before the measurement date.

The carrying value of the Fund’s Lines of Credit borrowings (as defined in Note 11) approximates its fair value, which is categorized as Level 3 within the fair value hierarchy, as of March 31, 2026 and December 31, 2025.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

(5)
Derivative Financial Instruments

The Fund may engage in various portfolio investment strategies using derivative contracts both to increase the return of the Fund and to economically hedge, or protect, the Fund's exposure to certain risks such as credit risk, interest rate risk and foreign currency exchange rate risk. These contracts may be transacted on an exchange or over the counter. Losses may arise if the value of the contract decreases due to an unfavorable change in the market rates or values of the underlying instrument or if the counterparty does not perform under the contract. The Fund had no investments in derivative financial instruments during the period ended March 31, 2026.

(6)
Base Management Fees

The Fund will pay the Adviser a Management Fee, payable in arrears as of the first Business Day of the calendar quarter immediately following the calendar quarter for which the Management Fee is calculated, at an annual rate of 0.75% of the average of the Fund’s total gross assets at the end of the two most recently completed calendar quarters. For the Fund’s first calendar quarter, the Management Fees will be calculated based on the Fund’s total gross assets as of such quarter. The management may agree in writing with any Limited Partner to reduce or adjust the Management Fee payable with respect to such Limited Partner. The Management fees for the three months ended March 31, 2026, and for the period from February 4, 2025 (commencement of operations) to March 31, 2025, were $355,087 and $148,961, respectively.

(7)
Allocation of Fund Income, Losses, and Distributions
(a)
Allocations

Net investment income or loss, net realized gain or loss, and unrealized gain or loss on investments are allocated to the partners in accordance with the Partnership Agreement.

(b)
Distributions

Subject to the Adviser’s overall discretion to determine the amount of Distributable Funds (which may be zero), the Fund shall make quarterly distributions of Distributable Funds to each Partner. Unless a Limited Partner elects in writing to receive in cash distributions of Distributable Funds (which may be zero and are in any case subject to the Adviser’s overall discretion), and such election is approved by the management in its sole discretion, the Fund shall reinvest any such distributions in additional interests of the Fund. Payment of applicable Distributable Funds (if any) shall be made within such number of Business Days from the applicable Quarterly Determination Date as the General Partner determines in its sole discretion. The aggregate distributions for the three months ended March 31, 2026 and for the period from February 4, 2025 (commencement of operations) to March 31, 2025 was $3,368,202 and $792,949, respectively, of which $225,807 and $8,259, respectively, was to the General Partner and $3,142,395 and $784,690, respectively, was to the Limited Partners. The aggregate reinvested distributions for the three months ended March 31, 2026 and for the period from February 4, 2025 (commencement of operations) to March 31, 2025 was $158,788 and $0, respectively, of which $19,704 and $0, respectively, was to the General Partner and $139,083 and $0, respectively, was to the Limited Partners.

(8)
Capital Contributions

As of March 31, 2026 and March 31, 2025, the aggregate capital contributions to the Fund are $116,193,553 and $82,609,765, respectively, of which $9,294,704 and $500,000, respectively, is by the General Partner and $106,898,849 and $82,109,765, respectively, is by the Limited Partners.

On November 26, 2024, CIFC Direct Lending Evergreen (Cayman) Fund LP (“Cayman Feeder Fund”), a Cayman Islands exempted limited partnership, was formed. The Cayman Feeder Fund invests indirectly in CIFC Direct Lending Evergreen Fund LP, through CIFC DL Evergreen Blocker LLC (the “Blocker”), which is a Limited Partner in the Fund. As of March 31, 2026 and March 31, 2025, the Blocker’s capital contributions into the Fund are $102,296,350 and $82,109,765, respectively.

On November 25, 2024, CIFC Direct Lending Evergreen (US) Fund LP (“US Feeder Fund”), a Delaware limited partnership, was formed. As of March 31, 2026 and March 31, 2025, the US Feeder Fund’s capital contributions into the Fund are $4,602,499 and $0, respectively.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

(9)
Financial Highlights

The following financial highlights presented for the three months ended March 31, 2026 and for the period from February 4, 2025 (commencement of operations) to March 31, 2025 (Unaudited), are based upon the Limited Partners’ weighted average monthly net assets.

March 31, 2026

Total Return (1)	3.7%
Ratios to weighted average net assets (2):
Net investment income before incentive fees	13.8%
Net investment income after incentive fees	12.4%
Total expenses before incentive fees	14.1%
Total expenses before incentive fees, excluding interest expense	3.3%
Total expenses after incentive fees	15.5%
Total expenses after incentive fees, excluding interest expense	4.7%

March 31, 2025

Total Return (1)	-0.7%
Ratios to weighted average net assets (2):
Net investment income before incentive fees	0.0%
Net investment income after incentive fees	-0.9%
Total expenses before incentive fees	15.8%
Total expenses before incentive fees, excluding interest expense	11.8%
Total expenses after incentive fees	16.7%
Total expenses after incentive fees, excluding interest expense	12.7%

Financial highlights are calculated for the Limited Partners taken as a whole.

(1)
Total Return is not annualized.
(2)
Ratios are annualized.
(10)
Incentive Fee

The Incentive Fee consists of two components, an income-based incentive fee (the “Income-Based Incentive Fee”) and a capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.

Income-Based Incentive Fee, the portion of the Incentive Compensation that is based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns (as defined herein), expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding quarter, and is subject to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized) as further described below.

The Fund will pay the Adviser the Income-Based Incentive Fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•
no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50%;
•
100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.7143% (6.8571% annualized). This portion of the Fund’s Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.7143%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of the Fund’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.7143% in any calendar quarter; and

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

•
12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.7143% (6.8571% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

The Income-Based Incentive Fees for the three months ended March 31, 2026, and for the period from February 4, 2025 (commencement of operations) to March 31, 2025, were $351,261 and $85,857, respectively.

Capital Gains-Based Incentive Fee, the second part of the Incentive Fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP (the “Capital Gains Incentive Fee”). Capital Gains-Based Incentive Fee for the three months ended March 31, 2026, and for the period from February 4, 2025 (commencement of operations) to March 31, 2025, were $0 and $0, respectively.

(11)
Lines of Credit Borrowings

Warehouse Facility

On February 4, 2025, the Fund entered into a Loan and Servicing Agreement (“Loan Agreement”) with Sumitomo Mitsui Banking Corporation, which provides for a $75,000,000 senior secured revolving credit facility (“SPV Facility”). On March 3, 2025, the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $100,000,000. On March 24, 2025, the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $160,000,000. On July 9, 2025 the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $195,000,000. On February 4, 2026, the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $215,000,000.

Advances under the SPV Facility bear interest at three-month Term SOFR (as defined in the Loan Agreement) plus an applicable spread of (i) 1.70% in connection with the acquisition by the Fund of Broadly Syndicated Loans (as defined in the Loan Agreement) and (ii) 2.25% in connection with the acquisition of any other loan asset or permitted advance under the Loan Agreement. After the revolving period ending on February 4, 2027, the applicable spread will increase to (i) 2.20% and (ii) 2.85%, respectively. The Loan Agreement provides for an unused commitment fee, from the effective date of the Loan Agreement through February 4, 2026, of 0.35% per annum on the unused commitments and 0.50% per annum, thereafter. The SPV Facility will mature on February 2, 2029. As of March 31, 2026, the SPV facility bears an interest rate at three-month Term SOFR plus 2.16%.

As of March 31, 2026 and March 31, 2025, there was $195,975,000 and $54,000,000, respectively, outstanding under the SPV Facility. As of March 31, 2026 and March 31, 2025, the Fund has incurred costs and fees of $1,872,721 and $331,796, respectively, in connection with the SPV Facility, which are being amortized over the life of the SPV Facility. As of March 31, 2026 and March 31, 2025, the unamortized fees on the SPV Facility were $1,395,364 and $323,844, respectively.

The SPV Facility is collateralized by certain loans assigned to a special purpose vehicle, CIFC Direct Lending Evergreen Fund SB SPV, LLC, which is wholly-owned by the Fund and created specifically to borrow from and hold collateral for this line of credit. Portions of all loans assigned to the SB SPV are funded by borrowings on the SPV Facility (as determined by the borrowing base), while the remaining portions of loans assigned to the SB SPV are funded by the Fund’s equity investment in the SB SPV. As of March 31, 2026 and March 31, 2025, investments with an aggregate fair value of $275,391,194 (representing 246.5% of net assets) and $181,034,985 (representing 222.4% of net assets), respectively, were pledged as collateral under the SPV Facility.

Borrowings under the SPV Facility are limited by various advance rates and concentration limits, including, but not limited to, restrictions on loan size and industry concentration. In connection with the SPV Facility, the Fund has made certain customary representations/warranties and is required to comply with reporting requirements and other customary requirements for similar facilities. The SPV Facility is subject to customary events of default for similar financing transactions. Additionally, the SPV Facility requires the maintenance of a minimum equity investment as well as restrictions on certain payments. As of March 31, 2026, the Fund was in compliance with all requirements of the SPV Facility.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

(12)
Concentrations of Risk

The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. The management monitors the financial condition of those financial institutions and does not anticipate any losses from these counterparties.

(13)
Loan Commitments

Unfunded loan commitments, include unfunded revolvers and delayed draw term loans of $13,160,602 and $17,030,259, respectively. The Fund had the following outstanding commitments to fund investments in current portfolio companies as of March 31, 2026 and December 31, 2025:

March 31, 2026 (Unaudited)
Unfunded revolver commitments	Unfunded Commitments
A.G. Adjustments Ltd.	$64,557
Abbiamo Pasta Company LLC	755,609
AIP ATCO Buyer, LLC	221,723
Ambient Enterprises Holdco LLC	868,516
BLP Buyer, Inc.	38,963
Bluebird PM Buyer, Inc.	707,267
Bradford Soap International, Inc.	293,021
Capital Construction, LLC	266,406
Centex Acquisition, LLC	319,941
CF Newco, Inc.	498,499
Deerpoint Group, LLC	235,141
DWS Buyer LLC	1,876,994
Kimbel Mechanical Systems, LLC	994,043
Lightning US Holdings, Inc.	172,924
MKD Electric, LLC	146,086
NS and Associates LLC	1,329,166
Nystrom & Associates Holding Company, Inc.	701,373
Outlook Group, LLC	679,084
Prime Providers Holdings, LLC	228,477
Rapid Pump Acquisition, Inc.	49,562
REDL Holdings, LLC	305,029
Redwood MSO, LLC	70,725
Summit Hosting LLC	61,189
Uniloy, Inc.	625,661
Votaw Precision Technologies, LLC	798,063
Western Smokehouse Partners, LLC	852,583
Total	$13,160,602

Unfunded delayed draw commitments	Unfunded Commitments
Ambient Enterprises Holdco LLC	$3,973,035
Bluebird PM Buyer, Inc.	884,083
Bradford Soap International, Inc.	542,632
Deerpoint Group, LLC	506,457
DWS Buyer LLC	3,128,323
Everest AcquisitionCo, LLC	914,286
Lightning US Holdings, Inc.	25,247
Nystrom & Associates Holding Company, Inc.	453,829
Outlook Group, LLC	1,086,535

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

Panorama Eye Care, LLC	1,444,003
Redwood MSO, LLC	93,272
Summit Hosting LLC	1,837,987
SV-Aero Holdings, LLC	278,743
Votaw Precision Technologies, LLC	1,861,827
Total	$17,030,259

December 31, 2025

Unfunded revolver commitments	Unfunded Commitments
A.G. Adjustments Ltd.	$64,557
Abbiamo Pasta Company LLC	755,609
AIP ATCO Buyer, LLC	299,224
Ambient Enterprises Holdco LLC	868,516
Berlin Rosen, LLC	70,580
BLP Buyer, Inc.	88,995
Bluebird PM Buyer, Inc.	884,083
Capital Construction, LLC	466,210
Centex Acquisition, LLC	234,133
CF Newco, Inc.	498,499
DWS Buyer LLC	1,876,994
Kimbel Mechanical Systems, LLC	1,296,578
Lightning US Holdings, Inc.	172,924
MKD Electric, LLC	240,731
NS and Associates LLC	1,329,166
Nystrom & Associates Holding Company, Inc.	804,516
Outlook Group, LLC	679,084
Rapid Pump Acquisition, Inc.	49,562
REDL Holdings, LLC	305,029
Redwood MSO, LLC	283,318
Uniloy, Inc.	125,396
Votaw Precision Technologies, LLC	1,117,288
Western Smokehouse Partners, LLC	852,585
Total	$13,363,577

Unfunded delayed draw commitments	Unfunded Commitments
Ambient Enterprises Holdco LLC	$3,833,150
Bluebird PM Buyer, Inc.	884,083
DWS Buyer LLC	3,128,323
Everest AcquisitionCo, LLC	914,286
Lightning US Holdings, Inc.	134,881
Nystrom & Associates Holding Company, Inc.	453,829
Outlook Group, LLC	1,086,535
Panorama Eye Care, LLC	2,062,861
Redwood MSO, LLC	316,629
SV-Aero Holdings, LLC	278,743
Votaw Precision Technologies, LLC	1,861,827
Western Smokehouse Partners, LLC	482,023

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

Total	$15,437,170

(14)
Risk Factors

The Fund holds equity investments in various companies. Certain events particular to each industry in which the Fund invests and the general economic and political conditions, may have a significant negative effect on the investee’s operations and profitability. In addition, the Fund is subject to changing regulatory and tax environments. These events are beyond the Fund’s control and the likelihood that they may occur cannot be predicted. Furthermore, most of the Fund’s investments are made in private operating companies whose shares do not trade on established exchanges. The Fund’s ability to liquidate its private operating companies and realize value is subject to significant limitations and uncertainties.

(15)
Guarantees and Uncertainties

In the normal course of business, the Fund may enter into guarantees on behalf of portfolio companies. Under these arrangements, the Fund would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. As of March 31, 2026, the Fund had no such guarantees outstanding.

The Fund has provided general indemnifications to the General Partner, any affiliate of the General Partner, and any person acting on behalf of the General Partner or that affiliate when they act, in good faith, in the best interest of the Fund. The Fund is unable to develop an estimate of the maximum potential amount of the future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

(16)
Related Party Transactions

The General Partner of the Fund shares common ownership with the general partner of other funds managed by the Management Company and its affiliates, including but not limited to, other commingled funds, funds of one or co-investment vehicles (each, a “Fund” and collectively and together with the general partner of each Fund, “Other Entities”). Certain Other Entities invest in investments under the same strategy as the Fund and may be allocated the same assets in accordance with the Management Company’s allocation policy.

Certain expenses of the Fund may initially be invoiced to the Management Company. Subsequently, those amounts are reimbursed by the Fund in accordance with the Partnership Agreement. All expenses chargeable to the Other Entities and/or other affiliates are allocated among them as determined in good faith by the General Partner and the Management Company and in accordance with the relevant expense allocation policies.

Expenses that are not specific to an investment are typically allocated between the Fund and Other Entities and other affiliates based on each Fund’s relative net asset value as of the beginning of each calendar month in which such costs were incurred. To the extent that expenses are specific to an investment in which the Fund and Other Entities have co-invested, such costs are allocated between the Fund and Other Entities based on each Fund’s relative interest in the applicable investment. The Advisor will allocate other expenses among the Fund and Other Entities in a fair and equitable manner taking into account such factors as it deems appropriate.

The Fund and Other Entities (“Members”) each own an equal membership interest in LBC Credit Agency Services, LLC (“Agency Services”), an entity formed to act as the administrative and collateral agent (“Agent”) for loans made by one or more of its Members as lenders. Agency Services generally will (i) receive, settle and disburse payments to and from its lenders and borrowers, (ii) provide administrative services and act as the collateral agent on behalf of the lenders, and (iii) enter into agreements and modifications as the Agent on behalf of the lenders. Agency Services may be entitled to administrative fees collected from borrowers, which are subsequently distributed to the Members in proportion to their interests in the related loans. During the period, Agency Services distributed $25,162 of administrative fees to the Fund which is reported as Lending fee income from affiliate on the Consolidated Statement of Operations. All profits and losses not associated with an investment are allocated equally among the Members.

(17)
Subsequent Events

Management has evaluated subsequent events through July 17, 2026, the date these consolidated financial statements were available to be issued. On May 29, 2026, the Fund converted by operation of law from a Delaware limited partnership to a Delaware statutory trust pursuant to the filing of a Certificate of Conversion, and changed its name from CIFC Direct Lending Evergreen Fund LP to CIFC Direct Lending Evergreen Fund. On June 1, 2026, the Fund filed Form N-54A and

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements (Unaudited)

notified the Securities and Exchange Commission that it elects, pursuant to the provisions of section 54(a) of the Investment Company Act of 1940, as amended (the “Act”), to be subject to the provisions of sections 55 through 65 of the Act. In connection with the conversion, each Limited Partner became a Shareholder of the Fund and the value of each Limited Partner's limited partnership interests was converted into a corresponding number of the Fund's common shares of beneficial interest ("Shares"). Immediately following the conversion, the Fund elected to be regulated as a BDC under the 1940 Act. On June 30, 2026, the Securities and Exchange Commission granted co-investment relief under sections 17(d) and 57(i) of the Act and rule 17d-1 under the Act. The foregoing did not result in any adjustment to the amounts recognized in the consolidated financial statements as of and for the period ended March 31, 2026.

CIFC Direct Lending Evergreen Fund LP

Consolidated Financial Statements

As of and for the Period from February 4, 2025 (commencement of operations) to December 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To CIFC Direct Lending Evergreen Fund LP

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of assets and liabilities of CIFC Direct Lending Evergreen Fund LP (the "Fund"), including the consolidated schedule of investments, as of December 31, 2025, and the related consolidated statements of operations, changes in net assets and cash flows for the period from February 4, 2025 (commencement of operations) to December 31, 2025, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2025, and the results of its operations, changes in net assets and its cash flows for the period from February 4, 2025 (commencement of operations) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on the Fund's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

May 21, 2026

We have served as the Fund's auditor since 2025.

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Assets and Liabilities

Dec. 31, 2025
Assets
Investments, at fair value
Non-controlled, non-affiliated investments (cost $283,849,715)	$280,445,552
Non-controlled, affiliated investments (cost $12,330)	3,727
Total investments, at fair value (total cost $283,862,045)	280,449,279
Cash and cash equivalents	1,734,903
Restricted cash	2,443,886
Interest receivable from non-controlled, non-affiliated investments	3,394,701
Deferred financing costs (net of accumulated amortization of $358,785)	1,435,936
Deferred offering costs	373,514
Other assets	34,369
Total assets	$289,866,588

Liabilities
Lines of credit borrowings	$182,175,000
Distributions payable	3,460,610
Interest payable	924,127
Accrued expenses	322,468
Due to affiliates	59,032
Other liabilities	53,048
Management fees payable	374,975
Income-based incentive fees payable	384,277
Total liabilities	187,753,537

Net assets:
General Partner	$474,778
Limited Partners	101,638,273
Total net assets	102,113,051
Total liabilities and net assets	$289,866,588

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated Direct Lending Loans:
Aerospace & Defense
OC Composite Works, LLC	(d)	Term Loan, Senior Secured	$1,464,116	2/4/2025	4/1/2027	S + 525 bps	9.22%	$1,456,378	$1,464,116	1.4%
SV-Aero Holdings, LLC	(d)	Term Loan, Senior Secured	1,245,635	2/4/2025	11/1/2030	S + 500 bps	8.67%	1,240,590	1,245,635	1.2%
Votaw Precision Technologies, LLC		Revolver, Senior Secured	1,010,879	3/21/2025	3/21/2030	S + 600 bps	9.86%	974,983	982,575	1.0%
Votaw Precision Technologies, LLC	(d)	Term Loan, Senior Secured	9,528,869	3/21/2025	3/21/2030	S + 600 bps	9.87%	9,368,141	9,262,061	9.1%
Votaw Precision Technologies, LLC		Delayed Draw, Senior Secured	265,008	3/21/2025	3/21/2030	S + 600 bps	9.87%	244,826	257,588	0.3%
Commercial Services & Supplies
AIP ATCO Buyer, LLC		Revolver, Senior Secured	58,472	4/28/2025	5/17/2028	S + 650 bps	10.47%	58,472	56,864	0.1%
AIP ATCO Buyer, LLC	(d)	Term Loan, Senior Secured	2,339,707	4/28/2025	5/17/2028	S + 650 bps	10.53%	2,339,707	2,275,365	2.2%
Rapid Pump Acquisition, Inc.		Revolver, Senior Secured	46,365	4/28/2025	8/4/2027	S + 575 bps	9.72%	45,693	45,613	0.0%
Rapid Pump Acquisition, Inc.	(d)	Term Loan, Senior Secured	2,125,310	4/28/2025	8/4/2027	S + 575 bps	9.72%	2,110,424	2,090,881	2.0%
Construction & Engineering
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	9,540,868	2/4/2025	6/30/2030	S + 525 bps	8.92%	9,380,322	9,445,460	9.3%
Ambient Enterprises Holdco LLC	(d)	Term Loan, Senior Secured	2,761,125	7/3/2025	6/30/2030	S + 525 bps	8.92%	2,711,416	2,733,514	2.7%
Ambient Enterprises Holdco LLC	(d)	Delayed Draw, Senior Secured	888,186	7/3/2025	6/30/2030	S + 525 bps	8.92%	837,156	879,305	0.9%
GridSource Incorporated, LLC	(d)	Term Loan, Bifurcated	11,510,461	2/18/2025	3/30/2029	S + 700 bps	10.82%	11,350,519	10,324,884	10.1%
Kelso Industries LLC	(d)	Term Loan, Senior Secured	18,225,878	2/4/2025	12/30/2029	S + 575 bps	9.57%	18,129,460	18,271,442	17.9%
Lightning Canada Holdings Limited	(d,e,i)	Term Loan, Senior Secured	119,836	2/4/2025	11/18/2029	S + 600 bps	9.67%	117,744	116,841	0.1%
Lightning US Holdings, Inc.	(d)	Term Loan, Senior Secured	992,931	2/4/2025	11/18/2029	S + 600 bps	9.67%	975,594	968,107	0.9%
Lightning US Holdings, Inc.		Delayed Draw, Senior Secured	124,505	2/4/2025	11/18/2029	S + 600 bps	9.67%	119,641	121,393	0.1%
MKD Electric, LLC		Revolver, Senior Secured	1,324,021	4/28/2025	5/31/2029	S + 625 bps	10.12%	1,299,226	1,309,457	1.3%
MKD Electric, LLC	(d)	Term Loan, Senior Secured	22,713,342	3/3/2025	5/31/2029	S + 625 bps	10.12%	22,290,066	22,463,496	22.0%
Containers & Packaging
Outlook Group, LLC		Revolver, Senior Secured	2,857,723	2/4/2025	11/26/2029	S + 575 bps	9.74%	2,812,698	2,764,847	2.7%
Diversified Consumer Services
Capital Construction, LLC	(d)	Term Loan, Senior Secured	2,235,788	4/28/2025	10/22/2026	S + 575 bps	9.72%	2,230,937	2,200,015	2.2%
Food Products
Abbiamo Pasta Company LLC	(d)	Term Loan, Senior Secured	9,300,791	2/10/2025	2/10/2030	S + 600 bps	9.72%	9,147,882	9,138,027	8.9%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	14,461,414	3/31/2025	3/31/2029	S + 550 bps	9.37%	14,226,520	14,331,261	14.0%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	304,890	4/28/2025	3/31/2029	S + 550 bps	9.37%	299,848	302,146	0.3%
Western Smokehouse Partners, LLC	(d)	Term Loan, Senior Secured	295,116	4/28/2025	3/31/2029	S + 550 bps	9.23%	290,235	292,460	0.3%
Western Smokehouse Partners, LLC	(d)	Delayed Draw, Senior Secured	1,927,520	2/4/2025	3/31/2029	S + 550 bps	9.37%	1,896,608	1,903,329	1.9%
Health Care Providers & Services
Bluebird PM Buyer, Inc.	(d)	Term Loan, Senior Secured	6,434,653	2/6/2025	2/3/2032	S + 475 bps	8.42%	6,350,671	6,434,653	6.3%
Everest AcquisitionCo, LLC	(d)	Term Loan, Senior Secured	3,070,286	7/8/2025	12/13/2028	S + 600 bps	9.72%	3,018,047	3,042,653	3.0%
NS and Associates LLC	(d)	Term Loan, Senior Secured	14,761,056	8/6/2025	8/6/2030	S + 525 bps	9.07%	14,557,586	14,598,684	14.3%
Nystrom & Associates Holding Company, Inc.		Revolver, Senior Secured	175,343	2/7/2025	6/28/2027	S + 525 bps	9.18%	167,734	170,083	0.2%
Nystrom & Associates Holding Company, Inc.	(d)	Term Loan, Senior Secured	4,564,287	2/7/2025	6/28/2027	S + 525 bps	9.18%	4,528,840	4,427,358	4.3%
Nystrom & Associates Holding Company, Inc.	(d)	Term Loan, Senior Secured	2,314,917	8/1/2025	6/28/2027	S + 525 bps	9.18%	2,292,342	2,245,470	2.2%
Nystrom & Associates Holding Company, Inc.		Delayed Draw, Senior Secured	163,997	2/7/2025	6/28/2027	S + 525 bps	9.18%	159,199	159,078	0.2%
Panorama Eye Care, LLC		Revolver, Senior Secured	1,031,431	2/4/2025	1/22/2030	S + 675 bps	10.48%	1,010,503	988,111	1.0%
Panorama Eye Care, LLC	(d)	Term Loan, Senior Secured	5,971,339	2/4/2025	1/22/2030	S + 675 bps	10.62%	5,850,179	5,720,542	5.6%
Redwood MSO, LLC		Revolver, Senior Secured	120,339	2/4/2025	12/20/2029	S + 550 bps	9.17%	113,742	118,390	0.1%
Redwood MSO, LLC	(d)	Term Loan, Senior Secured	5,781,180	2/4/2025	12/20/2029	S + 550 bps	9.17%	5,686,690	5,687,525	5.6%
Redwood MSO, LLC		Delayed Draw, Senior Secured	623,926	2/4/2025	12/20/2029	S + 550 bps	9.17%	605,591	613,819	0.6%
Household Durables
Centex Acquisition, LLC		Revolver, Senior Secured	1,108,093	4/28/2025	5/9/2029	S + 550 bps	9.36%	1,104,745	1,106,985	1.1%
Centex Acquisition, LLC	(d)	Term Loan, Senior Secured	5,860,141	4/28/2025	5/9/2029	S + 550 bps	9.47%	5,835,627	5,854,280	5.7%
Kimbel Mechanical Systems, LLC	(d)	Term Loan, Senior Secured	5,151,013	7/3/2025	6/28/2029	S + 450 bps	8.17%	5,096,867	5,086,625	5.0%
IT Services
DeFY Security LLC	(d)	Term Loan, Senior Secured	2,262,293	4/4/2025	12/31/2028	S + 550 bps	9.64%	2,226,050	2,236,955	2.2%
Engineering Research and Consulting, LLC	(d)	Term Loan, Senior Secured	9,949,749	7/10/2025	8/29/2031	S + 500 bps	8.67%	9,800,157	7,263,317	7.1%
Machinery
Uniloy, Inc.		Revolver, Senior Secured	1,128,568	3/4/2025	3/4/2030	S + 575 bps	9.62%	1,107,651	1,125,183	1.1%
The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Uniloy, Inc.	(d)	Term Loan, Senior Secured	8,543,168	3/4/2025	3/4/2030	S + 575 bps	9.74%	8,400,657	8,517,538	8.3%
Media
Berlin Rosen, LLC		Revolver, Senior Secured	399,953	4/28/2025	1/14/2027	S + 550 bps	9.47%	395,691	393,954	0.4%
Berlin Rosen, LLC	(d)	Term Loan, Senior Secured	6,756,934	4/28/2025	1/14/2027	S + 550 bps	9.47%	6,695,733	6,655,580	6.5%
Personal Care Products
DWS Buyer LLC		Revolver, Senior Secured	9,510,101	7/29/2025	7/29/2031	S + 550 bps	9.70%	9,377,606	9,379,813	9.2%
Professional Services
A.G. Adjustments, Ltd.		Revolver, Senior Secured	43,038	4/28/2025	6/29/2026	S + 550 bps	9.49%	42,452	42,392	0.0%
A.G. Adjustments, Ltd.	(d)	Term Loan, Senior Secured	2,623,589	4/28/2025	6/29/2026	S + 550 bps	9.49%	2,609,291	2,584,235	2.5%
ES Ventures LLC	(d)	Term Loan, Senior Secured	2,485,665	8/1/2025	12/13/2028	S + 475 bps	8.74%	2,458,459	2,457,826	2.4%
ES Ventures LLC	(d)	Term Loan, Senior Secured	2,175,976	8/8/2025	12/13/2028	S + 475 bps	8.74%	2,152,024	2,151,605	2.1%
Software
CF Newco, Inc.		Revolver, Senior Secured	268,423	2/4/2025	12/10/2029	S + 600 bps	9.67%	261,989	268,423	0.3%
CF Newco, Inc.	(d)	Term Loan, Senior Secured	9,670,883	2/4/2025	12/10/2029	S + 600 bps	9.74%	9,589,756	9,767,592	9.6%
REDL Holdings, LLC		Revolver, Senior Secured	610,058	2/4/2025	12/13/2029	S + 725 bps	11.21%	584,548	591,756	0.6%
REDL Holdings, LLC	(d)	Term Loan, Senior Secured	13,329,765	2/4/2025	12/13/2029	S + 725 bps	11.10%	12,940,145	12,929,872	12.7%
Trading Companies & Distributors
BLP Buyer, Inc.		Revolver, Senior Secured	286,249	4/28/2025	12/22/2029	S + 625 bps	9.97%	277,917	278,807	0.3%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	3,715,338	4/28/2025	12/22/2029	S + 625 bps	9.97%	3,632,840	3,618,739	3.5%
BLP Buyer, Inc.	(d)	Term Loan, Senior Secured	58,390	8/29/2025	12/22/2029	S + 625 bps	10.29%	57,584	56,872	0.1%

Total Non-controlled/non-affiliated Direct Lending Loans								244,943,999	241,821,397	236.8%

Non-controlled/non-affiliated Broadly Syndicated Loans:
Automobile Components
Clarios Global LP (fka Power Solutions)	(d,f)	Term Loan, Senior Secured	1,496,250	2/6/2025	1/14/2032	S + 275 bps	6.47%	1,497,894	1,505,833	1.5%
Tenneco Inc.	(d,f)	Term Loan, Senior Secured	497,436	7/9/2025	11/17/2028	S + 475 bps	8.74%	488,823	488,701	0.5%
Tenneco Inc.	(d,f)	Term Loan, Senior Secured	350,000	8/20/2025	11/17/2028	S + 500 bps	8.77%	348,045	344,657	0.3%
Beverages
Primo Brands( f.k.a Triton Water Holdings)	(d,f,i)	Term Loan, Senior Secured	498,741	10/14/2025	3/31/2028	S + 225 bps	5.92%	498,741	500,738	0.5%
Capital Markets
Cetera Financial Group, Inc.	(d,f)	Term Loan, Senior Secured	548,618	11/20/2025	8/9/2030	S + 300 bps	6.72%	548,618	551,411	0.5%
Osaic Holdings, Inc. fka Advisor Group	(d,f)	Term Loan, Senior Secured	1,500,000	7/22/2025	7/16/2032	S + 300 bps	6.60%	1,503,582	1,508,010	1.5%
Commercial Services & Supplies
Pitney Bowes Inc	(d,f,i)	Term Loan, Senior Secured	746,171	7/2/2025	3/19/2032	S + 375 bps	7.47%	747,047	743,142	0.7%
Diversified Consumer Services
KinderCare (KUEHG Corp.)	(d,f,i)	Term Loan, Senior Secured	1,980,050	7/1/2025	6/12/2030	S + 275 bps	6.42%	1,981,373	1,927,381	1.9%
Medforth Global Healthcare Education (fka St. George's)	(d,f)	Term Loan, Senior Secured	1,446,038	3/12/2025	2/10/2029	S + 275 bps	6.47%	1,442,175	1,401,297	1.4%
Diversified Telecommunication Services
Acquisitions Cogeco Cable II L.P. (Atlantic Broadband (Penn) Holdings, Inc.)	(d,f)	Term Loan, Senior Secured	1,592,376	7/22/2025	9/1/2028	S + 250 bps	6.33%	1,588,914	1,539,270	1.5%
SubCom	(d,f)	Term Loan, Senior Secured	500,000	7/10/2025	1/30/2031	S + 350 bps	7.22%	502,980	504,500	0.5%
Entertainment
Creative Artists	(d,f)	Term Loan, Senior Secured	1,995,000	7/22/2025	10/1/2031	S + 250 bps	6.22%	2,001,992	2,004,975	2.0%
WME/IMG Worldwide	(d,f)	Term Loan, Senior Secured	1,496,241	2/4/2025	3/24/2032	S + 275 bps	6.47%	1,498,898	1,506,714	1.5%
Financial Services
Hudson River Trading	(d,f)	Term Loan, Senior Secured	498,737	2/4/2025	3/18/2030	S + 275 bps	6.49%	500,442	501,473	0.5%
Food Products
Actus Nutrition (fka Milk Specialties)	(d,f)	Term Loan, Senior Secured	997,500	7/22/2025	7/8/2032	S + 450 bps	8.25%	999,862	1,004,363	1.0%
Health Care Providers & Services
Lifepoint Hospitals, Inc. (aka Lakers Holding Corp.)	(d,f)	Term Loan, Senior Secured	997,481	2/4/2025	5/17/2031	S + 375 bps	7.65%	995,277	1,001,870	1.0%
MyEyeDr	(d,f)	Term Loan, Senior Secured	500,000	12/31/2025	4/15/2031	S + 300 bps	6.72%	503,014	502,083	0.5%
Southern Veterinary Partners, LLC	(d,f)	Term Loan, Senior Secured	997,500	7/7/2025	12/11/2031	S + 250 bps	6.37%	1,001,032	997,415	1.0%
Health Care Technology
Zelis Healthcare Corporation	(d,f)	Term Loan, Senior Secured	1,980,000	2/4/2025	11/26/2031	S + 325 bps	6.97%	1,988,790	1,967,625	1.9%
Hotels, Restaurants & Leisure
AGS LLC	(d,f)	Term Loan, Senior Secured	748,125	7/7/2025	6/14/2032	S + 475 bps	8.42%	740,836	735,343	0.7%
Ignite	(d,f)	Term Loan, Senior Secured	1,246,875	7/10/2025	5/10/2032	S + 475 bps	8.42%	1,246,592	1,249,331	1.2%
Industrial Conglomerates
Madison IAQ	(d,f)	Term Loan, Senior Secured	746,752	2/6/2025	6/21/2028	S + 250 bps	6.70%	746,887	751,202	0.7%
Insurance
AMWINS Group, Inc.	(d,f)	Term Loan, Senior Secured	1,989,950	2/4/2025	1/23/2032	S + 225 bps	5.97%	1,994,611	1,997,919	2.0%
Asurion, LLC (fka Asurion Corporation)	(d,f)	Term Loan, Senior Secured	1,492,288	7/3/2025	8/19/2028	S + 400 bps	7.82%	1,481,099	1,495,840	1.5%
BroadStreet Partners	(d,f)	Term Loan, Senior Secured	1,492,178	3/12/2025	6/14/2031	S + 275 bps	6.47%	1,497,433	1,498,825	1.5%
IT Services
Presidio	(d,f)	Term Loan, Senior Secured	1,486,250	7/2/2025	6/27/2031	S + 300 bps	6.78%	1,489,489	1,489,512	1.5%

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Principal amount	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Life Sciences Tools & Services
Syneos Health, Inc. (FKA INC Research, LLC)	(d,f)	Term Loan, Senior Secured	994,937	7/3/2025	9/27/2030	S + 400 bps	7.67%	986,991	997,230	1.0%
Media
Cengage Learning Acquisitions, Inc. (Thomson Learning)	(d,f)	Term Loan, Senior Secured	1,482,519	2/5/2025	3/24/2031	S + 350 bps	7.23%	1,486,399	1,490,361	1.5%
Professional Services
Clarivate Analytics (fka Intellectual Property & Science)	(d,f,i)	Term Loan, Senior Secured	1,500,000	2/4/2025	1/31/2031	S + 275 bps	6.47%	1,501,662	1,482,908	1.5%
Grant Thornton Advisors LLC	(d,f)	Term Loan, Senior Secured	129,627	3/11/2025	6/2/2031	S + 275 bps	6.47%	129,020	130,033	0.1%
Software
BMC Software Inc.	(d,f)	Term Loan, Senior Secured	743,128	2/6/2025	7/30/2031	S + 300 bps	6.82%	745,560	742,069	0.7%
Cloud Software Group, Inc. (aka Citrix fka TIBCO Software)	(d,f)	Term Loan, Senior Secured	598,500	8/29/2025	3/21/2031	S + 325 bps	6.92%	600,651	599,948	0.6%
McAfee	(d,f)	Term Loan, Senior Secured	1,243,719	2/7/2025	3/1/2029	S + 300 bps	6.72%	1,232,986	1,151,851	1.1%
Textiles, Apparel & Luxury Goods
Authentic Brands	(d,f)	Term Loan, Senior Secured	1,977,463	2/7/2025	12/21/2028	S + 225 bps	5.97%	1,973,905	1,982,910	1.9%

Total Non-controlled/non-affiliated Broadly Syndicated Loans								38,491,620	38,296,740	37.5%

Non-controlled/non-affiliated Unfunded Commitments:
Aerospace & Defense
SV-Aero Holdings, LLC		Revolver, Senior Secured	-	2/4/2025	11/1/2030	Fixed	1.00%	-	-	-%
Construction & Engineering
Ambient Enterprises Holdco LLC	(h)	Revolver, Senior Secured	-	4/28/2025	12/8/2029	Fixed	0.50%	(14,073)	(14,073)	(0.0%)
Lightning US Holdings, Inc.	(h)	Revolver, Senior Secured	-	2/4/2025	11/18/2029	Fixed	1.00%	(4,026)	(4,026)	(0.0%)
Containers & Packaging
Outlook Group, LLC	(h)	Revolver, Senior Secured	-	2/4/2025	11/26/2029	Fixed	0.50%	(10,699)	(10,699)	(0.0%)
Outlook Group, LLC	(h)	Delayed Draw, Senior Secured	-	2/4/2025	11/26/2029	Fixed	1.00%	(12,555)	(12,555)	(0.0%)
Diversified Consumer Services
Capital Construction, LLC	(h)	Revolver, Senior Secured	-	4/28/2025	10/22/2026	Fixed	0.50%	(1,012)	(1,012)	(0.0%)
Food Products
Abbiamo Pasta Company LLC	(h)	Revolver, Senior Secured	-	2/10/2025	2/10/2030	Fixed	0.50%	(12,422)	(12,422)	(0.0%)
Western Smokehouse Partners, LLC	(h)	Revolver, Senior Secured	-	3/31/2025	3/31/2029	Fixed	0.50%	(13,956)	(13,956)	(0.0%)
Health Care Providers & Services
Bluebird PM Buyer, Inc.	(h)	Revolver, Senior Secured	-	2/6/2025	2/3/2032	Fixed	0.50%	(11,539)	(11,539)	(0.0%)
Bluebird PM Buyer, Inc.	(h)	Delayed Draw, Senior Secured	-	2/6/2025	2/3/2032	Fixed	1.00%	(5,769)	(5,769)	(0.0%)
Everest AcquisitionCo, LLC	(h)	Delayed Draw, Senior Secured	-	7/8/2025	12/13/2028	Fixed	1.00%	(7,778)	(7,778)	(0.0%)
NS and Associates LLC	(h)	Revolver, Senior Secured	-	8/6/2025	8/6/2030	Fixed	0.50%	(18,322)	(18,322)	(0.0%)
Panorama Eye Care, LLC	(h)	Delayed Draw, Senior Secured	-	2/4/2025	1/22/2030	Fixed	1.00%	(41,856)	(41,856)	(0.0%)
Household Durables
Kimbel Mechanical Systems, LLC	(h)	Revolver, Senior Secured	-	7/3/2025	6/28/2029	Fixed	0.50%	(13,629)	(13,629)	(0.0%)
Personal Care Products
DWS Buyer LLC	(h)	Revolver, Senior Secured	-	7/29/2025	7/29/2031	Fixed	0.50%	(26,150)	(26,150)	(0.0%)
DWS Buyer LLC	(h)	Delayed Draw, Senior Secured	-	7/29/2025	7/29/2031	Fixed	1.00%	(21,792)	(21,792)	(0.0%)

Total Non-controlled/non-affiliated Unfunded Commitments								(215,578)	(215,578)	(0.2%)

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Schedule of Investments

As of December 31, 2025

Investments		Type	Shares / Units	Acquisition date	Maturity date	Current election plus spread (a)	Current interest rate (b)	Cost (c)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated Equity Investments:
Food, Beverage & Tobacco
Pasta Holdings LLC		Equity, Common	630	2/10/2025				629,674	542,993	0.5%

Total Non-controlled/non-affiliated Equity Investments								629,674	542,993	0.5%

Non-controlled/affiliated Equity Investments:
Other
LBC Credit Agency Services, LLC	(g)	Equity, Common		2/4/2025				12,330	3,727	0.0%

Total Non-controlled/affiliated Equity Investments								12,330	3,727	0.0%

Grand Total	(j,k,l,m)							$283,862,045	$280,449,279	274.6%

(a)
Loans may bear interest at a rate that is determined by reference to SOFR ("S") or Prime ("P") and which resets periodically. Loans may also be subject to a SOFR or Prime interest rate floor. As of December 31, 2025, the reference rates for the floating rate loans were 1 month SOFR of 3.69%, 3 month SOFR of 3.65%, Prime of 6.75%.
(b)
Interest rate, including fee on unfunded commitments, in effect as of December 31, 2025.
(c)
Cost of investments is net of capitalized and unamortized transaction fees and includes capitalized payment-in-kind ("PIK") interest.
(d)
All or a portion of the loan is held by a special purpose vehicle, wholly-owned by the Fund, created specifically to borrow from and hold collateral for the Fund's warehouse lines of credit.
(e)
Portfolio Company is a foreign entity domiciled in Canada.
(f)
Security is a Level 2 security within the Fund's fair value hierarchy as included in Note (4).
(g)
LBC Credit Agency Services, LLC, a Fund affiliate that facilitates and manages certain loan transactions between borrowers and the Fund and other lenders, allocates the relevant income and expenses to the Fund. Under the Investment Company Act of 1940 (the "1940 Act"), as amended, the Fund generally is deemed to be an “affiliated person” of a portfolio company if it owns 5% or more of the portfolio company’s voting securities and generally is deemed to “control” a portfolio company if it owns more than 25% of the portfolio company’s voting securities or it has the power to exercise control over the management or policies of such portfolio company. As of December 31, 2025, the Fund held an investment in a portfolio company of which it is deemed to be an “affiliated person” but is not deemed to “control".
(h)
The negative fair value is the result of the capitalized discount on the loan and/or the unfunded commitment being valued below par. The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.
(i)
The Fund has determined the indicated investments are non-qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying assets unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund’s total assets.
(j)
Unless otherwise indicated, all securities are a Level 3 security within the Fund's fair value hierarchy as included in Note (4).
(k)
All securities are exempt from registration under the Securities Act of 1933 (the "Securities Act"), and may be deemed to be “restricted securities” under the Securities Act.
(l)
All the Fund’s investments are issued by eligible portfolio companies, as defined in the Investment Company Act of 1940, unless otherwise noted. All the Fund’s investments are issued by U.S. portfolio companies unless otherwise noted. All securities are denominated in U.S. dollars, unless otherwise stated.
(m)
All investments are non-controlled/non-affiliated investments as defined by the 1940 Act, unless otherwise noted. The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company.

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Operations

For the period from February 4, 2025 (commencement of operations) to December 31, 2025

Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$20,718,318
Fee income	1,013,420
Total investment income from non-controlled, non-affiliated investments	21,731,738
Investment income from non-controlled, affiliated investments:
Fee income from affiliate	64,969
Total investment income from non-controlled, affiliated investments	64,969
Total investment income	21,796,707

Expenses
Management fees	1,122,444
Income-based incentive fees	1,125,421
Interest expense	8,543,457
Organization costs	1,227,429
Amortization of deferred offering costs	35,816
Professional fees	189,218
Administrative costs	391,731
Other expenses	73,494
Total expenses	12,709,010
Net investment income (loss)	$9,087,697

Realized and change in unrealized gain (loss)
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	(613,927)
Net change in unrealized gain (loss) on investments:
Non-controlled, non-affiliated investments	(3,404,163)
Non-controlled, affiliated investments	(8,603)
Total net realized and change in unrealized gain (loss)	(4,026,693)
Net increase (decrease) in net assets resulting from operations	$5,061,004

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Changes in Net Assets

For the period from February 4, 2025 (commencement of operations) to December 31, 2025

	Limited Partners	General Partner	Total
Beginning Net Assets	$-	$-	$-
Increase (decrease) in net assets resulting from capital transactions
Contributions	106,759,765	500,000	107,259,765
Distributions	(10,141,692)	(66,026)	(10,207,718)
Net Increase (decrease) in net assets resulting from capital transactions	96,618,073	433,974	97,052,047
Increase (decrease) in net assets resulting from operations
Total investment income	21,682,253	114,454	21,796,707
Management fees	(1,122,444)	-	(1,122,444)
Income-based incentive fees	(1,125,421)	-	(1,125,421)
Expenses	(10,407,509)	(53,636)	(10,461,145)
Net investment income (loss)	9,026,879	60,818	9,087,697
Net realized gain (loss) on investments	(610,398)	(3,529)	(613,927)
Net change in unrealized gain (loss) on investments	(3,396,281)	(16,485)	(3,412,766)
Net increase (decrease) in net assets resulting from operations	5,020,200	40,804	5,061,004
Ending Net Assets	$101,638,273	$474,778	$102,113,051

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Consolidated Statement of Cash Flows

For the period from February 4, 2025 (commencement of operations) to December 31, 2025

Cash Flows from Operating Activities
Net increase (decrease) in net assets resulting from operations	$5,061,004
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net realized (gain) loss on investments	613,927
Net change in unrealized (gain) loss on investments	3,412,766
Accretion of deferred transaction fees	(845,328)
Amortization of deferred financing costs	358,785
Amortization of deferred offering costs	35,816
Changes in operating assets and liabilities
(Increase) decrease in interest receivable	(3,394,701)
(Increase) decrease in other assets	(34,369)
Increase (decrease) in interest payable	924,127
Increase (decrease) in accrued expenses	322,468
Increase (decrease) in due to affiliates	59,032
Increase (decrease) in management fees payable	374,975
Increase (decrease) in income-based incentive fees	384,277
Increase (decrease) in other liabilities	53,048
Acquisitions / fundings of investments	(371,442,350)
Proceeds from deferred transaction fees, net	4,974,221
Dispositions / paydowns of investments	82,837,486
Net cash provided by (used in) operating activities	(276,304,816)
Cash Flows from Financing Activities
Borrowings on line of credit facility	219,886,151
Repayments on line of credit facility	(37,711,151)
Payment of deferred financing costs	(1,794,721)
Payment of offering costs	(409,331)
Contributions	107,259,765
Distributions, net of distributions payable	(6,747,108)
Net cash provided by (used in) financing activities	280,483,605
Net increase (decrease) in cash and cash equivalents (including restricted cash)	4,178,789

Cash and cash equivalents (including restricted cash) - Note 2(e)
Beginning of period	-
End of period	$4,178,789

Supplemental cash flow information
Cash paid during the period for interest	$7,260,545
Non-cash acquisitions / fundings of investments	15,000,000
Non-cash dispositions / paydowns of investments	(15,000,000)

The accompanying notes are an integral part of these consolidated financial statements

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

(1)
Organization

CIFC Direct Lending Evergreen Fund LP (the “Fund”) was formed on November 25, 2024, and commenced operations on February 4, 2025, with CIFC Direct Lending Evergreen Fund GP LLC as the General Partner and the Limited Partners (collectively with the “Partners”) in the Fund pursuant to the Limited Partnership Agreement (the “Partnership Agreement”) dated November 25, 2024, and amended January 24, 2025, March 5, 2025, and September 30, 2025. CIFC Private Credit Management LLC, a Delaware limited liability company, (the “Adviser”, "Management Company", or the "Administrator") serves as the Investment Adviser to the Fund. The Adviser is a registered Investment Adviser under the U.S. Investment Advisers Act of 1940, as amended. The General Partner and the Adviser are affiliated entities under common control. The Fund expects to file a registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended, to provide current public information to the investment community. Effective immediately prior to the Fund filing the election to be treated as a BDC under the 1940 Act, the Fund will convert to a Delaware statutory trust and will change its name to CIFC Direct Lending Evergreen Fund.

The Fund was established to maximize current return while preserving Limited Partners’ capital primarily by directly originating and managing a diversified portfolio of senior loans to middle market companies with revenues typically less than $750 million and earnings before income tax, depreciation, and amortization (“EBITDA”) of $5 million to $50 million. The Fund will have a primary focus on senior loans. The primary types of these loans are cash flow, uni-tranche, bifurcated term, second lien and secured mezzanine. Other Fund investments may include unsecured mezzanine loans, broadly syndicated corporate loans and, to a lesser extent, equity participations, corporate leases, debtor-in-possession loans, loan pools and on a limited basis, bonds that are traded in the primary and secondary markets.

(2)
Summary of Significant Accounting Policies
(a)
Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Fund consolidates the wholly owned subsidiaries included in note 11 and has included all the assets and liabilities and revenues and expenses of the wholly owned subsidiaries in the accompanying consolidated financial statements. All intercompany balances and transactions have been eliminated upon consolidation. The Fund is an investment company under the accounting definition and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 946, Financial Services - Investment Companies.

(b)
Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of increases and decreases in Net Assets during the reporting period. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ, and such differences could be material.

(c)
Consolidation

As provided under ASC 946, the Fund will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Fund.

As of December 31, 2025, the Fund's only consolidated subsidiary was CIFC Direct Lending Evergreen Fund SB SPV, LLC ("SB SPV"). All intercompany balances and transactions have been eliminated in consolidation.

The Fund does not consolidate its equity investment in LBC Credit Agency Services, LLC.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

(d)
Valuation of Investments

The consolidated financial statements of the Fund include investments whose values, in the absence of readily ascertainable market values, have been estimated in good faith by the General Partner. However, because of the inherent uncertainty of valuations, those estimated values may differ from the values that would have been used had a ready market for these investments existed, and the differences could be material. In addition, subsequent developments which were not known or knowable at the valuation date may result in a material change in the future fair value of an investment. The Adviser has designated its valuation committee (the "Valuation Committee") to oversee the process of valuing each investment on behalf of the Fund. Generally, third-party valuation firms will be engaged to determine the fair values of the investments, and the cost of the third-party valuations will generally be incurred by the Fund.

The Fund investments will be fair valued pursuant to FASB’s ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines “fair value” as the price that the Fund would receive upon selling an asset or transferring a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market for the investment if a readily available market existed. Fair value measurements are determined within a framework that utilizes a three-tier hierarchy, which maximizes the use of observable market data inputs and minimizes the use of unobservable inputs. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability. Observable inputs reflect the assumptions that market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s own judgement about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in each circumstance. The inputs or methodology used to measure fair value of a security may not be an indication of the risks associated with investing in that security and, in the absence of readily ascertainable market values, have been estimated in good faith by the Adviser.

Investments reported at fair value are classified and disclosed in one of the following categories based on the lowest level of input that is significant to the fair value measurement:

Level 1: Assets and liabilities are valued using unadjusted quoted market prices in active markets for identical assets or liabilities as of the measurement date.

Level 2: Assets and liabilities are valued using market consensus prices that are corroborated by observable market data and quoted market prices for similar assets and liabilities.

Level 3: Assets and liabilities are valued using unobservable inputs determined in good faith by management using the process described herein.

For Level 1 or Level 2 investments for which market quotations are readily available and determined to be reliable, market quote(s) will be obtained to determine fair value. If, however, it is determined the obtained market quote(s) are unreliable or unactionable for any reason, the Valuation Committee may elect to not rely on such broker quotes. In those circumstances, reasons for such exclusion will be documented and the investment will be valued in accordance with the process described herein for investments without readily available market quotes.

Generally, for Level 3 investments, the Adviser will engage third-party valuation firms to provide fair value indications for the Fund’s investments. Notwithstanding the foregoing, the Valuation Committee may not require third-party valuations for investments under certain circumstances which may include but not be limited to new investments originated or partially sold or syndicated in an arms-length transaction to another lending party in the current quarter and investments subject to certain thresholds which may include investment size, materiality and/or other criteria as outlined in the Fund’s internal valuation procedures and methodologies, and in other circumstances where the Valuation Committee determines such valuations are not necessary.

Internal valuations will be prepared in accordance with the Fund’s internal valuation procedures and methodologies for all investments, concurrently with the third-party valuation firms, as applicable. The Valuation Committee will review the third-party valuation firms’ fair value ranges, alongside its own internal valuations to ensure reasonableness and accuracy, including assessing the reasonableness of any unobservable inputs. Generally, the midpoint of the third-party valuation firm’s valuation range will be utilized, as applicable, for each investment as the final fair value at the period end.

As part of this valuation process, there may be instances in which the fair value of an investment prepared by the third-party valuation firms does not align with internally prepared valuations. In such cases, the factors driving the

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

difference between the results of the third-party valuation firms and the Fund's own internal valuation analysis will be documented and both valuation analyses will be discussed with the Valuation Committee. Once the Valuation Committee has considered and evaluated both valuation outcomes, the Valuation Committee will conclude upon the fair value application in accordance with ASC 820 in light of the relevant facts and circumstances as of the measurement date. The Valuation Committee will either conclude to maintain use of the third-party valuation firm’s midpoint as the final fair value, or to utilize its own internal valuation as the final fair value. Use of internal valuations as the final fair value will require unanimous Valuation Committee approval and will be documented accordingly. There were no such instances occurred as of December 31, 2025, that required the Valuation Committee to deviate from the midpoint provided by the third-party valuation firm.

In substantially all the Fund’s valuations, the inputs used to measure fair value fall into different levels of the fair value hierarchy. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

(e)
Cash, Cash Equivalents and Restricted Cash

The Fund considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may consist of investments in an overnight money market account. Cash equivalents are held to meet short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) or Securities Investor Protection Corporation (SIPC) limitations. Cash and cash equivalents are carried at cost, which approximates fair value.

Restricted cash is subject to legal or contractual restriction by third parties as well as restriction to withdrawal or use, including restrictions that require the funds to be used for a specified purpose and restrictions that limit the purpose for which the funds can be used. Restricted cash represents cash held through certain of the Fund’s wholly owned subsidiaries or collateral accounts that may only be used to purchase additional collateral loans, pay accrued interest on advances, fund certain expenses, and prepay outstanding advances in connection with the Fund’s credit facilities.

The following table presents amounts included in Cash and cash equivalents (including restricted cash) as of December 31, 2025:

Dec. 31, 2025
Cash and cash equivalents	$1,734,903
Restricted cash	2,443,886
Total cash and cash equivalents (including restricted cash)	$4,178,789

(f)
Income Taxes

The Fund is classified as a partnership for federal income tax purposes. As such, each partner in the Fund is treated as the owner of its proportionate share of the partners’ capital, income, expenses and realized and unrealized gains and losses of the Fund. Therefore, no federal income tax provision is required.

The Fund files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The Fund's tax returns are subject to examination by major taxing authorities for a period of three years from when they are filed. The General Partner evaluates tax positions in accordance with ASC 740 and has not identified any tax positions that require recognition or disclosure in the consolidated financial statements.

(g)
Income Recognition

The Fund may receive loan origination fees or original issue discount (“OID”) at closing, in accordance with the terms of certain investments. Fees received and OID are initially treated as a reduction in cost and are accreted into the investment cost and income over the term of the related investment using a method that approximates the effective interest method. Upon the early payoff of all or a portion of an investment, the Fund recognizes the related unaccreted loan origination fees and OID into income. For the period ended December 31, 2025, accretion of $845,328 is included in Fee Income on the Consolidated Statement of Operations. The Fund, from time to time, may also receive amendment fees, account maintenance fees, servicing fees, loan administration fees, waiver fees, and other similar fees, which are recognized as income when earned in accordance with U.S. GAAP.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

Interest and dividend income is recorded on the accrual basis.

Payment-in-kind (“PIK”) interest is accrued on certain loans, in accordance with the terms of such loans, as additional principal. PIK is generally due upon maturity of the loan and therefore could be uncollectible in the event the borrower is unable to repay all or a portion of the loan.

Loans and other investments are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Accrued, uncapitalized interest is generally reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual designated investments may be recognized as income or applied to principal depending upon management's judgment or contractual agreement. Non-accrual investments are restored to accrual status when past due principal and interest are paid and/or in management's judgment, are likely to be collectible. The cost of non-accrual investments is written down when the General Partner believes that there is a reasonable probability that such investments will not be recovered. As of December 31, 2025, there were no investments on non-accrual status.

(h)
Gains and Losses

Gains and losses on investments are calculated by using the specific identification method.

(i)
Expenses

Expenses consist of management fees, operating expenses and other expenses incurred by the Fund in accordance with the terms of the Fund’s private placement memorandum and Partnership Agreement. Expenses are accrued when incurred.

On January 10, 2025, the Fund entered into an Administration Agreement (the “Administration Agreement”) with the Administrator. Under the terms of the Administration Agreement, the Administrator performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports, and managing the payment of expenses and the performance of administrative and professional services rendered by others. On January 10, 2025, the Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with CITCO Fund Services (USA) Inc. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement. For the period ended December 31, 2025, there were $199,731 of Administrative Costs charged to the Fund. For the period ended December 31, 2025, there were $192,000 of Sub-Administrative Costs charged to the Fund.

(j)
Deferred Financing Costs

Deferred financing costs include commitment fees and other costs incurred in connection with obtaining lines of credit. Deferred financing costs are capitalized as an asset and amortized over the term of the related line of credit utilizing the straight-line method.

(k)
Organization and Offering Costs

Costs associated with the organization of the Fund are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Fund. Offering Costs are capitalized as a deferred expense and are included in the Consolidated Statement of Assets and Liabilities. Offering Costs are amortized over twelve months to expenses on the Consolidated Statement of Operations.

(l)
Recent Accounting Pronouncement

In November 2025, the FASB issued Accounting Standards Update 2025‑08, Financial Instruments—Credit Losses (Topic 326): Purchased Loans (“ASU 2025‑08”). The amendments in ASU 2025‑08 simplify the accounting for purchased loans by expanding the use of the “gross‑up” approach to certain acquired loans that are considered seasoned. The new guidance eliminates the distinction between purchased credit‑deteriorated and certain non‑credit‑deteriorated acquired loans at acquisition, thereby improving consistency and comparability and reducing complexity in the application of the current expected credit loss (“CECL”) model. The amendments in ASU 2025‑08 are effective for annual reporting periods beginning after December 15, 2026, including interim reporting periods within those annual periods. The amendments are to be applied prospectively to loans acquired on or after the adoption date. Early adoption is permitted. The Fund is currently evaluating the impact of adopting ASU 2025‑08 on its consolidated financial statements.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

(3)
Investments

The following table shows the composition of the Fund’s investment portfolio, at amortized cost and fair value (with corresponding percentage of total portfolio investments):

	December 31, 2025
Type	Cost		Fair Value
Senior Secured Loans	$271,869,522	95.8%	$269,577,675	96.1%
Bifurcated Loans	11,350,519	4.0%	10,324,884	3.7%
Equity	642,004	0.2%	546,720	0.2%
Total	$283,862,045	100.0%	$280,449,279	100.0%

The following table shows the composition of the Fund’s investment portfolio by industry, at amortized cost and fair value (with corresponding percentage of total portfolio investments):

	December 31, 2025
Industry	Cost		Fair Value
Aerospace & Defense	$13,284,918	4.7%	$13,211,975	4.6%
Automobile Components	2,334,762	0.8%	2,339,191	0.8%
Beverages	498,741	0.2%	500,738	0.2%
Capital Markets	2,052,200	0.7%	2,059,421	0.7%
Commercial Services & Supplies	5,301,343	1.9%	5,211,865	1.9%
Construction & Engineering	67,193,045	23.7%	66,615,800	23.8%
Containers & Packaging	2,789,444	1.0%	2,741,593	1.0%
Diversified Consumer Services	5,653,473	2.0%	5,527,681	2.0%
Diversified Telecommunication Services	2,091,894	0.7%	2,043,770	0.7%
Entertainment	3,500,890	1.2%	3,511,689	1.3%
Financial Services	512,772	0.2%	505,200	0.2%
Food Products	27,464,251	9.7%	27,488,201	9.8%
Health Care Providers & Services	46,755,183	16.5%	46,622,470	16.6%
Health Care Technology	1,988,790	0.7%	1,967,625	0.7%
Hotels, Restaurants & Leisure	1,987,428	0.7%	1,984,674	0.7%
Household Durables	12,023,610	4.2%	12,034,261	4.3%
Industrial Conglomerates	746,887	0.3%	751,202	0.3%
Insurance	4,973,143	1.8%	4,992,584	1.8%
IT Services	13,515,696	4.8%	10,989,784	3.9%
Life Sciences Tools & Services	986,991	0.3%	997,230	0.4%
Machinery	9,508,308	3.3%	9,642,721	3.4%
Media	8,577,823	3.0%	8,539,895	3.0%
Personal Care Products	9,329,664	3.3%	9,331,871	3.3%
Professional Services	8,892,908	3.1%	8,848,999	3.2%
Software	25,955,635	9.1%	26,051,511	9.3%
Textiles, Apparel & Luxury Goods	1,973,905	0.7%	1,982,910	0.7%
Trading Companies & Distributors	3,968,341	1.4%	3,954,418	1.4%
Total	$283,862,045	100.0%	$280,449,279	100.0%

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

(4)
Fair Value Measurements

The Fund’s consolidated investments measured at fair value within the fair value hierarchy as of December 31, 2025, were as follows:

Investments, at fair value	Level 1	Level 2	Level 3	Total
Senior secured loans	$-	$38,296,740	$231,280,935	$269,577,675
Bifurcated loans	-	-	10,324,884	10,324,884
Equity	-	-	546,720	546,720
Total investments, at fair value	$-	$38,296,740	$242,152,539	$280,449,279

The following table provides a reconciliation of the beginning and ending balances for investments at fair value that use Level 3 inputs for the period ended December 31, 2025:

	Senior secured loans	Bifurcated loans	Equity
Balance as of February 4, 2025	$-	$-	$-
Net realized gain on investments	-	-	-
Net change in unrealized gain (loss) on investments	(2,096,969)	(1,025,635)	(95,285)
Net accretion on discount of investments	794,751	43,455	-
Purchase of investments and other adjustments to cost	255,589,809	11,419,328	642,005
Proceeds from sales of investments	(2,258,708)	-	-
Proceeds from principal repayments	(20,747,948)	(112,264)	-
Balance as of December 31, 2025	$231,280,935	$10,324,884	$546,720

Changes in valuation techniques or available market data may result in transfers into or out of an assigned level within the disclosure hierarchy. There were no transfers to/from Level 3 investments during the period ended December 31, 2025.

The following table presents quantitative information about the significant unobservable inputs of the Fund’s Level 3 investments as of December 31, 2025.

Security Type	Fair Value	Valuation Techniques	Unobservable Input	Range/Amount (Weighted Average1)
Senior secured loans	$205,746,176	Income Approach	Required Yield	7.64% to 13.15% (10.04%)
	25,534,759	Independent Pricing Source	N/A [2]	N/A [2]
Bifurcated loans	10,324,884	Market Approach	EBITDA Multiple	7.25x to 7.75x (7.50x)
Equity	546,720	Market Approach	EBITDA Multiple	7.25x to 7.75x (7.50x)

(1)
Weighted average is calculated based on the cost of each applicable investment.
(2)
As these investments are valued using unadjusted broker-dealer quotes, unobservable inputs, range, and weighted average are not applicable. The Fund received pricing from one or more type of Independent Pricing Sources, including broker-dealers (less than 2 quotes), and/or independent valuation firms.

The significant unobservable input used in the income approach of fair value measurement of the Fund’s loan investments is the required yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include future principal, interest, and fee payments. Increases or decreases in the required yield would result in a decrease or increase in the fair value measurement, respectively.

The significant inputs used in the market approach of fair value measurement of the Fund’s investments are the original purchase multiple of EBITDA, market multiples of EBITDA of comparable public companies and comparable private transactions, original multiple of revenue, and market multiples of revenue of comparable public companies and private transactions. Multiples of EBITDA such as multiples provided through indications of interest or letters of intent to acquire the business or estimated restructuring multiples may also be incorporated. When valuing loan investments using the market approach, an enterprise value analysis is utilized, which may also incorporate a required yield analysis. Increases or decreases in the multiple will result in an increase or decrease in enterprise value, respectively, resulting in an increase

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

or decrease in the fair value estimate of the investment. In certain cases, expected sale proceeds, less any fees/expenses, may be used as the enterprise value calculated in the market approach.

The carrying value of the Fund’s Lines of Credit borrowings (as defined in Note 11) approximates its fair value, which is categorized as Level 3 within the fair value hierarchy, as of December 31, 2025.

(5)
Derivative Financial Instruments

The Fund may engage in various portfolio investment strategies using derivative contracts both to increase the return of the Fund and to economically hedge, or protect, the Fund's exposure to certain risks such as credit risk, interest rate risk and foreign currency exchange rate risk. These contracts may be transacted on an exchange or over the counter. Losses may arise if the value of the contract decreases due to an unfavorable change in the market rates or values of the underlying instrument or if the counterparty does not perform under the contract. The Fund had no investments in derivative financial instruments during the period ended December 31, 2025.

(6)
Base Management Fees

The Fund will pay the Adviser a Management Fee, payable in arrears as of the first Business Day of the calendar quarter immediately following the calendar quarter for which the Management Fee is calculated, at an annual rate of 0.75% of the average of the Fund’s total gross assets at the end of the two most recently completed calendar quarters. For the Fund’s first calendar quarter, the Management Fees will be calculated based on the Fund’s total gross assets as of such quarter. The management may agree in writing with any Limited Partner to reduce or adjust the Management Fee payable with respect to such Limited Partner. The Management fees for the period ended December 31, 2025, was $1,122,444.

(7)
Allocation of Fund Income, Losses, and Distributions
(a)
Allocations

Net investment income or loss, net realized gain or loss, and unrealized gain or loss on investments are allocated to the partners in accordance with the Partnership Agreement.

(b)
Distributions

Subject to the Adviser’s overall discretion to determine the amount of Distributable Funds (which may be zero), the Fund shall make quarterly distributions of Distributable Funds to each Partner. Unless a Limited Partner elects in writing to receive in cash distributions of Distributable Funds (which may be zero and are in any case subject to the Adviser’s overall discretion), and such election is approved by the management in its sole discretion, the Fund shall reinvest any such distributions in additional interests of the Fund. Payment of applicable Distributable Funds (if any) shall be made within such number of Business Days from the applicable Quarterly Determination Date as the General Partner determines in its sole discretion. The aggregate distributions for the period ended December 31, 2025, was $10,207,718, of which $66,026 was to the General Partner and $10,141,692 was to the Limited Partners.

(8)
Capital Contributions

As of December 31, 2025, the aggregate capital contributions to the Fund are $107,259,765, of which $500,000 is by the General Partner and $106,759,765 is by the Limited Partners.

On November 26, 2024, CIFC Direct Lending Evergreen (Cayman) Fund LP (“Cayman Feeder Fund”), a Cayman Islands exempted limited partnership, was formed. The Cayman Feeder Fund invests indirectly in CIFC Direct Lending Evergreen Fund LP, through CIFC DL Evergreen Blocker LLC (the “Blocker”), which is a Limited Partner in the Fund. As of December 31, 2025, the Blocker’s capital contributions into the Fund are $102,259,765.

On November 25, 2024, CIFC Direct Lending Evergreen (US) Fund LP (“US Feeder Fund”), a Delaware limited partnership, was formed. As of December 31, 2025, the US Feeder Fund’s capital contributions into the Fund are $4,500,000.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

(9)
Financial Highlights

The following financial highlights presented for the period ended December 31, 2025, are based upon the Limited Partners’ weighted average quarterly net assets.

Total Return (1)	6.0%
Ratios to weighted average net assets (2):
Net investment income before incentive fees	12.3%
Net investment income after incentive fees	10.9%
Total expenses before incentive fees	13.9%
Total expenses before incentive fees, excluding interest expense	3.7%
Total expenses after incentive fees	15.3%
Total expenses after incentive fees, excluding interest expense	5.0%

Financial highlights are calculated for the Limited Partners taken as a whole.

(1)
Total Return is not annualized.
(2)
Ratios are annualized.
(10)
Incentive Fee

The Incentive Fee consists of two components, an income-based incentive fee (the “Income-Based Incentive Fee”) and a capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.

Income-Based Incentive Fee, the portion of the Incentive Compensation that is based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns (as defined herein), expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding quarter, and is subject to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized) as further described below.

The Fund will pay the Adviser the Income-Based Incentive Fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•
no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50%;
•
100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.7143% (6.8571% annualized). This portion of the Fund’s Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.7143%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of the Fund’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.7143% in any calendar quarter; and
•
12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.7143% (6.8571% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

The Income-Based Incentive Fees during the period ended December 31, 2025, were $1,125,421.

Capital Gains-Based Incentive Fee, the second part of the Incentive Fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP (the “Capital Gains Incentive Fee”). Capital Gains-Based Incentive Fees during the period ended December 31, 2025, were $0.

(11)
Lines of Credit Borrowings

Warehouse Facility

On February 4, 2025, the Fund entered into a Loan and Servicing Agreement (“Loan Agreement”) with Sumitomo Mitsui Banking Corporation, which provides for a $75,000,000 senior secured revolving credit facility (“SPV Facility”). On

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

March 3, 2025, the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $100,000,000. On March 24, 2025, the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $160,000,000. On July 9, 2025 the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $195,000,000. On February 4, 2026, the Fund entered into an amendment to the SPV Facility to upsize the SPV Facility to $215,000,000.

Advances under the SPV Facility bear interest at three-month Term SOFR (as defined in the Loan Agreement) plus an applicable spread of (i) 1.70% in connection with the acquisition by the Fund of Broadly Syndicated Loans (as defined in the Loan Agreement) and (ii) 2.25% in connection with the acquisition of any other loan asset or permitted advance under the Loan Agreement. After the revolving period ending on February 4, 2027, the applicable spread will increase to (i) 2.20% and (ii) 2.85%, respectively. The Loan Agreement provides for an unused commitment fee, from the effective date of the Loan Agreement through February 4, 2026, of 0.35% per annum on the unused commitments and 0.50% per annum, thereafter. The SPV Facility will mature on February 2, 2029. As of December 31, 2025, the SPV facility bears an interest rate at three-month Term SOFR plus 2.15%.

As of December 31, 2025, there was $182,175,000 outstanding under the SPV Facility. The Fund has incurred costs and fees of $1,794,721 in connection with the SPV Facility, which are being amortized over the life of the SPV Facility. As of December 31, 2025, the unamortized fees on the SPV Facility were $1,435,936.

The SPV Facility is collateralized by certain loans assigned to a special purpose vehicle, CIFC Direct Lending Evergreen Fund SB SPV, LLC, which is wholly-owned by the Fund and created specifically to borrow from and hold collateral for this line of credit. Portions of all loans assigned to the SB SPV are funded by borrowings on the SPV Facility (as determined by the borrowing base), while the remaining portions of loans assigned to the SB SPV are funded by the Fund’s equity investment in the SB SPV. As of December 31, 2025, investments with an aggregate fair value of $270,737,678 (representing 265.1% of net assets) were pledged as collateral under the SPV Facility.

Borrowings under the SPV Facility are limited by various advance rates and concentration limits, including, but not limited to, restrictions on loan size and industry concentration. In connection with the SPV Facility, the Fund has made certain customary representations/warranties and is required to comply with reporting requirements and other customary requirements for similar facilities. The SPV Facility is subject to customary events of default for similar financing transactions. Additionally, the SPV Facility requires the maintenance of a minimum equity investment as well as restrictions on certain payments. As of December 31, 2025, the Fund was in compliance with all requirements of the SPV Facility.

(12)
Concentrations of Risk

The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. The management monitors the financial condition of those financial institutions and does not anticipate any losses from these counterparties.

(13)
Loan Commitments

Unfunded loan commitments as of December 31, 2025, include unfunded revolvers and delayed draw term loans of $13,363,577 and $15,437,170, respectively. As of December 31, 2025, the Fund had the following outstanding commitments to fund investments in current portfolio companies:

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

Unfunded revolver commitments	Unfunded Commitments
A.G. Adjustments Ltd.	$64,557
Abbiamo Pasta Company LLC	755,609
AIP ATCO Buyer, LLC	299,224
Ambient Enterprises Holdco LLC	868,516
Berlin Rosen, LLC	70,580
BLP Buyer, Inc.	88,995
Bluebird PM Buyer, Inc.	884,083
Capital Construction, LLC	466,210
Centex Acquisition, LLC	234,133
CF Newco, Inc.	498,499
DWS Buyer LLC	1,876,994
Kimbel Mechanical Systems, LLC	1,296,578
Lightning US Holdings, Inc.	172,924
MKD Electric, LLC	240,731
NS and Associates LLC	1,329,166
Nystrom & Associates Holding Company, Inc.	804,516
Outlook Group, LLC	679,084
Rapid Pump Acquisition, Inc.	49,562
REDL Holdings, LLC	305,029
Redwood MSO, LLC	283,318
Uniloy, Inc.	125,396
Votaw Precision Technologies, LLC	1,117,288
Western Smokehouse Partners, LLC	852,585
Total	$13,363,577

Unfunded delayed draw commitments	Unfunded Commitments
Ambient Enterprises Holdco LLC	$3,833,150
Bluebird PM Buyer, Inc.	884,083
DWS Buyer LLC	3,128,323
Everest AcquisitionCo, LLC	914,286
Lightning US Holdings, Inc.	134,881
Nystrom & Associates Holding Company, Inc.	453,829
Outlook Group, LLC	1,086,535
Panorama Eye Care, LLC	2,062,861
Redwood MSO, LLC	316,629
SV-Aero Holdings, LLC	278,743
Votaw Precision Technologies, LLC	1,861,827
Western Smokehouse Partners, LLC	482,023
Total	$15,437,170

(14)
Risk Factors

The Fund holds equity investments in various companies. Certain events particular to each industry in which the Fund invests and the general economic and political conditions, may have a significant negative effect on the investee’s operations and profitability. In addition, the Fund is subject to changing regulatory and tax environments. These events are beyond the Fund’s control and the likelihood that they may occur cannot be predicted. Furthermore, most of the Fund’s investments are made in private operating companies whose shares do not trade on established exchanges. The Fund’s ability to liquidate its private operating companies and realize value is subject to significant limitations and uncertainties.

CIFC Direct Lending Evergreen Fund LP

Notes to Consolidated Financial Statements

(15)
Guarantees and Uncertainties

In the normal course of business, the Fund may enter into guarantees on behalf of portfolio companies. Under these arrangements, the Fund would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. As of December 31, 2025, the Fund had no such guarantees outstanding.

The Fund has provided general indemnifications to the General Partner, any affiliate of the General Partner, and any person acting on behalf of the General Partner or that affiliate when they act, in good faith, in the best interest of the Fund. The Fund is unable to develop an estimate of the maximum potential amount of the future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

(16)
Related Party Transactions

The General Partner of the Fund shares common ownership with the general partner of other funds managed by the Management Company and its affiliates, including but not limited to, other commingled funds, funds of one or co-investment vehicles (each, a “Fund” and collectively and together with the general partner of each Fund, “Other Entities”). Certain Other Entities invest in investments under the same strategy as the Fund and may be allocated the same assets in accordance with the Management Company’s allocation policy.

Certain expenses of the Fund may initially be invoiced to the Management Company. Subsequently, those amounts are reimbursed by the Fund in accordance with the Partnership Agreement. All expenses chargeable to the Other Entities and/or other affiliates are allocated among them as determined in good faith by the General Partner and the Management Company and in accordance with the relevant expense allocation policies.

Expenses that are not specific to an investment are typically allocated between the Fund and Other Entities and other affiliates based on either (i) each Fund’s relative cost of investments as of the beginning of the calendar quarter in which such costs were incurred, or (ii) each Fund’s relative commitments. To the extent that expenses are specific to an investment in which the Fund and Other Entities have co-invested, such costs are allocated between the Fund and Other Entities based on each Fund’s relative interest in the applicable investment.

The Fund and Other Entities (“Members”) each own an equal membership interest in LBC Credit Agency Services, LLC (“Agency Services”), an entity formed to act as the administrative and collateral agent (“Agent”) for loans made by one or more of its Members as lenders. Agency Services generally will (i) receive, settle and disburse payments to and from its lenders and borrowers, (ii) provide administrative services and act as the collateral agent on behalf of the lenders, and (iii) enter into agreements and modifications as the Agent on behalf of the lenders. Agency Services may be entitled to administrative fees collected from borrowers, which are subsequently distributed to the Members in proportion to their interests in the related loans. During the period, Agency Services distributed $64,969 of administrative fees to the Fund which is reported as Lending fee income from affiliate on the Consolidated Statement of Operations. All profits and losses not associated with an investment are allocated equally among the Members.

(17)
Subsequent Events

Management has evaluated subsequent events through May 21, 2026, the date these consolidated financial statements were available to be issued and noted no subsequent events that required disclosure in or adjustments to these consolidated financial statements, other than those disclosed in Note (11).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CIFC DIRECT LENDING EVERGREEN FUND

Date: July 17, 2026	By:	/s/ Asha Richards
	Name:	Asha Richards
	Title:	Authorized Person

S-1